                                                                     Exhibit 2.1









                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            JAG MEDIA HOLDINGS, INC.,

                         CRYPTOMETRICS ACQUISITION, INC.

                            CRYPTOMETRICS, INC., AND

                     THE PRINCIPAL STOCKHOLDERS NAMED HEREIN







                          Dated as of December 27, 2005

                                TABLE OF CONTENTS
                                                                            PAGE


ARTICLE I   THE MERGER.........................................................2

   1.1   The Merger............................................................2

   1.2   Closing; Effective Time...............................................2

   1.3   Effects of the Merger.................................................2

   1.4   Post-Merger Actions...................................................3

   1.5   Further Assurances....................................................3

ARTICLE II  EFFECT ON CAPITAL STOCK; SURRENDER OF CERTIFICATES AND PAYMENT.....3

   2.1   Effect on Capital Stock...............................................3

   2.2   Exchange of Company Shares and Surrender of Stock Certificates........5

   2.3   Distributions with Respect to Unexchanged Company Shares..............7

   2.4   No Further Ownership Rights in Company Common Stock...................7

   2.5   Lost, Stolen or Destroyed Certificates................................7

   2.6   Dissenters' Rights....................................................8

   2.7   Withholding...........................................................8

   2.8   Company Stock Options.................................................8

   2.9   Company Warrants......................................................9

   2.10  Company Exchangeable Shares...........................................9

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL STOCKHOLDERS......10

   3.1   Principal Stockholders' Authority Relative to the
       Operative Agreements...................................................10

   3.2   Execution; Enforceability............................................10

   3.3   Title to Securities of Company.......................................10

   3.4   No Conflicts.........................................................10

   3.5   Governmental Approvals and Filings...................................11

   3.6   Legal Proceedings....................................................11

   3.7   Other Negotiations; Brokers..........................................11

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF COMPANY.........................12

   4.1   Organization and Good Standing.......................................12

   4.2   Capitalization.......................................................12

                                TABLE OF CONTENTS
                                   (continued)
                                                                            PAGE

   4.3   Subsidiaries of Company..............................................14

   4.4   Authority and Enforceability.........................................15

   4.5   No Conflict; Authorizations..........................................15

   4.6   Financial Statements.................................................16

   4.7   No Undisclosed Liabilities...........................................17

   4.8   Taxes................................................................17

   4.9   Compliance with Law..................................................20

   4.10  Authorizations.......................................................20

   4.11  Title to Personal Properties.........................................21

   4.12  Condition of Tangible Assets.........................................21

   4.13  Real Property........................................................21

   4.14  Intellectual Property................................................22

   4.15  Absence of Certain Changes or Events.................................26

   4.16  Contracts............................................................27

   4.17  Litigation...........................................................29

   4.18  Employee Benefits....................................................29

   4.19  Labor and Employment Matters.........................................32

   4.20  Environmental........................................................33

   4.21  Related Party Transactions...........................................36

   4.22  Insurance............................................................36

   4.23  Brokers or Finders...................................................36

   4.24  No Illegal Payments..................................................36

   4.25  Information Supplied.................................................37

   4.26  Antitakeover Statutes................................................37

   4.27  Compliance with Securities Laws......................................37

ARTICLE V   REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...........37

   5.1   Organization and Good Standing.......................................37

   5.2   Capitalization.......................................................38

   5.3   Subsidiaries of Parent...............................................39

                                TABLE OF CONTENTS
                                   (continued)
                                                                            PAGE

   5.4   Authority and Enforceability.........................................40

   5.5   No Conflicts; Authorizations.........................................41

   5.6   SEC Filings; Financial Statements....................................41

   5.7   Taxes................................................................42

   5.8   Compliance with Law..................................................44

   5.9   Authorizations.......................................................44

   5.10  Title to Personal Properties.........................................45

   5.11  Condition of Tangible Assets.........................................45

   5.12  Real Property........................................................45

   5.13  Intellectual Property................................................45

   5.14  Absence of Certain Changes or Events.................................48

   5.15  Contracts............................................................49

   5.16  Legal Proceedings....................................................51

   5.17  Employee Benefits....................................................51

   5.18  Labor and Employment Matters.........................................54

   5.19  Environmental........................................................54

   5.20  Interim Operations of Merger Sub.....................................55

   5.21  Related Party Transactions...........................................56

   5.22  Insurance............................................................56

   5.23  Brokers or Finders...................................................56

   5.24  No Illegal Payments..................................................56

   5.25  Information Supplied.................................................56

   5.26  Antitakeover Statutes................................................57

   5.27  Compliance with Securities Laws......................................57

   5.28  Inclusion of Subsidiaries............................................57

ARTICLE VI  COVENANTS RELATING TO CONDUCT OF BUSINESS.........................57

   6.1   Conduct of Business by Company.......................................58

   6.2   Conduct of Business by Parent........................................60

   6.3   Exclusivity..........................................................62

ARTICLE VII ADDITIONAL AGREEMENTS.............................................65

                                TABLE OF CONTENTS
                                   (continued)
                                                                            PAGE

   7.1   Proxy Statement; Registration Statement..............................65

   7.2   Other Filings and Disclosure Schedules...............................67

   7.3   Meeting of Stockholders..............................................67

   7.4   Access to Information................................................68

   7.5   Consent of Company Stockholders......................................68

   7.6   Regulatory Approvals.................................................68

   7.7   Public Announcements.................................................69

   7.8   Indemnification......................................................69

   7.9   Tax Free Reorganization..............................................70

   7.10  Listing..............................................................70

   7.11  Affiliates...........................................................70

   7.12  Consents.............................................................70

   7.13  Notification of Certain Matters......................................71

   7.14  Conveyance Taxes.....................................................71

   7.15  Maintenance of Registration Statements...............................71

   7.16  Termination Prior to Effective Time..................................71

   7.17  Further Assurances...................................................72

ARTICLE VIII  CONDITIONS TO MERGER............................................72

   8.1   Conditions to Each Party's Obligation to Effect the Merger...........72

   8.2   Conditions to Obligations of Parent and Merger Sub to Effect
      the Merger..............................................................72

   8.3   Conditions to Obligation of Company to Effect the Merger.............73

ARTICLE IX  TERMINATION.......................................................74

   9.1   Termination..........................................................74

   9.2   Effect of Termination................................................76

   9.3   Remedies.............................................................76

ARTICLE X   MISCELLANEOUS.....................................................76

   10.1  Notices..............................................................76

   10.2  Survival.............................................................77

   10.3  Amendments and Waivers...............................................77

                                TABLE OF CONTENTS
                                   (continued)
                                                                            PAGE

   10.4  Fees and Expenses....................................................78

   10.5  Successors and Assigns...............................................78

   10.6  Governing Law........................................................78

   10.7  Consent to Jurisdiction..............................................78

   10.8  Counterparts.........................................................79

   10.9  Third Party Beneficiaries............................................79

   10.10 Entire Agreement.....................................................79

   10.11 Captions.............................................................79

   10.12 Severability.........................................................80

   10.13 Specific Performance.................................................80

ARTICLE XI  DEFINITIONS.......................................................80

   11.1  Definitions..........................................................80

   11.2  Other Defined Terms..................................................82

   11.3  Interpretation.......................................................85

Exhibits:

Exhibit A Company Voting and Lock Up Agreement
Exhibit B Certificate of Merger
Exhibit C Affiliate Agreement

Schedules:

Parent Disclosure Schedule
Company Disclosure Schedule

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of December 27, 2005 (the "AGREEMENT"), by and among JAG Media Holdings, Inc., a Nevada corporation ("PARENT"), Cryptometrics Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), Cryptometrics, Inc., a Delaware corporation (the "COMPANY") and the Principal Stockholders named herein. Capitalized terms used in this Agreement shall have the meanings assigned to them in Article XI or in the applicable Section of this Agreement to which reference is made in Article XI.

         WHEREAS, the respective Boards of Directors of Parent, Merger Sub and Company deem it advisable and in the best interests of their respective stockholders to consummate the business combination provided for herein;

         WHEREAS, in furtherance thereof, the respective Boards of Directors of Parent, Merger Sub and Company have approved this Agreement and the Merger, upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the Board of Directors of Parent has authorized the issuance of shares of Parent Common Stock pursuant to the Merger;

         WHEREAS, the Board of Directors of Company has adopted a resolution approving the Merger, declaring its advisability and determined to recommend to the stockholders of Company the adoption of this Agreement;

         WHEREAS, Parent, as the sole stockholder of Merger Sub, has adopted this Agreement;

         WHEREAS, for federal income tax purposes, it is intended that the acquisition of Company by Parent pursuant to this Agreement shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986 (the "CODE"); and

         WHEREAS, Robert Barra and Michael A. Vitale (together, the "PRINCIPAL STOCKHOLDERS", and each, a "PRINCIPAL STOCKHOLDER") collectively own beneficially and of record in excess of 50% of the outstanding capital stock of Company; and

         WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, each of the Principal Stockholders of Company are entering into lock-up and voting agreements with Parent in substantially the form attached as Exhibit A (collectively, the "COMPANY LOCK-UP AND VOTING AGREEMENTS").

         NOW, THEREFORE, in consideration of the foregoing premises and the respective representations and warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

1.1 The Merger. Subject to the terms and conditions of this Agreement and the Certificate of Merger in such form as is required by the relevant provisions of the Delaware General Corporation Law (the "DGCL") as attached hereto as Exhibit B, at the Effective Time, Merger Sub shall be merged with and into Company and the separate corporate existence of Merger Sub shall thereupon cease (the "MERGER"). As a result of the Merger, the outstanding shares of capital stock of Company and Merger Sub shall be converted or canceled in the manner provided in
Article II of this Agreement, the separate corporate existence of Merger Sub shall cease and Company shall be the surviving corporation following the Merger. Merger Sub and Company are sometimes referred to herein as the "CONSTITUENT CORPORATIONS" and Company as the surviving corporation following the Merger is sometimes referred to herein as the "SURVIVING CORPORATION."

1.2 Closing; Effective Time. The closing of the Merger (the "CLOSING") shall take place at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, at 10:00 a.m. on a date to be specified by the parties which shall be no later than two (2) Business Days after satisfaction (or waiver as provided herein) of the conditions set forth in Article VIII (other than those conditions that by their nature will be satisfied at the Closing), unless another time, date and/or place is agreed to in writing by the parties. The date upon which the Closing occurs is herein referred to as the "CLOSING DATE." Simultaneously with, or as soon as practicable following the Closing, Company, as the surviving corporation, shall file the Certificate of Merger with the Secretary of State of the State of Delaware as provided in Section 252(c) of the DGCL. The Merger shall become effective at such time as the Certificate of Merger is so filed or at such later time as is set forth in the Certificate of Merger, if different, which time is hereinafter referred to as the "EFFECTIVE TIME."

         1.3 Effects of the Merger.

            (a) At and after the Effective Time, the Merger shall have the effects specified in the DGCL.

            (b) At the Effective Time, the Certificate of Incorporation of Company shall be the Certificate of Incorporation of the Surviving Corporation until amended thereafter in accordance with applicable Delaware law.

            (c) At the Effective Time, the Bylaws of Company shall be the Bylaws of the Surviving Corporation until amended thereafter in accordance with applicable Delaware law.

            (d) At the Effective Time, the directors and officers of Company immediately prior to the Effective Time shall remain the directors and officers of the Surviving Corporation, each to hold office until their respective death, permanent disability, resignation or removal or until their respective successors are duly elected and qualified, all in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and applicable Law.

         1.4 Post-Merger Actions. Promptly after the Effective Time:

            (a) the Board of Directors of Parent will amend the Bylaws of Parent to permit a Board of Directors of not less than one (1) nor more than twelve
(12) directors;

            (b) the Board of Directors of Parent shall appoint as directors to fill some or all of such vacancies such persons as the management of the Company shall designate, which designees shall include a sufficient number of independent directors to comply with the requirements of The Sarbanes-Oxley Act of 2002 and the rules and requirements of the NASDAQ Capital Market;

            (c) the officers of Parent and the directors of Parent prior to the Effective Time shall resign as officers and directors of Parent, but not as managers and officers of Parent's wholly-owned subsidiary, JAG Media LLC;

            (d) Parent shall (i) amend Section 11 of the existing employment agreements of such officers (the "EMPLOYMENT AGREEMENTS") to fix the payout period on termination without cause at 12 months, (ii) amend Section 4 of the Employment Agreement to cancel all options granted to the officers pursuant to such section and (iii) amend Section 6 of the Employment Agreements to reduce the number of options granted to each of the officers upon a change in control from 1,000,000 to 750,000, which shall be exercisable immediately on a cashless basis, with one half of such shares being subject to a lock up period of one year from the date of the Closing;

            (e) Parent shall assign the Employment Agreements to JAG Media LLC and cause it to accept same, and such officers shall release Parent from all liability thereunder (including salary payments) except that Parent shall remain contractually obligated to carry out its obligations to fulfill any exercise of options remaining under such Employment Agreements;

            (f) JAG Media LLC shall terminate the employment of such officers under the Employment Agreements without cause;

            (g) the Board of Directors shall elect new officers of Parent.

        1.5 Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title and interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either Constituent Corporation, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title and interest in, to and under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

                                   ARTICLE II

         EFFECT ON CAPITAL STOCK; SURRENDER OF CERTIFICATES AND PAYMENT

         2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, Company or any stockholder of Company (each such stockholder, a "COMPANY STOCKHOLDER"):

         The holders of all shares of common stock of Company, par value $0.001 per share (the "COMPANY COMMON STOCK") (each such share of Company Common Stock, a "COMPANY SHARE"), issued and outstanding immediately prior to the Effective Time, including as outstanding for this purpose the total number of shares of Company Common Stock for which outstanding exchangeable shares of the Company's Canadian subsidiary can be exchanged ("OUTSTANDING COMPANY COMMON STOCK" and each an "OUTSTANDING COMPANY SHARE") shall be entitled to receive shares of fully paid and nonassessable common stock of Parent, par value $0.00001 per share ("PARENT COMMON STOCK") equal to 7.4656 times the number of shares of Parent Common Stock issued and outstanding at the Effective Time of the Merger,
(i) excluding all shares of Parent Common Stock held in the treasury of Parent, and (ii) excluding all shares of Series 2 and Series 3 Class B common stock outstanding, but (iii) including as outstanding the relevant number of shares of Parent Company stock into which shares of Parent which are still outstanding and can be converted (but have not yet been converted) by virtue of recapitalizations carried out by Parent (the "MERGER CONSIDERATION").

            (a) Each Outstanding Company Share shall be converted into the right to receive and become exchangeable, as provided in Section 2.2 hereof, for the number of shares of Parent Common Stock represented by the quotient obtained by dividing the Merger Consideration by the total number of shares of Outstanding Company Common Stock (the "EXCHANGE MULTIPLE"), subject to adjustment as provided in Section 2.2(f).

            (b) Each share of Company Common Stock held in Company's treasury shares immediately prior to the Effective Time and each share owned by any subsidiary of Company shall not represent the right to receive any Merger Consideration, and each such share shall be canceled and retired and shall cease to exist, and no cash, securities or other property shall be payable in respect thereof;

            (c) Each share of common stock of Merger Sub, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

            (d) Each Company Stockholder (after aggregating the fractional shares of Parent Common Stock that would otherwise be received by such holder) shall be entitled only to the number of shares of Parent Common Stock to which such Company Stockholder is entitled by virtue of Sections 2.1(a) and (b) or 2.2(f) rounded down to the nearest whole number. No fractional shares of Parent Common Stock shall be issued in connection with the Merger.

            (e) Unless the value of the fractional share of Parent Common Stock which otherwise would have been issued by virtue of the Merger to a Company Stockholder exceeds an aggregate cash amount of One Dollar ($1.00), determined as provided below, such Company Stockholder shall not be entitled to receive a cash payment in lieu of a fractional share of Parent Common Stock. In the event that the value of the fractional share of Parent Common Stock to be issued by virtue of the Merger to a Company Stockholder exceeds One Dollar ($1.00), any such Company Stockholder entitled to receive a fractional share of Parent Common Stock will be entitled to receive a cash payment in lieu of such fractional share in an amount determined by Parent to be equal to such fraction multiplied by the arithmetic mean of the closing prices of Parent Common Stock on the Pink Sheets LLC over the twenty (20) trading days ending three (3) trading days prior to the Closing.

            (f) If between the date of this Agreement and the Effective Time, there shall be any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or any similar event with respect to Company Common Stock or Parent Common Stock, the Exchange Multiple and the Merger Consideration and any other amounts payable pursuant to this Agreement shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or similar event.

        2.2 Exchange of Company Shares and Surrender of Stock Certificates.

            (a) Following the execution hereof, Parent shall enter into an agreement with Transfer Online, Inc., or such other transfer agent, bank or trust company of recognized standing that may be designated by Parent and is reasonably satisfactory to Company (the "EXCHANGE AGENT"). Upon Company's receipt of Company Stockholder Approval, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of Company Stockholders, certificates representing the shares of Parent Common Stock issuable pursuant to
Section 2.1 in respect of Company Shares. In the event that any amount is payable to any Company Stockholders pursuant to Section 2.1(e), Parent shall also deposit with the Exchange Agent cash in an amount sufficient to make the payments in lieu of fractional shares pursuant to Section 2.1(e). The certificates, together with any cash in dividends or distributions with respect thereto and any cash made available in lieu of fractional shares, are hereinafter referred to as the "EXCHANGE FUND".

            (b) As promptly as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of Company Shares a letter of transmittal and instructions (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to Company Shares shall pass, only upon proper delivery of the certificates representing Company Shares ("CERTIFICATES") to the Exchange Agent) for use in exchanging Company Shares for the Merger Consideration payable in respect of such Company Shares. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Company Shares shall be entitled to receive in exchange therefor that number of whole shares of Parent Common Stock to which the holder thereof is entitled pursuant to Section 2.1(a) and payment in lieu of fractional shares which such holder is entitled to receive pursuant to Section 2.1(e) in the event that the fractional shares of Parent Common Stock to be issued by virtue of the Merger to Company Stockholders exceeds an aggregate cash amount of One Dollar ($1.00) and any dividends or distributions payable pursuant to Section 2.3 and the Certificate so surrendered forthwith shall be canceled.

            (c) In the event of a transfer of Company Shares that is not registered in the transfer records of Company, shares of Parent Common Stock issued in exchange for Company Shares pursuant to Section 2.1 may be issued to a Person other than the Person in whose name the surrendered Certificate is surrendered, if (i) such Certificate is properly endorsed or is otherwise in proper form for transfer and (ii) the Person requesting such issuance pays to the Exchange Agent any and all Taxes required as a result of the issuance to a Person other than the registered holder of the Certificate or establishes by evidence satisfactory to the Exchange Agent that any such Taxes have been paid or are not payable. Until surrendered or transferred as contemplated by this
Section 2.2, each Certificate (other than Certificates representing Dissenting Shares) shall represent at all times after the Effective Time solely the right to receive, upon such surrender or transfer, in accordance with the terms hereof, the Merger Consideration (together with any amounts payable pursuant to Section 2.1(f) and/or Section 2.3) in respect of Company Common Stock represented thereby.

            (d) All shares of Parent Common Stock issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 2.1(e) and/or Section 2.3) upon surrender of the Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to Company Shares theretofore represented by Certificates. At the close of business at 5:00 pm on the day immediately preceding the Effective Time, the stock transfer books of Company shall be closed and there shall be no further registration of transfers of Company Shares thereafter on the records of Company. From and after the Effective Time, Company Stockholders shall cease to have any rights with respect to Company Shares outstanding immediately prior to the Effective Time, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be canceled and exchanged for the Merger Consideration provided for in Section 2.1 (and any amounts payable pursuant to Sections 2.1(f) and/or Section 2.3).

            (e) Any portion of the Exchange Fund that remains undistributed to Company Stockholders for six (6) months after the Effective Time shall be redelivered to Parent, and any Company Stockholders who have not theretofore complied with this Article II shall thereafter look only to Parent for the Merger Consideration to which they are entitled pursuant to Section 2.1 (and any amounts payable pursuant to Sections 2.1(f) and/or Section 2.3). Any portion of the Exchange Fund remaining unclaimed by Company Stockholders as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto. To the fullest extent permitted by Law, neither Parent nor the Surviving Corporation shall be liable to any Company Stockholder for shares of Parent Common Stock, cash or other property delivered from the Exchange Fund to a public official pursuant to any applicable abandoned property, escheat or similar Law.

            (f) Notwithstanding anything to the contrary contained herein, and in particular Sections 2.1(a) and this Section 2.2, Parent shall be bound by and fulfill any contractual obligations to any limited number of shareholders of Company who may by virtue of a contract between the Company and such shareholder be entitled to a different (larger or smaller) number of shares of Parent Common Stock than that prescribed by Section 2.1(a). Parent shall give special instructions to the Exchange Agent with respect to such shareholders and shall adjust the number of shares (up or down) to be received by all other shareholders of the Company on a pro rata basis.

            (g) Notwithstanding anything to the contrary contained herein, each Person entitled to receive shares of Parent Company Stock under this Section 2.2 shall receive them on the condition and subject to the requirement that (A) 65% of such shares may not be sold (but may be transferred (i) by gift to an immediate family member, (ii) by will or intestacy or distribution or (iii) to a trust for the benefit of the transferor or a family member) until the first anniversary of the Closing Date and the certificates evidencing such shares shall have a legend reflecting such restriction, and (B) the remaining 35% of such shares may be freely sold or transferred even within the first year following the Closing Date so long as shares of Parent Common Stock are traded on the NASDAQ Capital Market and in the event such shares cease to be traded on the NASDAQ Capital Market (or another U.S. market or exchange with no less stringent listing requirements) during such first year, Parent shall have the right to impose a stop order for the remainder of such first year on the transfer of all such shares then held by Persons who were shareholders of the Company as of the Closing Date.

            (h) Notwithstanding anything to the contrary contained herein, no certificates representing shares of Parent Common Stock shall be delivered to a Person who is an "affiliate" of Company for purposes of Rule 145 under the Securities Act of 1933 (the "SECURITIES ACT") until such Person has executed and delivered to Parent a written agreement substantially in the form attached hereto as Exhibit C (the "AFFILIATE AGREEMENT")

       2.3 Distributions with Respect to Unexchanged Company Shares. Notwithstanding any other provisions of this Agreement, no dividends or other distributions on shares of Parent Common Stock shall be paid with respect to any Company Share until such Company Share is surrendered for exchange as provided herein. Subject to the effect of applicable Laws, following surrender of any such Company Shares there shall be paid to the record holder of shares of Parent Common Stock issued in exchange therefor, without interest, (a) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such shares of Parent Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender thereof and a payment date subsequent to surrender thereof payable with respect to such shares of Parent Common Stock, less the amount of any withholding taxes which may be required thereon. No Company Stockholder shall be entitled, until the surrender of such Certificate, to vote the shares of Parent Common Stock which such holder shall have the right to receive pursuant to this Article II.

     2.4 No Further Ownership Rights in Company Common Stock. The payment of the relevant portion of the Merger Consideration in respect of each Company Share (and any amounts payable pursuant to Sections 2.1(e) and/or Section 2.3) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to each such Company Share, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of Company Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented for transfer to the Surviving Corporation, they shall be canceled and exchanged for certificates representing shares of Parent Common Stock in accordance with the procedures set forth in this Article II.

         2.5 Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and, if required by the Surviving Corporation or the Exchange Agent, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation or Exchange Agent may direct, as indemnity against any claim that may be made against it with respect to such Certificate and the payment of any fee charged by the Exchange Agent for such service, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the number of shares of Parent Common Stock (and cash, if any) to which the holder thereof is entitled pursuant to Sections 2.1 and 2.2.

         2.6 Dissenters' Rights.

            (a) Notwithstanding anything in this Agreement to the contrary, any shares of Company Common Stock held by any Company Stockholder who shall have demanded and not lost or withdrawn, or who shall be eligible to demand, appraisal rights with respect to such shares of Company Common Stock in the manner provided in the DGCL ("DISSENTING SHARES") shall not represent the right to receive any portion of the Merger Consideration. If any Company Stockholder shall fail to perfect or shall effectively withdraw or lose his right to appraisal and payment under the DGCL, as the case may be, each share of Company Common Stock held by such Company Stockholder shall thereupon, in accordance with and subject to the provisions set forth in this Article II, represent the right to receive its portion of the Merger Consideration.

            (b) Both Company and Parent, as the case may be, shall give one another prompt notice of any demands for appraisal received by Company or Parent, withdrawals of such demands and any other communications received by Company or Parent in connection with any demands for appraisal. Company may voluntarily make any payment with respect to any such demands. Company shall have the right to control all negotiations and proceedings with respect to demands for appraisal, including the right to settle any such demands.

         2.7 Withholding. Each of the Surviving Corporation, Parent and the Exchange Agent shall be entitled to deduct and withhold from the consideration payable pursuant to this Agreement to any holder of shares of Company Common Stock or Dissenting Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of applicable state, local or foreign Tax Law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Common Stock or Dissenting Shares in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Exchange Agent, as the case may be.

         2.8 Company Stock Options. At the Effective Time, each Company Stock Option outstanding shall, by virtue of the Merger and without any further action on the part of Company or the holder thereof, be assumed by Parent (each, a "REPLACEMENT OPTION"). To the extent that they replace options which qualify as "incentive stock options," each Replacement Option will be intended to qualify as an "incentive stock option" under the Code (although Parent makes no representation and warranty whatsoever that such options will so qualify). Each Replacement Option shall be subject to the same terms and conditions as the applicable Company Stock Option it replaced, except that, provided the relevant Company Stock Option does not otherwise provide, (a) each such Replacement Option shall be exercisable for, and represent the right to acquire, that whole number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to the number of shares of Company Common Stock subject to such Company Stock Option multiplied by the Exchange Multiple, and (b) the exercise price per share of Parent Common Stock shall be an amount equal to the exercise price per share of the shares of Company Common Stock subject to such Company Stock Option in effect immediately prior to the Effective Time divided by the Exchange Multiple (the exercise price per share, as so determined, being rounded up to the nearest full cent). Parent shall reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Replacement Options granted in accordance with this Section 2.8. "COMPANY STOCK OPTION" means an option to purchase shares of Company Common Stock.

         2.9 Company Warrants. At the Effective Time, each outstanding warrant to purchase shares of Company Common Stock (each, a "COMPANY WARRANT") shall, to the extent that such Company Warrant does not expire in accordance with its terms upon consummation of the Merger, be converted into a warrant to acquire, on the same terms and conditions as were applicable under such Company Warrant, provided the relevant Company Warrant does not otherwise provide, that number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to the number of shares of Company Common Stock subject to such Company Warrant multiplied by the Exchange Multiple (such new warrant, the "REPLACEMENT WARRANT"), at an exercise price per share (rounded up to the nearest whole cent) equal to (y) the exercise price per share of Company Common Stock subject to such Company Warrant divided by (z) the Exchange Multiple. Any restriction on exercise of any Company Warrant shall continue in full force and effect and the term, exercisability, schedule and other provisions of such Company Warrant shall continue in full force and effect. At or prior to the Effective Time, Company shall take all reasonable action, if any, necessary with respect to each Company Warrant to permit the replacement of such Company Warrant by Parent pursuant to this Section 2.9 and to ensure that holders of Company Warrants have no rights with respect thereto greater than those specifically provided herein.

         2.10 Company Exchangeable Shares. At the Effective Time, each outstanding exchangeable share issued by Cryptometrics Canada, Inc. (or issuable pursuant to outstanding options or warrants therefor) which is exchangeable for Company Common Stock (each, a "COMPANY EXCHANGEABLE SHARE") shall be converted into the right to acquire, on the same terms and conditions as were applicable under such Company Exchangeable Share, provided the relevant Company Exchangeable Share does not otherwise provide, that number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to the number of shares of Company Common Stock subject to such Company Exchangeable Share multiplied by the Exchange Multiple. Any restriction on exercise of any Company Exchangeable Share shall continue in full force and effect and the term, exchangeability, schedule and other provisions of such Company Exchangeable Share shall continue in full force and effect. At or prior to the Effective Time, Company and its Canadian subsidiary and Parent shall take all reasonable action, if any, necessary with respect to each Company Exchangeable Share to permit the proper modifications of such Company Exchangeable Share by Company, its Canadian Subsidiary and Parent pursuant to this Section 2.10 and the agreements relating to the Company Exchangeable Shares so as to ensure that holders of Company Exchangeable Shares have no rights with respect thereto greater or lesser than those specifically provided herein and in such agreements.

                                   ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL STOCKHOLDERS

         Each of the Principal Stockholders, severally and not jointly, represents and warrants to Parent and Merger Sub that the statements contained in this Article III are true and correct.

         3.1 Principal Stockholders' Authority Relative to the Operative Agreements. Such Principal Stockholder has all legal right, power and capacity to execute and deliver and to perform his obligations under this Agreement and the Operative Agreements to which he is a party and to consummate the Merger and the transactions contemplated hereby and thereby.

         3.2 Execution; Enforceability. This Agreement and each of the Operative Agreements to which he is a party has been duly executed and delivered by such Principal Stockholder. This Agreement and each of such Operative Agreements to which he is a party constitutes a legal, valid and binding obligation of such Principal Stockholder, enforceable against such Principal Stockholder in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors' rights generally, and (ii) the availability of injunctive relief and other equitable remedies.

         3.3 Title to Securities of Company. Such Principal Stockholder is the record and beneficial owner of the securities of Company shown as owned by such Principal Stockholder in the Company Lock Up and Voting Agreement, and immediately prior to the Effective Time, such Principal Stockholder will own such securities free and clear of all liens, claims, charges, security interests, mortgages, pledges, easements, conditional sale or other title retention agreements, defects in title, covenants or other restrictions of any kind, including, any restrictions on the use, voting, transfer or other attributes of ownership (collectively, "LIENS"), other than the rights of Parent and Merger Sub under this Agreement. The rights of a Principal Stockholder to transfer its securities in Company remains subject to any restrictions imposed on such transfer by federal and/or state securities laws and regulations.

         3.4 No Conflicts. The execution and delivery by such Principal Stockholder of this Agreement and each of the Operative Agreements to which he is a party does not, and the performance by such Principal Stockholder of his obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby did not, do not and will not:

            (a) subject to obtaining the consents, approvals and actions, making the filings and giving the notices referred to in Section 3.5 below, if any, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to such Principal Stockholder or any of his assets and properties; or

            (b) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require such Principal Stockholder to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to,
(v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon such Principal Stockholder or any of his assets and properties under, any Contract to which such Principal Stockholder is a party or by which any of his assets and properties is bound.

         3.5 Governmental Approvals and Filings.

           (a) No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of such Principal Stockholder is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which he is a party or the consummation of the transactions contemplated hereby and thereby.

           (b) Except as disclosed in the Parent Disclosure Schedule and with the exception of the filing by Parent of the Form S-4 Registration Statement with the Securities and Exchange Commission (the "SEC") and such filings required in accordance with state securities blue sky laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger (including any amendments or supplements thereto, the "FORM S-4 REGISTRATION STATEMENT"), no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Parent is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Documents to which Parent is a party or the consummation of the transactions contemplated hereby and thereby.

         3.6 Legal Proceedings. There are no Actions pending or, to the knowledge of such Stockholder, threatened against, relating to or affecting either such Principal Stockholder or any of his assets and properties which (a) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal any of the transactions contemplated hereby or thereby or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of the Operative Agreements to Parent, Merger Sub, Company or the Surviving Corporation or (b) if determined adversely to such Principal Stockholder, could reasonably be expected to result in (i) any injunction or other equitable relief against Parent, Merger Sub, Company, the Surviving Corporation or such Principal Stockholder or (ii) losses by Parent, Merger Sub, Company or the Surviving Corporation.

         3.7 Other Negotiations; Brokers. Neither such Principal Stockholder nor any of his Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of either such Principal Stockholder or any such Affiliate) (a) has entered into any agreement that conflicts with any of the transactions contemplated hereby or (b) has entered into any agreement or had any discussions with any third party regarding any transaction involving such Principal Stockholder which could result in the Surviving Corporation, Parent, Merger Sub or any general partner, limited partner, stockholder, officer, director, employee, agent or Affiliate of any of them being subject to any claim for liability to said third party as a result of entering into this Agreement or the Operative Agreements or consummating the transactions contemplated hereby and thereby. There is no investment banker, broker, finder, financial advisor or other intermediary which has been retained by or is authorized to act on behalf of any Principal Stockholder who is entitled to any fee or commission in connection with the transactions contemplated by this Agreement, except as set forth in Section 4.23. No claim exists or will exist against the Principal Stockholders, or the Surviving Corporation or, based on any action by the Principal Stockholders, against Parent for payment of any "topping," "break-up" or "bust-up" fee or any similar compensation or payment arrangement as a result of the transactions contemplated hereby.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

         Except as set forth in the disclosure schedule dated and delivered as provided in Section 7.2(b) hereof by Company to Parent (the "COMPANY DISCLOSURE SCHEDULE"), which is being concurrently delivered to Parent in connection herewith and is designated therein as being Company Disclosure Schedule, Company represents and warrants to Parent and Merger Sub that the statements contained in this Article IV are true and correct. Company Disclosure Schedule shall be arranged in paragraphs corresponding to each representation and warranty set forth in this Article IV.

         4.1 Organization and Good Standing. Company is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, has all requisite power to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which it owns or leases property or conducts any business so as to require such qualification, except for those jurisdictions where the failure to be so qualified and in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company. Company has delivered to Parent prior to the date of this Agreement true and complete copies of (i) its Charter Documents and (ii) all other existing written consents and minutes of the meetings of its stockholders, its Board of Directors and each committee of its Board of Directors held since January 1, 2002. There are no decisions or resolutions of the stockholders, Board of Directors or committees of the Board of Directors of Company, other than as disclosed in the minutes and written consents provided to Parent. Such Charter Documents are in full force and effect and Company is not in default of any provision thereunder. "CHARTER DOCUMENTS" means, with respect to any entity, the certificate of incorporation, the articles of incorporation, by-laws, articles of organization, limited liability company agreement, partnership agreement, formation agreement, joint venture agreement or other similar organizational documents of such entity (in each case, as amended).

         4.2 Capitalization.

            (a) The authorized capital stock of Company consists of 20,000,000 shares of Company Common Stock, of which 11,199,103 shares of Company Common Stock were issued and outstanding as of July 31, 2005. All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in substantial compliance with all applicable federal, state and foreign securities Laws. No shares of Company Common Stock are held by any Subsidiary of Company. No shares of Company Common Stock are held in Company's treasury.

            (b) Company has duly reserved 1,236,816 shares of Company Common Stock for future issuance pursuant to Company Stock Options (650,000 shares) and pursuant to Company Warrants (586,816 shares).

            (c) Company has also duly reserved 1,500,000 shares of Company Common Stock for future issuance upon the exchange of outstanding Company Exchangeable Shares (1,382,957 shares already included in the outstanding shares noted in Section 4.2(a) above) and certain options (86,038 shares) and certain warrants (31,005 shares) to purchase such Company Exchangeable Shares.

            (d) Except for (i) the shares of Company Common Stock outstanding as of the date hereof, (ii) Company Stock Options outstanding as of the date hereof, (iii) Company Warrants outstanding as of the date hereof and (iv) the other options, warrants, purchase rights, subscription rights, conversion rights, exchange rights and other Contracts that, directly or indirectly, could require Company to issue, sell or otherwise cause to become outstanding shares of Company Common Stock (including Company Exchangeable Shares) that are disclosed in Schedule 4.2(d)(iv) of the Company Disclosure Schedule (the "OTHER COMPANY PURCHASE RIGHTS"), Company does not have outstanding securities of any kind. Except as set forth in the preceding sentence, Company is not a party to any Contract obligating Company, directly or indirectly, to issue additional securities. As of the Effective Time, there will be no more than an aggregate of 4,000,000 shares of Company Common Stock that are then subject to Company Stock Options, Company Warrants or Other Company Purchase Rights.

            (e) All outstanding Company Stock Options, Company Warrants and Other Company Purchase Rights have been duly authorized and validly issued and were issued in substantial compliance with all applicable federal, state and foreign securities Laws. All shares of Company Common Stock subject to issuance upon exercise, conversion and/or exchange of Company Stock Options, Company Warrants and Other Company Purchase Rights, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

            (f) No Company Stock Option, Company Warrant or Other Company Purchase Right will by its terms require an adjustment in connection with the Merger, except as contemplated by this Agreement. Neither the consummation of the transactions contemplated by this Agreement, nor any action taken or to be taken by Company in connection with such transactions, will result in (i) any acceleration of exercisability or vesting or lapse of restrictions (including any right to acceleration of vesting or lapse of restrictions that is contingent upon the occurrence of a subsequent event) in favor of any holder of Company Stock Options or Company Warrants, (ii) any additional benefits for any holder of Company Stock Options or Company Warrants, or (iii) the inability of Parent after the Effective Time to exercise any right or benefit held by Company prior to the Effective Time with respect to any Company Stock Option assumed by Parent or any Company Warrant.

            (g) None of the shares of Company Common Stock, Company Stock Options, Company Warrants or Other Company Purchase Rights were issued or have been transferred in violation of, or are subject to, any preemptive rights, rights of first offer or subscription agreements. Company is not a party to any stockholder agreements, voting agreements, voting trusts or any such other similar arrangements with respect to the transfer, voting or other rights associated with its securities and to the knowledge of Company, there are no such agreements, trusts or arrangements to which Company is not a party.

            (h) Except for the repurchase at cost of the shares of Company Common Stock from employees of Company and its subsidiaries in connection with the termination of their employment, since January 1, 2002, Company has not repurchased or otherwise reacquired any of its securities. The repurchase of any such securities was duly approved and authorized by the Board of Directors and complied in all respects with applicable Law, and Company has no liability, contingent or otherwise, to make any payments with respect to any such repurchased securities. There are no obligations, contingent or otherwise, of Company to repurchase, redeem or otherwise acquire any of its securities. There are no declared or accrued unpaid dividends with respect to any of Company's securities.

            (i) Company does not have outstanding or authorized any stock appreciation, phantom stock, profit participation, or similar rights.

            (j) Company does not have outstanding any bonds, debentures, notes or other obligations or debt or equity securities the holders of which have the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matter, except for Company Exchangeable Shares and Company Stock Options and Company Warrants as set forth in 4.2(b) and (c).

            (k) Since January 1, 2002 Company has not repurchased or otherwise reacquired any of its securities. There are no obligations, contingent or otherwise, of Company to repurchase, redeem or otherwise acquire any of its securities. There are no declared or accrued unpaid dividends with respect to any of Company's securities.

        4.3 Subsidiaries of Company.

            (a) Company Disclosure Schedule contains a true and complete list of the Subsidiaries of Company and sets forth with respect to each such Subsidiary the jurisdiction of formation. The outstanding shares of capital stock of each Subsidiary of Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned by Company or another Subsidiary of Company free and clear of all Liens.

            (b) Each Subsidiary of Company is validly existing and in good standing under the Laws of the jurisdiction of its formation, has all requisite power to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which it owns or leases property or conducts any business so as to require such qualification, except for those jurisdictions where the failure to be so qualified and in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

            (c) Other than the shares of capital stock set forth in Company Disclosure Schedule, no Subsidiary of Company has outstanding securities of any kind. No Subsidiary of Company is party to any Contract obligating such Subsidiary, directly or indirectly, to issue any additional securities.

            (d) Except with respect to the exchangeable securities referred to in Section 4.2(j) above, no Subsidiary of Company has outstanding any bonds, debentures, notes or other obligations or debt or equity securities the holders of which have the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matter.

            (e) Other than the Subsidiaries set forth in Company Disclosure Schedule, neither Company nor any Subsidiary of Company, directly or indirectly, owns any securities or other interest in any corporation, partnership, joint venture or other business association or entity.

            (f) Except with respect to the exchangeable securities referred to in Section 4.2(j) above, there are no obligations, contingent or otherwise, of Company or any Subsidiary of Company to provide funds to or make an investment (in the form of a loan, capital contribution or otherwise) in any entity. 4.4 Authority and Enforceability.

            (a) Company has all necessary corporate power and authority to enter into this Agreement and the Operative Agreements, and, subject in the case of the consummation of the Merger to Company Stockholder Approval, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Company of this Agreement and the Operative Agreements and the consummation by Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Company, subject in the case of the consummation of the Merger to Company Stockholder Approval. The only stockholder approval required for the adoption of this Agreement is the delivery to Company of written consents in favor of adoption of this Agreement from the holders of a majority of the outstanding shares of Common Stock (the "COMPANY STOCKHOLDER APPROVAL"). This Agreement has been duly executed and delivered by Company and, assuming Company Stockholder Approval and due authorization, execution and delivery by Parent and Merger Sub, constitutes the valid and binding obligation of Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors' rights generally, and (ii) the availability of injunctive relief and other equitable remedies.

            (b) The Board of Directors of Company has, by the unanimous vote of all directors then in office, (i) approved this Agreement and the transactions contemplated hereby, (ii) determined that the Merger is advisable and in the best interests of Company Stockholders and (iii) resolved to recommend that Company Stockholders adopt this Agreement and directed that this Agreement be submitted to Company Stockholders for adoption. Such resolutions have not been rescinded and are in full force and effect.

        4.5 No Conflict; Authorizations.

            (a) The execution and delivery of this Agreement and the Operative Agreements by Company do not, and the performance by Company of its obligations hereunder and thereunder and the consummation by Company of the transactions contemplated hereby and thereby (in each case, with or without the giving of notice or lapse of time, or both) will not, directly or indirectly, (i) violate the provisions of Company's or any of its Subsidiaries' Charter Documents, (ii) violate or conflict with, or constitute a default, an event of default or an event creating rights of acceleration, termination, cancellation, imposition of additional obligations or loss of rights, or require a consent to assignment, under any Contract (A) to which Company or any of its Subsidiaries is a party,
(B) of which Company or any of its Subsidiaries is a beneficiary or (C) by which Company or any of its Subsidiaries or any of their respective assets is bound,
(iii) assuming compliance by Company with the matters referred to in Section 4.5(b), violate or conflict with any Law, Authorization or Order applicable to Company or any of its Subsidiaries, or give any Governmental Entity or other Person the right to challenge any of the transactions contemplated hereby or to exercise any remedy, obtain any relief under or revoke or otherwise modify any rights held under, any such Law, Authorization or Order, or (iv) result in the creation of any Liens upon any of the assets owned or used by Company or any of its Subsidiaries referred to in clauses (iii) and (iv) that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company. Section 4.5(a) of Company Disclosure Schedule sets forth all consents, waivers, assignments and other approvals and actions that are required in connection with the transactions contemplated by this Agreement under any Contract to which Company or any of its Subsidiaries is a party (collectively, "COMPANY CONSENTS") in order to preserve all rights of, and benefits to, the Surviving Corporation and its Subsidiaries thereunder.

            (b) No Authorization or Order of, registration, declaration or filing with, or notice to any Governmental Entity is required to be made, obtained, performed or given to or with respect to Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the Merger, except for (i) the filing of the Form S-4 Registration Statement with the SEC in connection with the issuance of shares of Parent Common Stock pursuant to the Merger, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) requisite state "Blue Sky" filings, (iv) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT") and the antitrust and competition Laws of all jurisdictions other than those of the United States (the "OTHER ANTITRUST LAWS") and (v) such Authorizations, Orders, registrations, declarations, filings and notices the failure to obtain or make which would not reasonably be expected to materially impair the ability of Company to perform its obligations under this Agreement and consummate the Merger or to be material to Company and its Subsidiaries taken as a whole.

        4.6 Financial Statements.

            (a) True and complete copies of Company's audited consolidated financial statements consisting of the consolidated balance sheet of Company and its Subsidiaries as at April 30 in each of the years 2004 and 2005 and the related statements of income and retained earnings, stockholders' equity and cash flow, for the years then ended (the "AUDITED FINANCIAL STATEMENTS"), and unaudited consolidated financial statements consisting of the balance sheet of Company and its Subsidiaries as at July 31, 2005 and the related statements of income and retained earnings, stockholders' equity and cash flow for the three
(3) month period then ended (the "INTERIM FINANCIAL STATEMENTS" and together with the Audited Financial Statements, the "FINANCIAL STATEMENTS"), are included in Company Disclosure Schedule.

            (b) The Financial Statements are true, complete and correct and have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, subject, in the case of the Interim Financial Statements, to normal year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the Audited Financial Statements). The Financial Statements are based on the books and records of Company and its Subsidiaries, and fairly present the financial condition of Company and its Subsidiaries as of the respective dates they were prepared and the results of the operations of Company and its Subsidiaries for the periods indicated. The consolidated balance sheet of Company and its Subsidiaries as of April 30, 2005 is referred to herein as the "BALANCE SHEET" and the date thereof as the "BALANCE SHEET DATE" and the consolidated balance sheet of Company and its Subsidiaries as of July 31, 2005 is referred to herein as the "INTERIM BALANCE SHEET" and the date thereof as the "INTERIM BALANCE SHEET DATE." Each of Company and its Subsidiaries maintains a standard system of accounting established and administered in accordance with GAAP.

        4.7 No Undisclosed Liabilities. Company and its Subsidiaries have no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise ("LIABILITIES"), except (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, and (b) those which have been incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

         4.8 Taxes.

            (a) As used in this Agreement, the following words and terms have the following definitions:

                (i) "TAX" or "TAXES" means any and all federal, state, local, or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental, profits, windfall profits, transaction, license, lease, service, service use, occupation, severance, energy, unemployment, social security, workers' compensation, capital, premium, and other taxes, assessments, customs, duties, fees, levies, or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax, or additional amounts with respect thereto.

              (ii) "TAX RETURNS" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

              (iii) "TAXING AUTHORITY" means any Governmental Entity having jurisdiction with respect to any Tax.

            (b) Each of Company and its Subsidiaries has duly and timely filed all Tax Returns required to have been filed by or with respect to Company or such Subsidiary and will duly and timely file all Tax Returns due between the date hereof and the Closing Date. Each such Tax Return correctly and completely reflects all liability for Taxes and all other information required to be reported thereon. All Taxes owed by Company and each Subsidiary of Company (whether or not shown on any Tax Return) have been timely paid (or, if due between the date hereof and the Closing Date, will be duly and timely paid). Each of Company and its Subsidiaries has adequately provided for, in its books of account and related records, all liability for all unpaid Taxes, being current Taxes not yet due and payable.

            (c) Each of Company and its Subsidiaries has withheld and timely paid all Taxes required to have been withheld and paid by it and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto.

            (d) Neither Company nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return, nor has Company or any of its Subsidiaries made (or had made on its behalf) any requests for such extensions. Neither Company nor any of its Subsidiaries has waived (or is subject to a waiver of) any statute of limitations in respect of Taxes or has agreed to (or is subject to) any extension of time with respect to a Tax assessment or deficiency.

            (e) Company Disclosure Schedule indicates those Tax Returns that have been audited and those Tax Returns that currently are the subject of audit. Except as set forth in Company Disclosure Schedule there is no Action now pending or threatened against or with respect to Company or any of its Subsidiaries in respect of any Tax or any assessment or deficiency. There are no liens for Taxes (other than current Taxes not yet due and payable) upon the assets of Company. Company has made available to Parent correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Company or any of its Subsidiaries since January 1, 2003.

            (f) Company Disclosure Schedule lists, as of the date of this Agreement, all jurisdictions in which Company or any of its Subsidiaries currently files Tax Returns. No claim has been made by an authority in a jurisdiction where Company or any of its Subsidiaries does not file Tax Returns that any of them is or may be subject to taxation by that jurisdiction or that any of them must file Tax Returns.

            (g) None of the assets or properties of Company or any of its Subsidiaries constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code. Neither Company nor any of its Subsidiaries is a party to any "safe harbor lease" within the meaning of
Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982, or to any "long-term contract" within the meaning of Section 460 of the Code. Neither Company nor any of its Subsidiaries has ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. Company is not a "foreign person" within the meaning of Section 1445 of the Code.

            (h) Neither Company nor any of its Subsidiaries has agreed to or is required to make by reason of a change in accounting method or otherwise, or could be required to make by reason of a proposed or threatened change in accounting method or otherwise, any adjustment under Section 481(a) of the Code. Neither Company nor any of its Subsidiaries has been the "distributing corporation" (within the meaning of Section 355(c)(2) of the Code) with respect to a transaction described in Section 355 of the Code within the 5-year period ending as of the date of this Agreement.

            (i) No Subsidiary of Company that is incorporated in a non-U.S. jurisdiction has, or at any time has had, an investment in "United States property" within the meaning of Section 956(c) of the Code. No Subsidiary of Company is, or at any time has been, a passive foreign investment company within the meaning of Section 1297 of the Code and neither Company nor any of its Subsidiaries is a shareholder, directly or indirectly, in a passive foreign investment company. No Subsidiary of Company that is incorporated in a non-U.S. jurisdiction is, or at any time has been, engaged in the conduct of a trade or business within the United States, or treated as or considered to be so engaged.

            (j) Neither Company nor any of its Subsidiaries (i) has ever been a party to any Tax allocation or sharing agreement or Tax indemnification agreement, (ii) has ever been a member of an affiliated, consolidated, condensed or unitary group, or (iii) has any liability for or obligation to pay Taxes of any other Person under Treas. Reg. 1.1502-6 (or any similar provision of Tax
Law), or as transferee or successor, by contract or otherwise. Neither Company nor any of its Subsidiaries is a party to any joint venture, partnership, or other arrangement that is treated as a partnership for federal income tax purposes.

            (k) Neither Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any: (i) intercompany transactions or excess loss accounts described in Treasury regulations under Section 1502 of the Code (or any similar provision of state, local, or foreign Tax Law), (ii) installment sale or open transaction disposition made on or prior to the Effective Time or (iii) prepaid amount received on or prior to the Effective Time.

            (l) Company has not entered into any transaction that constitutes a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4(b).

            (m) Company Disclosure Schedule lists each person who Company reasonably believes is, with respect to Company or any Affiliate of Company, a "disqualified individual" (within the meaning of Section 280G of the Code and the Regulations thereunder).

            (n) Neither Company nor, to the Knowledge of Company, any of its Affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that would reasonably be expected to prevent the Merger from constituting a "reorganization" under Section 368 of the Code. Company is not aware of any agreement or plan to which Company or any of its Affiliates is a party or other circumstances relating to Company or any of its Affiliates that could reasonably be expected to prevent the Merger from so qualifying as a "reorganization" under Section 368 of the Code.

            (o) The unpaid Taxes of Company (i) did not, as of the Balance Sheet Date and the Interim Balance Sheet Date, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Balance Sheet or the Interim Balance Sheet, respectively, (rather than in any notes thereto) and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Company in filing its Tax Returns. Since the Balance Sheet Date Company has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

        4.9 Compliance with Law.

            (a) Each of Company and its Subsidiaries has complied with each, and is not in violation of, any applicable Law to which Company or any of its Subsidiaries or its business, operations, assets or properties is or has been subject, except where failure to do so would not have a Material Adverse Effect on Company.

            (b) No event has occurred and no circumstances exist that (with or without the passage of time or the giving of notice) may result in a violation of, conflict with or failure on the part of Company or any of its Subsidiaries to comply with, any Law. Neither Company nor any of its Subsidiaries has received notice regarding any such violation of, conflict with, or failure to comply with, any Law.

         4.10 Authorizations.

            (a) Each of Company and its Subsidiaries owns, holds or lawfully uses in the operation of its business all Authorizations which are necessary for it to conduct its business as currently conducted or as proposed to be conducted or for the ownership and use of the assets owned or used by Company or such Subsidiary in the conduct of its business free and clear of all Liens. Such Authorizations are valid and in full force and effect and none of such Authorizations will be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement. All material Authorizations are listed in Company Disclosure Schedule.

            (b) No event has occurred and no circumstances exist that (with or without the passage of time or the giving of notice) may result in a violation of, conflict with, failure on the part of Company or any of its Subsidiaries to comply with the terms of, or the revocation, withdrawal, termination, cancellation, suspension or modification of any Authorization. Neither Company nor any of its Subsidiaries has received notice regarding any violation of, conflict with, failure to comply with the terms of, or any revocation, withdrawal, termination, cancellation, suspension or modification of, any Authorization. Neither Company nor any of its Subsidiaries is in default, nor has Company or any of its Subsidiaries received notice of any claim of default, with respect to any Authorization.

            (c) No Person other than Company or one of its Subsidiaries owns or has any proprietary, financial or other interest (direct or indirect) in any Authorization which Company or any of its Subsidiaries owns, possesses or uses in the operation of its business as now or proposed to be conducted.

         4.11 Title to Personal Properties.

            (a) With respect to personal properties and assets that they purport to own, including all properties and assets reflected as owned on Company Balance Sheet (other than inventory sold and items of obsolete equipment disposed of in the ordinary course of business since the date thereof), Company or one of its Subsidiaries has good and valid title to all of such properties and assets, free and clear of all Liens other than Permitted Liens. "PERMITTED LIENS" means, with respect to any party, (i) liens for current real or personal property taxes not yet due and payable and with respect to which such party maintains adequate reserves, (ii) workers', carriers' and mechanics' or other like liens incurred in the ordinary course of business with respect to which payment is not due and that do not impair the conduct of such party's or any of its Subsidiaries' business in any material respect or the present or proposed use of the affected property and (iii) liens that are immaterial in character, amount, and extent and which do not detract from the value or interfere with the present or proposed use of the properties they affect.

            (b) With respect to personal properties and assets that are leased, Company or one of its Subsidiaries has a valid leasehold interest in such properties and assets and all such leases are in full force and effect and constitute valid and binding obligations of the other party(ies) thereto. Neither Company nor any of its Subsidiaries nor any other party thereto is in violation of any of the terms of any such lease.

         4.12 Condition of Tangible Assets. All buildings, plants, leasehold improvements, structures, facilities, equipment and other items of tangible property and assets which are owned, leased or used by Company or any of its Subsidiaries are structurally sound, are in good operating condition and repair (subject to normal wear and tear given the use and age of such assets), are usable in the regular and ordinary course of business and conform in all material respects to all Laws and Authorizations relating to their construction, use and operation.

         4.13 Real Property.

            (a) Company Disclosure Schedule contains (i) a list of all real property and interests in real property owned in fee by Company or any of its Subsidiaries (the "COMPANY OWNED REAL PROPERTY"), and (ii) a list of all real property and interests in real property leased by Company or any of its Subsidiaries with respect to each of which the annual rental payments exceed $50,000 (the "COMPANY LEASED REAL PROPERTY").

            (b) With respect to each parcel of Company Owned Real Property, Company or one of its Subsidiaries has good and marketable title to each such parcel of Company Owned Real Property free and clear of all Liens, except (A) Permitted Liens and (B) zoning and building restrictions, easements, covenants, rights-of-way and other similar restrictions of record, none of which materially impairs the current or proposed use of such Company Owned Real Property. There are no outstanding options or rights of first refusal to purchase such parcel of Company Owned Real Property, or any portion thereof or interest therein.

            (c) Each lease with respect to Company Leased Real Property (each, a "COMPANY LEASE") is in full force and effect. Neither Company nor any of its Subsidiaries is in default under any such Company Lease and, to Company's Knowledge, no other party thereto is in default under any such Company Lease.

         4.14 Intellectual Property. The representations and warranties in this
Section 4.14 shall be true and correct except to the extent that errors and omission therein would not have a Material Adverse Effect on the Company.

            (a) As used in this Agreement, "INTELLECTUAL PROPERTY" means: (i) inventions (whether or not patentable), trade secrets, technical data, databases, customer lists, designs, tools, methods, processes, technology, ideas, know-how, source code, product road maps and other proprietary information and materials ("PROPRIETARY INFORMATION"); (ii) trademarks and service marks (whether or not registered), trade names, logos, trade dress and other proprietary indicia and all goodwill associated therewith; (iii) documentation, advertising copy, marketing materials, web-sites, specifications, mask works, drawings, graphics, databases, recordings and other works of authorship, whether or not protected by Copyright; (iv) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, design documents, flow-charts, user manuals and training materials relating thereto and any translations thereof (collectively, "SOFTWARE"); and (v) all forms of legal rights and protections that may be obtained for, or may pertain to, the Intellectual Property set forth in clauses (i) through (iv) in any country of the world ("INTELLECTUAL PROPERTY RIGHTS"), including all letters patent, patent applications, provisional patents, design patents, PCT filings, invention disclosures and other rights to inventions or designs ("PATENTS"), all registered and unregistered copyrights in both published and unpublished works ("COPYRIGHTS"), all trademarks, service marks and other proprietary indicia (whether or not registered) ("MARKS"), trade secret rights, mask works, moral rights or other literary property or authors rights, and all applications, registrations, issuances, divisions, continuations, renewals, reissuances and extensions of the foregoing.

            (b) Company Disclosure Schedule lists (by name, owner and, where applicable, registration number and jurisdiction of registration, application, certification or filing) all Intellectual Property that is owned by Company and/or one or more of its Subsidiaries (whether exclusively, jointly with another Person or otherwise) ("COMPANY OWNED INTELLECTUAL PROPERTY"); provided that Company Disclosure Schedule is not required to list items of Company Owned Intellectual Property which are both (i) immaterial to Company and its Subsidiaries and (ii) not registered or the subject of an application for registration. Except as described in Company Disclosure Schedule, Company or one of its Subsidiaries owns the entire right, title and interest to all Company Owned Intellectual Property free and clear of all Liens.

            (c) Company Disclosure Schedule lists all licenses, sublicenses and other Contracts ("COMPANY IN-BOUND LICENSES") pursuant to which a third party authorizes Company or any of its Subsidiaries to use, practice any rights under, or grant sublicenses with respect to, any Intellectual Property owned by such third party, including the incorporation of any such Intellectual Property into Company's or any of its Subsidiaries' products and, with respect to each Company In-Bound License, whether Company In-Bound License is exclusive or non-exclusive; provided, however, that Company Disclosure Schedule is not required to list Company In-Bound Licenses that consist solely of "shrink-wrap" and similar commercially available end-user licenses.

            (d) Company Disclosure Schedule lists all licenses, sublicenses and other Contracts ("COMPANY OUT-BOUND LICENSES") pursuant to which Company or any of its Subsidiaries authorizes a third party to use, practice any rights under, or grant sublicenses with respect to, any Company Owned Intellectual Property or pursuant to which Company or any of its Subsidiaries grants rights to use or practice any rights under any Intellectual Property owned by a third party and, with respect to each Company Out-Bound License, whether Company Out-Bound License is exclusive or non-exclusive.

            (e) Each Company In-Bound License and each Company Out-Bound License is in full force and effect and valid and enforceable in accordance with its terms, except where any such failure to be in full force and effect and valid and enforceable would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company. Neither Company nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without the giving of notice or lapse of time, or both, would constitute a default in the performance, observance or fulfillment of any obligation, covenant, condition or other term contained in any Company In-Bound License or Company Out-Bound License, except where any such default would not reasonably be expected to have a Material Adverse Effect on Company, and neither Company nor any of its Subsidiaries has given or received notice to or from any Person relating to any such alleged or potential default that has not been cured.

            (f) Company and/or one or more of its Subsidiaries (i) exclusively own the entire right, interest and title to all Intellectual Property that is used in or necessary for the businesses of Company and its Subsidiaries as they are currently conducted free and clear of Liens (including the design, manufacture, license and sale of all products currently under development or in production), or (ii) otherwise rightfully use or otherwise enjoy such Intellectual Property pursuant to the terms of a valid and enforceable Company In-Bound License that is listed in Company Disclosure Schedule or that is a "shrink-wrap" or similar commercially available end-user license. Company Owned Intellectual Property, together with Company's and its Subsidiaries' rights under Company In-Bound Licenses listed in Company Disclosure Schedule or that are "shrink-wrap" and similar commercially available end-user licenses (collectively, the "COMPANY INTELLECTUAL PROPERTY"), constitutes all the Intellectual Property used in or necessary for the operation of Company's and its Subsidiaries' businesses as they are currently conducted.

            (g) All registration, maintenance and renewal fees related to Patents, Marks, Copyrights and any other certifications, filings or registrations that are owned by Company or any of its Subsidiaries ("COMPANY REGISTERED ITEMS") that are currently due have been paid and all documents and certificates related to such Company Registered Items have been filed with the relevant Governmental Entity or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Items. All Company Registered Items are in good standing, held in compliance with all applicable legal requirements and enforceable by Company and/or one or more of its Subsidiaries. All Patents that have been issued to Company or any of its Subsidiaries are valid.

            (h) Company is not aware of any challenges (or any basis therefor) with respect to the validity or enforceability of any Company Intellectual Property. Neither Company nor any of its Subsidiaries has taken any action or failed to take any action that would reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation, waiver or unenforceability of any Company Intellectual Property. Company Disclosure Schedule lists all previously held Company Registered Items that Company or any of its Subsidiaries has abandoned, cancelled, forfeited or relinquished during the twelve (12) months prior to the date of this Agreement.

            (i) None of the products or services currently or formerly developed manufactured, sold, distributed, provided, shipped or licensed, by Company or any of its Subsidiaries, or which are currently under development, has infringed or infringes upon, or otherwise unlawfully used or uses, the Intellectual Property Rights of any third party. Neither Company nor any of its Subsidiaries, by conducting its business as currently conducted, has infringed or infringes upon, or otherwise unlawfully used or uses, any Intellectual Property Rights of a third party. Neither Company nor any of its Subsidiaries has received any communication alleging that Company or any of its Subsidiaries or any of their respective products, services, activities or operations infringe upon or otherwise unlawfully use any Intellectual Property Rights of a third party nor, to Company's Knowledge, is there any basis therefor. No Action has been instituted, or, to Company's Knowledge, threatened, relating to any Intellectual Property formerly or currently used by Company or any of its Subsidiaries and none of Company Intellectual Property is subject to any outstanding Order. To Company's Knowledge, no Person has infringed or is infringing any Intellectual Property Rights of Company or any of its Subsidiaries or has otherwise misappropriated or is otherwise misappropriating any Company Intellectual Property.

            (j) With respect to Company's or any of its Subsidiaries' Proprietary Information, the documentation relating thereto is current, accurate and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the special knowledge or memory of others. Company and its Subsidiaries have taken commercially reasonable steps to protect and preserve the confidentiality of all Proprietary Information owned by Company or any of its Subsidiaries that is not covered by an issued Patent. Without limiting the generality of the foregoing, the Proprietary Information of Company and its Subsidiaries (other than Proprietary Information that is covered by an issued Patent) is not part of the public knowledge and has not been used or divulged for the benefit of any Person other than Company and its Subsidiaries.

            (k) All current and former employees, consultants and contractors of Company and its Subsidiaries have executed and delivered, and are in compliance with, enforceable agreements regarding the protection of Proprietary Information and providing valid written assignments of all Intellectual Property conceived or developed by such employees, consultants or contractors in connection with their services for Company and its Subsidiaries. No current or former employee, consultant or contractor or any other Person has any right, claim or interest to any of Company Intellectual Property.

            (l) No employee, consultant or contractor of Company or any of its Subsidiaries has been, is or will be, by performing services for Company or such Subsidiary, in violation of any term of any employment, invention disclosure or assignment, confidentiality, noncompetition agreement or other restrictive covenant or any Order as a result of such employee's, consultant's or independent contractor's employment by Company or any Subsidiary or any services rendered by such employee, consultant or independent contractor.

            (m) The execution and delivery of this Agreement by Company does not, and the consummation of the Merger (in each case, with or without the giving of notice or lapse of time, or both) will not, directly or indirectly, result in the loss or impairment of, or give rise to any right of any third party to terminate or reprice or otherwise renegotiate any of Company's or any of its Subsidiaries' rights to own any of its Intellectual Property or their respective rights under any Company Out-Bound License or Company In-Bound License, nor require the consent of any Governmental Entity or other third party in respect of any such Intellectual Property.

           (n) Software.

              (i) The Software owned, or purported to be owned by Company or any of its Subsidiaries (collectively, the "COMPANY OWNED SOFTWARE"), was either (A) developed by employees of Company or one or more of its Subsidiaries within the scope of their employment by Company or such Subsidiary, (B) developed by independent contractors who have assigned all of their right, title and interest therein to Company or one of its Subsidiaries pursuant to written agreements or
(C) otherwise acquired by Company or one of its Subsidiaries from a third party pursuant to a written agreement in which such third party assigns all of its right, title and interest therein. None of Company Owned Software contains any programming code, documentation or other materials or development environments that embody Intellectual Property Rights of any person other than Company and its Subsidiaries, other than such materials obtained by Company and its Subsidiaries from other Persons who make such materials generally available to all interested Persons or end-users on standard commercial terms.

              (ii) Each of Company's and its Subsidiaries' existing and currently supported and marketed Software products performs, in all material respects, the functions described in any agreed specifications or end-user documentation or other information provided to customers of Company or such Subsidiary on which such customers relied when licensing or otherwise acquiring such products, subject only to routine bugs and errors that can be corrected promptly by Company or such Subsidiary in the course of providing customer support without further liability to Company or such Subsidiary, and all of the code of such products has been developed in a manner that meets common industry practice, including the use of regression test and release procedures. To Company's Knowledge, each of Company's and its Subsidiaries' existing and currently supported and marketed Software products is free of all viruses, worms, trojan horses and material known contaminants and does not contain any bugs, errors, or problems in each case that would substantially disrupt its operation or have a substantial adverse impact on the operation of the Software.

              (iii) Company and its Subsidiaries have taken all actions customary in the software industry to document the Software and its operation, such that the materials comprising the Software, including the source code and documentation, have been written in a clear and professional manner so that they may be understood, modified and maintained in an efficient manner by reasonably competent programmers.

              (iv) Neither Company nor any of its Subsidiaries has exported or transmitted Software or other material in connection with Company's or such Subsidiaries' business to any country to which such export or transmission is restricted by any applicable Law, without first having obtained all necessary and appropriate Authorizations.

              (v) Company Owned Software is free of any disabling codes or instructions (a "DISABLING CODE"), and any virus or other intentionally created, undocumented contaminant (a "CONTAMINANT"), that may, or may be used to, access, modify, delete, damage or disable any Systems or that may result in damage thereto. Company and its Subsidiaries have taken reasonable steps and implemented reasonable procedures to ensure that its and their internal computer systems used in connection with Company's and its Subsidiaries' business are free from Disabling Codes and Contaminants. The Software licensed by Company is free of any Disabling Codes or Contaminants that may, or may be used to, access, modify, delete, damage or disable any of the hardware, software, databases or embedded control systems of Company or its Subsidiaries ("SYSTEMS") or that might result in damage thereto. Company and its Subsidiaries have taken all reasonable steps to safeguard their respective Systems and restrict unauthorized access thereto.

              (vi) No Public Software: (A) forms part of any Company Intellectual Property; (B) was, or is, used in connection with the development of any Company Owned Intellectual Property or any products or services developed or provided by Company or any of its Subsidiaries; or (C) was, or is, incorporated or distributed, in whole or in part, in conjunction with Company Intellectual Property. "PUBLIC SOFTWARE" means any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software or similar licensing or distribution models, including software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) GNU's General Public License or Lesser/Library GPL; (ii) Mozilla Public License; (iii) Netscape Public License;
(iv) Sun Community Source/ Industry Standard License; (v) BSD License; and (vi) Apache License.

        4.15 Absence of Certain Changes or Events. Since Company Balance Sheet Date to the date of this Agreement:

            (a) there has not been a Material Adverse Effect on Company;

            (b) neither Company nor any of its Subsidiaries has amended or otherwise modified its Charter Documents;

            (c) neither Company nor any of its Subsidiaries has declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any of its securities;

            (d) neither Company nor any of its Subsidiaries has split, combined or reclassified any of its securities, or issued, or authorized for issuance, any securities except as set forth on the Company Disclosure Schedule;

            (e) there has not been any material damage, destruction or loss with respect to the property and assets of Company or any of its Subsidiaries, whether or not covered by insurance;

            (f) there has not been any revaluation of Company's or any of its Subsidiaries' assets, including writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business consistent with past practice;

            (g) neither Company nor any of its Subsidiaries has made any change in accounting practices; and

            (h) neither Company nor any of its Subsidiaries has agreed, whether in writing or otherwise, to do any of the foregoing.

         4.16 Contracts.

            (a) Company Disclosure Schedule contains a complete and accurate list of each Contract or series of related Contracts to which Company or any of its Subsidiaries is a party or is subject, or by which any of their respective assets are bound:

              (i) for the purchase of materials, supplies, goods, services, equipment or other assets and that involves or would reasonably be expected to involve (A) annual payments by Company or any of its Subsidiaries of $10,000 or more, or (B) aggregate payments by Company or any of its Subsidiaries of $10,000 or more;

              (ii) (A) for the sale by Company or any of its Subsidiaries of materials, supplies, goods, services, equipment or other assets, and that provides for (1) a specified annual minimum dollar sales amount by Company or any of its Subsidiaries of $10,000 or more, or (2) aggregate payments to Company or any of its Subsidiaries of $10,000 or more, or (B) pursuant to which Company or any of its Subsidiaries received payments of more than $10,000 in the year ended April 30, 2005 or expects to receive payments of more than $10,000 in the year ending April 30, 2006;

              (iii) that continues over a period of more than six (6) months from the date hereof and provides for payments to or by Company or any of its Subsidiaries exceeding $10,000, except for arrangements disclosed pursuant to the preceding subparagraphs (i) and (ii);

              (iv) that is an employment, consulting, termination or severance Contract that involves or would reasonably be expected to involve the payment of $50,000 or more by Company or any of its Subsidiaries following the date hereof, except for any such Contract that is terminable at-will by Company or any of its Subsidiaries without liability to Company or such Subsidiary;

              (v) that is a distribution, dealer, representative or sales agency Contract, other than Contracts entered into in the ordinary course of business with distributors, representatives and sales agents that are cancelable without penalty on not more than ninety (90) days' notice and does not deviate in any material respect from Company's standard form previously provided to Parent;

              (vi) that is a (A) Company Lease or (B) Contract for the lease of personal property, in each case which provides for payments to or by Company or any of its Subsidiaries in any one case of $75,000 or more annually or $250,000 or more over the term of such Company Lease or lease;

              (vii) which provides for the indemnification by Company or any of its Subsidiaries of any Person, the undertaking by Company or any of its Subsidiaries to be responsible for consequential damages, or the assumption by Company or any of its Subsidiaries of any Tax, environmental or other Liability;

              (viii) that is a note, debenture, bond, equipment trust, letter of credit, loan or other Contract for Indebtedness or lending of money (other than to employees for travel expenses in the ordinary course of business) or Contract for a line of credit or guarantee, pledge or undertaking of the Indebtedness of any other Person;

              (ix) for any capital expenditure or leasehold improvement in any one case in excess of $10,000 or any such Contracts in the aggregate greater than $100,000;

              (x) that restricts or purports to restrict the right of Company or any of its Subsidiaries to engage in any line of business, acquire any property, develop or distribute any product or provide any service (including geographic restrictions) or to compete with any Person or granting any exclusive distribution rights, in any market, field or territory;

              (xi) that is a partnership, joint venture, joint development or similar Contract;

              (xii) that relates to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

              (xiii) that is a collective bargaining Contract or other Contract with any labor organization, union or association; and

              (xiv) that is a Contract or series of Contracts, the termination or breach of which would reasonably be expected to have a Material Adverse Effect on Company and not previously disclosed pursuant to this Section 4.16.

            (b) Each Contract required to be listed in Schedule 4.16 of Company Disclosure Schedule (collectively, the "COMPANY MATERIAL CONTRACTS") is in full force and effect and valid and enforceable in accordance with its terms, except to the extent a failure to be in full force and effect and valid or enforceable in accordance with its terms would not have a Material Adverse Effect on Company.

            (c) Neither Company nor any of its Subsidiaries is, and to Company's Knowledge, no other party thereto is, in default in the performance, observance or fulfillment of any obligation, covenant, condition or other term contained in any Company Material Contract, and neither Company nor any of its Subsidiaries has given or received notice to or from any Person relating to any such alleged or potential default that has not been cured. No event has occurred which with or without the giving of notice or lapse of time, or both, may conflict with or result in a violation or breach of, or give any Person the right to exercise any remedy under or accelerate the maturity or performance of, or cancel, terminate or modify, any Company Material Contract.

            (d) Company has provided accurate and complete copies of each Company Material Contract to Parent.

            (e) All Contracts other than Company Material Contracts to which Company or any of its Subsidiaries is a party or is subject, or by which any of their respective assets are bound (collectively, the "COMPANY MINOR CONTRACTS"), are in all material respects valid and enforceable in accordance with their terms. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein, and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder by Company or any of its Subsidiaries, except in either case where any such default or defaults could not reasonably be expected have, individually or in the aggregate, a Material Adverse Effect on Company taken as a whole.

        4.17 Litigation. There is no action, suit or proceeding, claim, arbitration, litigation or investigation (each, an "ACTION") pending or, to Company's Knowledge, threatened against or affecting Company or any of its Subsidiaries that challenges or seeks to prevent, enjoin or otherwise delay the Merger. There is no Action against any current or, to Company's Knowledge, former director or employee of Company or any of its Subsidiaries with respect to which Company or any of its Subsidiaries has or is reasonably likely to have an indemnification obligation. There is no unsatisfied judgment, penalty or award against or affecting Company or any of its Subsidiaries or any of their respective properties or assets. There is no Order to which Company or any of its Subsidiaries or any of their respective properties or assets is subject.

        4.18 Employee Benefits.

            (a) Company Disclosure Schedule sets forth a complete and accurate list of all Company Benefit Plans. A current, accurate and complete copy of each Company Benefit Plan has been provided to Parent. Neither Company nor any of its Subsidiaries has any intent or commitment to create any additional Company Benefit Plan or amend any Company Benefit Plan. "BENEFIT PLAN" means any "employee benefit plan" as defined in 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), including any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan (as defined in ERISA Section 3(2)), (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan (as defined in ERISA Section 3(37)), (d) Employee Welfare Benefit Plan (as defined in ERISA
Section 3(1)) or material fringe benefit plan or program, or (e) stock purchase, stock option, severance pay, employment, change-in-control, vacation pay, company awards, salary continuation, sick leave, excess benefit, bonus or other incentive compensation, life insurance, or other employee benefit plan, contract, program, policy or other arrangement, whether or not subject to ERISA. "COMPANY BENEFIT PLAN" means any Benefit Plan which is sponsored, maintained or contributed to by Company, any of its Subsidiaries or any Company ERISA Affiliate, or with respect to which Company, any of its Subsidiaries or any Company ERISA Affiliate otherwise has any present or future Liability. "COMPANY ERISA AFFILIATE" means any entity which is a member of a "controlled group of corporations" with, under "common control" with or a member of an "affiliated services group" with, Company or any of its Subsidiaries, as defined in Section 414(b), (c), (m) or (o) of the Code.

            (b) Each Company Benefit Plan has been and is currently administered in compliance in all material respects with its constituent documents and with all reporting, disclosure and other requirements of ERISA and the Code applicable to such Company Benefit Plan. Each Company Benefit Plan that is an Employee Pension Benefit Plan (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "COMPANY PENSION PLAN"), has been determined by the Internal Revenue Service to be so qualified and no condition exists that would adversely affect any such determination. No Company Benefit Plan is a "defined benefit plan" as defined in Section 3(35) of ERISA.

            (c) None of Company, any Subsidiary of Company, any Company ERISA Affiliate or any trustee or agent of any Company Benefit Plan has been or is currently engaged in any prohibited transactions as defined by Section 406 of ERISA or Section 4975 of the Code for which an exemption is not applicable which could subject Company, any Subsidiary of Company, any Company ERISA Affiliate or any trustee or agent of any Company Benefit Plan to the tax or penalty imposed by Section 4975 of the Code or Section 502 of ERISA.

            (d) There is no event or condition existing which could be deemed a "reportable event" (within the meaning of Section 4043 of ERISA) with respect to which the thirty (30)-day notice requirement has not been waived. To Company's Knowledge, no condition exists which could subject Company or any of its Subsidiaries to a penalty under Section 4071 of ERISA.

            (e) None of Company, any Subsidiary of Company or any Company ERISA Affiliate is, or has been, party to any "multi-employer plan," as that term is defined in Section 3(37) of ERISA.

            (f) True and correct copies of the most recent annual report on Form 5500 and any attached schedules for each Company Benefit Plan (if any such report was required by applicable Law) and a true and correct copy of the most recent determination letter issued by the Internal Revenue Service for each Company Pension Plan have been provided to Parent.

            (g) With respect to each Company Benefit Plan, there are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or, to Company's Knowledge, threatened against any Company Benefit Plan, Company, any Subsidiary of Company, any Company ERISA Affiliate or any trustee or agent of any Company Benefit Plan.

            (h) With respect to each Company Benefit Plan to which Company, any Subsidiary of Company or any Company ERISA Affiliate is a party which constitutes a group health plan subject to Section 4980B of the Code, each such Company Benefit Plan complies, and in each case has complied, in all material respects with all applicable requirements of Section 4980B of the Code.

            (i) Full payment has been made of all amounts which Company, any Subsidiary of Company or any Company ERISA Affiliate was required to have paid as a contribution to any Company Benefit Plan as of the last day of the most recent fiscal year of each of the Benefit Plans ended prior to the date of this Agreement, and none of Company Benefit Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each such Company Benefit Plan ended prior to the date of this Agreement.

            (j) Each Company Benefit Plan is, and its administration is and has been during the six-year period preceding the date of this Agreement, in all material respects in compliance with, and none of Company, any Subsidiary of Company or any Company ERISA Affiliate has received any claim or notice that any such Company Benefit Plan is not in material compliance with, all applicable Laws and Orders and prohibited transaction exemptions, including to the extent applicable, the requirements of ERISA.

            (k) None of Company, any Subsidiary of Company and any Company ERISA Affiliate is in default in any material respect in performing any of its contractual obligations under any of Company Benefit Plans or any related trust agreement or insurance contract.

            (l) There are no material outstanding Liabilities of any Company Benefit Plan other than Liabilities for benefits to be paid to participants in any Company Benefit Plan and their beneficiaries in accordance with the terms of such Company Benefit Plan.

            (m) Subject to ERISA and the Code, each Company Benefit Plan may be amended, modified, terminated or otherwise discontinued by Company, a Subsidiary of Company or a Company ERISA Affiliate at any time without liability.

            (n) No Company Benefit Plan other than a Company Pension Plan, retiree medical plan or severance plan provides benefits to any individual after termination of employment.

            (o) The consummation of the Merger will not (either alone or in conjunction with any other event) (i) entitle any current or former director, employee, contractor or consultant of Company or any of its Subsidiaries to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such director, employee, contractor or consultant, or result in the payment of any other benefits to any Person or the forgiveness of any Indebtedness of any Person, (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available, or
(iv) result in the payment or series of payments by Company or any of its Affiliates to any person of an "excess parachute payment" within the meaning of
Section 280G of the Code.

            (p) With respect to each Company Benefit Plan that is funded wholly or partially through an insurance policy, all premiums required to have been paid to date under the insurance policy have been paid, all premiums required to be paid under the insurance policy through the Closing will have been paid on or before the Closing and, as of the Closing, there will be no liability of Company, any Subsidiary of Company or any Company ERISA Affiliate under any insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing.

            (q) Each Company Benefit Plan that constitutes a "welfare benefit plan," within the meaning of Section 3(1) of ERISA, and for which contributions are claimed by Company, any Subsidiary of Company or any Company ERISA Affiliate as deductions under any provision of the Code, is in compliance in all material respects with all applicable requirements pertaining to such deduction. With respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a welfare benefit plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code. All welfare benefit funds intended to be exempt from tax under Section 501(a) of the Code have been determined by the Internal Revenue Service to be so exempt and no event or condition exists which would adversely affect any such determination.

            (r) Company Disclosure Schedule sets forth all Company Benefit Plans covering employees of Company or any of its Subsidiaries outside of the United States (the "COMPANY FOREIGN PLANS"). The Foreign Plans have been operated in accordance, and are in compliance, in all material respects with their constituent documents and all applicable Laws. There are no material unfunded Liabilities under or in respect of the Foreign Plans, and all contributions or other payments required to be made to or in respect of the Foreign Plans prior to the Closing Date have been made or will be made prior to the Closing Date.

         4.19 Labor and Employment Matters.

            (a) Neither Company nor any of its Subsidiaries is a party or subject to any labor union or collective bargaining Contract. There have not been since January 1, 2002 and there are not pending or threatened any labor disputes, work stoppages, requests for representation, pickets, work slow-downs due to labor disagreements or any actions or arbitrations which involve the labor or employment relations of Company or any of its Subsidiaries. There is no unfair labor practice, charge or complaint pending, unresolved or, to Company's Knowledge, threatened before the National Labor Relations Board. No event has occurred or circumstance exist that may provide the basis of any work stoppage or other labor dispute.

            (b) Each of Company and its Subsidiaries has complied in all material respects with each, and is not in violation in any material respect of any, Law relating to anti-discrimination and equal employment opportunities and there are, and have been, no material violations of any other Law respecting the hiring, hours, wages, occupational safety and health, employment, promotion, termination or benefits of any employee or other Person. Each of Company and its Subsidiaries has filed all reports, information and notices required under any Law respecting the hiring, hours, wages, occupational safety and health, employment, promotion, termination or benefits of any employee or other Person, and will timely file prior to Closing all such reports, information and notices required by any Law to be given prior to Closing.

            (c) Each of Company and its Subsidiaries has paid or properly accrued in the ordinary course of business all wages and compensation due to employees, including all vacations or vacation pay, holidays or holiday pay, sick days or sick pay, and bonuses.

            (d) Neither Company nor any of its Subsidiaries is a party to any Contract which restricts Company or any of its Subsidiaries from relocating, closing or terminating any of its operations or facilities or any portion thereof. Neither Company nor any of its Subsidiaries have since January 1, 2002 effectuated a "plant closing" (as defined in the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN ACT")) or (ii) a "mass lay-off" (as defined in the WARN Act), in either case affecting any site of employment or facility of Company or any of its Subsidiaries, except in accordance with the WARN Act. The consummation of the Merger will not create liability for any act by Company or any of its Subsidiaries on or prior to the Closing Date under the WARN Act or any other Law respecting reductions in force or the impact on employees on plant closings or sales of businesses.

         4.20 Environmental.

            (a) As used in this Agreement, the following words and terms have the following definitions:

              (i) "ENVIRONMENT" means all air, surface water, groundwater, land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.

              (ii) "ENVIRONMENTAL ACTION" means any claim, proceeding or other Action brought or threatened under any Environmental Law or otherwise asserting that Company or any of its Subsidiaries has incurred Environmental Liabilities.

              (iii) "ENVIRONMENTAL CLEAN-UP SITE" means any location which is listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state or foreign list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened Action related to or arising from any alleged violation of any Environmental Law, or at which there has been a threatened or actual Release of a Hazardous Substance.

              (iv) "ENVIRONMENTAL LAWS" means any and all applicable Laws and Authorizations issued, promulgated or entered into by any Governmental Entity relating to the Environment, worker health and safety, preservation or reclamation of natural resources, or to the management, handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, Release or threatened Release of or exposure to Hazardous Substances, whether now existing or subsequently amended or enacted, including but not limited to: the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq. ("CERCLA"); the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act 7 U.S.C. Section 136 et seq.; the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Section 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; and any similar or implementing state or local Law, and any non-U.S. Laws and regulations of similar import, and all amendments or regulations promulgated thereunder; and any common law doctrine, including but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to Hazardous Substances.

              (v) "ENVIRONMENTAL LIABILITIES" means, with respect to any party, Liabilities arising out of (A) the ownership or operation of the business of such party or any of its Subsidiaries or (B) the ownership, operation or condition of the Real Property or any other real property currently or formerly owned, operated or leased by such party or any of its Subsidiaries, in each case to the extent based upon or arising out of (i) Environmental Law, (ii) a failure to obtain, maintain or comply with any Environmental Permit, (iii) a Release of any Hazardous Substance, or (iv) the use, generation, storage, transportation, treatment, sale or other off-site disposal of Hazardous Substances.

              (vi) "ENVIRONMENTAL PERMIT" means any Authorization under Environmental Law, and includes any and all Orders issued or entered into by a Governmental Entity under Environmental Law.

              (vii) "HAZARDOUS SUBSTANCES" means all explosive or regulated radioactive materials or substances, hazardous or toxic materials, wastes or chemicals, petroleum and petroleum products (including crude oil or any fraction thereof), asbestos or asbestos containing materials, and all other materials, chemicals or substances which are regulated by, form the basis of liability or are defined as hazardous, extremely hazardous, toxic or words of similar import, under any Environmental Law, including materials listed in 49 C.F.R. Section
172.101 and materials defined as hazardous pursuant to Section 101(14) of CERCLA.

              (viii) "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Hazardous Substances into the Environment.

            (b) Each of Company and its Subsidiaries has secured, and is in compliance in all material respects with, all Environmental Permits required in connection with its operations and the Real Property. Each Environmental Permit, together with the name of the Governmental Entity issuing such Environmental Permit, is set forth in Company Disclosure Schedule. All such Environmental Permits are valid and in full force and effect and none of such Environmental Permits will be terminated or impaired or become terminable as a result of the Merger. Each of Company and its Subsidiaries has been, and are currently, in compliance in all material respects with all Environmental Laws. Neither Company nor any of its Subsidiaries has received notice alleging that Company or any of its Subsidiaries is not in such compliance with Environmental Laws.

            (c) There are no past, pending or, to Company's Knowledge, threatened Environmental Actions against or affecting Company or any of its Subsidiaries, and Company is not aware of any facts or circumstances which could be expected to form the basis for any Environmental Action against Company or any of its Subsidiaries.

            (d) Neither Company nor any of its Subsidiaries has entered into or agreed to any Order, and neither Company nor any of its Subsidiaries is subject to any Order, relating to compliance with any Environmental Law or to investigation or cleanup of a Hazardous Substance under any Environmental Law.

            (e) No Lien has been attached to, or asserted against, the assets, property or rights of Company or any of its Subsidiaries pursuant to any Environmental Law, and, to Company's Knowledge, no such Lien has been threatened. There are no facts, circumstances or other conditions that could be expected to give rise to any Liens on or affecting any Real Property.

            (f) There has been no treatment, storage, disposal or Release of any Hazardous Substance at, from, into, on or under any Real Property or any other property currently or formerly owned, operated or leased by Company or any of its Subsidiaries. No Hazardous Substances are present in, on, about or migrating to or from any Real Property that could be expected to give rise to an Environmental Action against Company or any of its Subsidiaries.

            (g) Neither Company nor any of its Subsidiaries has received a CERCLA 104(e) information request nor has Company or any of its Subsidiaries been named a potentially responsible party for any National Priorities List site under CERCLA or any site under analogous state Law. Neither Company nor any of its Subsidiaries has received an analogous notice or request from any non-U.S. Governmental Entity.

            (h) There are no aboveground tanks or underground storage tanks on, under or about the Real Property. Any aboveground or underground tanks previously situated on the Real Property or any other property currently or formerly owned, operated or leased by Company or any of its Subsidiaries have been removed in accordance with all Environmental Laws and no residual contamination, if any, remains at such sites in excess of applicable standards.

            (i) There are no polychlorinated biphenyls ("PCBS") leaking from any article, container or equipment on, under or about the Real Property and there are no such articles, containers or equipment containing PCBs. There is no asbestos containing material or lead based paint containing materials in at, on, under or within the Real Property.

            (j) Neither Company nor any of its Subsidiaries has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which is an Environmental Clean-up Site.

            (k) None of the Real Property is an Environmental Clean-up Site.

            (l) Company has provided to Parent true and complete copies of, or access to, all written environmental assessment materials and reports that have been prepared by or on behalf of Company or any of its Subsidiaries.

        4.21 Related Party Transactions. There are no Contracts of any kind, written or oral, entered into by Company or any of its Subsidiaries with, or for the benefit of, any officer, director or stockholder of Company or, to the Knowledge of Company, any Affiliate of any of them, except in each case, for (a) employment agreements, indemnification agreements fringe benefits and other compensation paid to directors, officers and employees consistent with previously established policies (including normal merit increases in such compensation in the ordinary course of business) and copies of which have been provided to Parent and are listed on Company Disclosure Schedule, (b) reimbursements of ordinary and necessary expenses incurred in connection with their employment or service, (c) amounts paid pursuant to Company Benefit Plans of which copies have been provided to Parent and (d) the occupancy of certain of Company's facilities which do not provide for the payment of significant amounts of rent. To the Knowledge of Company, none of such Persons has any material direct or indirect ownership interest in any firm or corporation with which Company or any of its Subsidiaries has a business relationship, or with any firm or corporation that competes with Company or any of its Subsidiaries (other than ownership of securities in a publicly traded company representing less than one percent of the outstanding stock of such company). No officer or director of Company or any of its Subsidiaries or member of his or her immediate family or greater than 5% stockholder of Company or, to the Knowledge of Company, any Affiliate of any of them or any employee of Company or any of its Subsidiaries is directly or indirectly interested in any Company Material Contract.

         4.22 Insurance. All insurance policies, binders of insurance and fidelity bonds which cover Company or any of its Subsidiaries or their respective businesses, properties, assets, directors or employees (the "COMPANY POLICIES") are issued by an insurer that is financially sound and reputable, are in full force and effect and are enforceable in accordance with their terms. Such Company Policies provide adequate insurance coverage for Company and its Subsidiaries and their respective businesses, properties, assets and employees, and are sufficient in all material respects for compliance with all Laws and Contracts to which Company or any of its Subsidiaries is a party or by which it is bound. There are no material pending claims under any of such Company Policies as to which coverage has been questioned, denied or disputed by the insurer or in respect of which the insurer has reserved its rights.

         4.23 Brokers or Finders. Company shall indemnify and hold harmless Parent and the officers and directors of Parent from any obligations or liabilities to any person or entity engaged by or to whom the Company is liable for brokerage and/or finders fees for services rendered in connection with the Merger contemplated by this Agreement.

         4.24 No Illegal Payments. None of Company, any of its Subsidiaries or, to the Knowledge of Company, any Affiliate, officer, agent or employee thereof, directly or indirectly, has, since inception, on behalf of or with respect to Company or any of its Subsidiaries, (a) made any unlawful domestic or foreign political contributions, (b) made any payment or provided services which were not legal to make or provide or which Company, any of its Subsidiaries or any Affiliate thereof or any such officer, employee or other Person should reasonably have known were not legal for the payee or the recipient of such services to receive, (c) received any payment or any services which were not legal for the payer or the provider of such services to make or provide, (d) had any material transactions or payments which are not recorded in its accounting books and records or (e) had any off-book bank or cash accounts or "slush funds."

         4.25 Information Supplied. None of the information supplied or to be supplied by or on behalf of Company for inclusion or incorporation by reference in the Form S-4 Registration Statement to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock pursuant to the Merger will, when filed or at any time it is amended or supplemented or at the time the Form S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         4.26 Antitakeover Statutes. Company has taken all action necessary to exempt the Merger, this Agreement, Company Lock-Up and Voting Agreements and the transactions contemplated hereby and thereby from Section 203 of the DGCL. Neither such Section nor any other anti-takeover or similar Law applies or purports to apply to any of those transactions. No other "control share acquisition," "fair price," "moratorium" or other anti-takeover Laws apply to this Agreement or any of the transactions contemplated hereby.

         4.27 Compliance with Securities Laws. The offering and issuance by Company of shares of Company Common Stock, Company Stock Options and Company Warrants and the issuance of any shares upon exercise of Company Stock Options or Company Warrants, were made and completed in substantial compliance with all applicable state, federal and foreign securities Laws.

                                   ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Except as set forth in the disclosure schedule dated and delivered as provided in Section 7.2(b) of the date hereof by Parent to Company (the "PARENT DISCLOSURE SCHEDULE"), which is being concurrently delivered to Company in connection herewith and is designated therein as being Parent Disclosure Schedule, Parent represents and warrants to Company that the statements contained in this Article V are true and correct. Parent Disclosure Schedule shall be arranged in paragraphs corresponding to each representation and warranty set forth in this Article V.

         5.1 Organization and Good Standing. Each of Parent and its Subsidiaries is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. Each of Parent and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on Parent.

         5.2 Capitalization.

            (a) The authorized capital stock of Parent consists solely of (a) 250,000,000 shares of Parent Common Stock, (b) 440,000 shares of Class B common stock, par value $0.00001 per share, of which 400,000 shares have been designated as Series 2 Class B common stock ("PARENT SERIES 2 CLASS B COMMON STOCK") and 40,000 shares have been designated as Series 3 Class B Common Stock ("PARENT SERIES 3 CLASS B COMMON STOCK") and (c) 50,000,000 shares of preferred stock, par value $0.00001 per share ("PARENT PREFERRED STOCK"). As of October 26, 2005: (i) 44,751,212 shares of Parent Common Stock were issued and outstanding, (ii) 380,829 shares of Parent Series 2 Class B Common Stock were issued and outstanding, (iii) 21,500 shares of Parent Series 3 Class B Common Stock were issued and outstanding, and (iv) no shares of Parent Preferred Stock were issued and outstanding. All of the issued and outstanding shares of Parent Common Stock have been duly authorized and are validly issued, fully paid, nonassessable and free of any preemptive rights with respect thereto. 6,000,000 shares of Parent Common Stock are reserved for issuance pursuant to the exercise of outstanding stock options. Schedule 5.2 of Parent sets forth all outstanding stock options relating to capital stock of Parent.

            (b) The authorized capital stock of Merger Sub consists solely of one thousand (1,000) shares of common stock, par value $0.001 per share ("MERGER SUB COMMON STOCK"), of which one thousand (1,000) shares were issued and outstanding as of the date of this Agreement and owned by and registered in the name of Parent. All of the issued and outstanding shares of Merger Sub Common Stock have been duly authorized and are validly issued, fully paid, nonassessable and free of any preemptive rights with respect thereto. As of the date hereof, no shares of Merger Sub Common Stock are reserved for issuance pursuant to the exercise of outstanding stock options.

            (c) Parent has no outstanding warrants as of the date hereof.

            (d) Except for (i) the shares of Parent Common Stock outstanding as of the date hereof determined (mutatis mutandis) as provided in Section 2.1(a),
(ii) the stock options for Parent Common Stock outstanding as of the date hereof, and (iii) the other options, warrants, purchase rights, subscription rights, conversion rights, exchange rights and other Contracts that, directly or indirectly, could require Company to issue, sell or otherwise cause to become outstanding shares of Parent Common Stock that are disclosed in Schedule 4.2 of Parent Disclosure Schedule, except for shares issuable under puts to pay off the Company's outstanding $2,000,000 promissory note or shares issuable upon conversion of any convertible debenture (which may be issued in part in satisfaction of such promissory note) with a face amount not exceeding $2,750,000 (the "OTHER PARENT PURCHASE RIGHTS"), Company does not have outstanding securities of any kind. Except as set forth in the preceding sentence, Parent is not a party to any Contract obligating Parent, directly or indirectly, to issue additional securities.

            (e) All outstanding Parent stock options and Other Parent Purchase Rights have been duly authorized and validly issued and were issued in substantial compliance with all applicable federal, state and foreign securities Laws. All shares of Parent Common Stock subject to issuance upon exercise, conversion and/or exchange of Parent stock options and Other Parent Purchase Rights, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

            (f) No Parent stock option or Other Parent Purchase Right will by its terms require an adjustment in connection with the Merger, except as contemplated by this Agreement. Neither the consummation of the transactions contemplated by this Agreement, nor any action taken or to be taken by Company in connection with such transactions, will result in (i) any acceleration of exercisability or vesting or lapse of restrictions (including any right to acceleration of vesting or lapse of restrictions that is contingent upon the occurrence of a subsequent event) in favor of any holder of Parent stock options, (ii) any additional benefits for any holder of Parent stock options, or
(iii) the inability of Parent after the Effective Time to exercise any right or benefit held by Parent prior to the Effective Time with respect to any Parent stock option.

            (g) None of the shares of Parent Common Stock, Parent stock options or Other Parent Purchase Rights were issued or have been transferred in violation of, or are subject to, any preemptive rights, rights of first offer or subscription agreements. Parent is not a party to any stockholder agreements, voting agreements, voting trusts or any such other similar arrangements with respect to the transfer, voting or other rights associated with its securities and to the knowledge of Parent, there are no such agreements, trusts or arrangements to which Parent is not a party.

            (h) There are no obligations, contingent or otherwise, of Parent to repurchase, redeem, or otherwise acquire any of its securities. There are no declared or accrued unpaid dividends with respect to Parent's securities, except in connection with the Series 2 and Series 3 Class B shares of Parent.

            (i) Parent does not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights.

            (j) Except as set forth in the Parent Disclosure Schedule, Parent does not have any bonds, debentures, notes or other obligations or debt securities the holders of which would have a right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matter.

        5.3 Subsidiaries of Parent.

            (a) Schedule 5.3 of the Parent Disclosure Schedule contains a true and complete list of the Subsidiaries of Parent as of the date hereof and sets forth with respect to each such Subsidiary the jurisdiction of formation. The outstanding capital stock or membership interests of each Subsidiary of Parent have been duly authorized and validly issued, are fully paid and nonassessable and are owned by Parent or another Subsidiary of Parent free and clear of all Liens.

            (b) Each Subsidiary of Parent is validly existing and in good standing under the Laws of the jurisdiction of its formation, has all requisite power to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which it owns or leases property or conducts any business so as to require such qualification, except for those jurisdictions where the failure to be so qualified and in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

            (c) Other than the shares of capital stock or membership interests set forth in the Parent Disclosure Schedule, no Subsidiary of Parent has outstanding securities of any kind. No Subsidiary of Parent is party to any Contract obligating such Subsidiary, directly or indirectly, to issue any additional securities.

            (d) No Subsidiary of Parent has outstanding any bonds, debentures, notes or other obligations or debt or equity securities the holders of which have the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matter.

            (e) Other than the Subsidiaries set forth in the Parent Disclosure Schedule, neither Parent nor any Subsidiary of Parent, directly or indirectly, owns any securities or other interest in any corporation, partnership, joint venture or other business association or entity.

            (f) There are no obligations, contingent or otherwise, of Parent or any Subsidiary of Parent to provide funds to or make an investment (in the form of a loan, capital contribution or otherwise) in any entity.

        5.4 Authority and Enforceability. Each of Parent and Merger Sub has full corporate power and authority to enter into this Agreement and the Operative Agreements to which it is a party, subject in the case of the issuance of shares of Parent Common Stock in the Merger to Parent Stockholder Approval and to perform its obligations hereunder and thereunder and to consummate the Merger. The execution, delivery and performance of this Agreement and the Operative Agreements to which it is a party by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Merger have been duly and validly approved by their respective Board of Directors and no other corporate proceedings on the part of Parent or its stockholders or Merger Sub or Parent as its sole stockholder are necessary to authorize the execution, delivery and performance of this Agreement or the Operative Agreements to which it is a party by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Merger. The affirmative votes of the holders of a majority of the outstanding shares of Parent Common Stock at a duly convened meeting of the Stockholders of Parent (the "PARENT STOCKHOLDERS' MEETING") (i) to approve the increase in the number of authorized shares of capital stock of Parent from 250,000,000 to 500,000,000 shares (the "PARENT AUTHORIZED STOCK INCREASE") so as to permit the issuance of the shares of Parent Common Stock pursuant to the Merger and (ii) to approve the change of Parent's corporate name to Cryptometrics, Inc. (the "PARENT AUTHORIZED NAME CHANGE") (the "PARENT AUTHORIZED STOCK INCREASE" and the "PARENT AUTHORIZED NAME CHANGE" are collectively referred to herein, from time to time as the "PARENT STOCKHOLDER APPROVAL") are the only votes of the holders of any class of capital stock or other security necessary in connection with the Merger. This Agreement and the Operative Agreements to which it is a party have been duly and validly executed and delivered by each of Parent and Merger Sub and constitute legal, valid and binding obligations of Parent and Merger Sub enforceable against each of them in accordance with their respective terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors' rights generally, and (ii) the availability of injunctive relief and other equitable remedies.

         5.5 No Conflicts; Authorizations.

            (a) The execution and delivery of this Agreement and the Operative Agreements by Parent and Merger Sub do not, and the performance by Parent and Merger Sub of their obligations hereunder and thereunder and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby will not, (i) violate the provisions of any of the Charter Documents of Parent or any of its Subsidiaries, (ii) violate or conflict with, or constitute a default, an event of default or an event creating rights of acceleration, termination, cancellation, imposition of additional obligations or loss of rights, or require a consent to assignment, under any Contract (A) to which Parent or any of its subsidiaries or Merger Sub is a party, (B) of which Parent or Merger Sub is a beneficiary or (C) by which Parent or Merger Sub or any of their respective assets is bound, (iii) assuming compliance by Parent with the matters referred to Section 5.5(b), violate any Law applicable to Parent or Merger Sub on the date hereof, or (iv) result in the creation of any Liens upon any of the assets owned or used by Parent or Merger Sub, other than such violations referred to in clauses (i), (ii) and (iii) and such Liens referred to in clause (iv) which would not reasonably be expected, individually or in the aggregate, materially to impair or delay the ability of Parent or Merger Sub to perform its obligations under this Agreement and consummate the Merger or to be material to Parent taken as a whole. Schedule 5.4(b) of Parent Disclosure Schedule sets forth all consents, waivers, assignments and other approvals and actions that are required in connection with the transactions contemplated by this Agreement under any Contract to which Parent or any of its Subsidiaries is a party (collectively, Parent or any of its Subsidiaries, "PARENT CONSENTS").

            (b) No Authorization or Order of, registration, declaration or filing with, or notice to any Governmental Entity, state or other jurisdiction is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the Merger, except for (i) the filing of a Form S-4 Registration Statement with the Securities and Exchange Commission in connection with the issuance of Parent Common Stock pursuant to the Merger, (ii) such filings as may be required under the HSR Act and the Other Antitrust Laws, (iii) the filing of the Certificate of Merger with the Secretary of State of Delaware, (iv) such filings as may be required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the rules of the NASDAQ Capital Market, (iv) such filings as may be required under state securities or "Blue Sky" laws, and (v) such Authorizations, Orders, registrations, declarations, filings and notices the failure to obtain or make which would not reasonably be expected to materially impair the ability of Parent or Merger Sub to perform its obligations under this Agreement and consummate the Merger or to be material to Parent taken as a whole.

          5.6 SEC Filings; Financial Statements.

            (a) Parent has made available to Company all forms, reports and documents required to be filed by it with the SEC since August 1, 2004 (collectively, the "PARENT SEC REPORTS"). Parent SEC Reports (i) at the time they were filed complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) The consolidated financial statements (including, in each case, any related notes) contained in Parent SEC Reports complied as to form in all material respects with the applicable rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC) and fairly presented the consolidated financial position of Parent and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated (subject, in the case of the unaudited financial statements, to normal year-end recurring adjustments).

            (c) Parent and its Subsidiaries have no Liabilities except (a) those which are adequately reflected or reserved against as noted above in the Financial Statements included in the most recently filed Parent SEC Report, and
(b) those which have been incurred in the ordinary course of business and consistent with past practice since the last balance sheet date therein or which are not, individually or in the aggregate, material in amount.

        5.7 Taxes.

            (a) Parent (which shall for the purpose of this Section 5.7 include its Subsidiaries) has duly and timely filed all Tax Returns required to have been filed by or with respect to Parent and will duly and timely file all Tax Returns due between the date hereof and the Closing Date. Each such Tax Return correctly and completely reflects all liability for Taxes and all other information required to be reported thereon. All Taxes owed by Parent (whether or not shown on any Tax Return) have been timely paid (or, if due between the date hereof and the Closing Date, will be duly and timely paid). Parent has adequately provided for, in its books of account and related records, all liability for all unpaid Taxes, being current Taxes not yet due and payable.

            (b) Parent has withheld and timely paid all Taxes required to have been withheld and paid by it and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto.

            (c) Parent is not the beneficiary of any extension of time within which to file any Tax Return, nor has Parent made (or had made on its behalf) any requests for such extensions. Parent has not waived (or is subject to a waiver of) any statute of limitations in respect of Taxes or has agreed to (or is subject to) any extension of time with respect to a Tax assessment or deficiency.

            (d) Parent Disclosure Schedule indicates those Tax Returns that have been audited and those Tax Returns that currently are the subject of audit. Except as set forth in the Parent Disclosure Schedule there is no Action now pending or threatened against or with respect to Parent in respect of any Tax or any assessment or deficiency. There are no liens for Taxes (other than current Taxes not yet due and payable) upon the assets of Parent. Parent has made available to Company correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Parent since January 1, 2003.

            (e) Parent Disclosure Schedule lists, as of the date of this Agreement, all jurisdictions in which Parent currently files Tax Returns. No claim has been made by an authority in a jurisdiction where Parent does not file Tax Returns that it is or may be subject to taxation by that jurisdiction or that it must file Tax Returns.

            (f) Parent has not filed consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provisions of state, local or foreign income Tax Law). None of the assets or properties of Parent constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code. Parent is not a party to any "safe harbor lease" within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982, or to any "long-term contract" within the meaning of
Section 460 of the Code. Parent has never been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. Parent is not is a "foreign person" within the meaning of Section 1445 of the Code.

            (g) Parent has not agreed to or is required to make by reason of a change in accounting method or otherwise, or could be required to make by reason of a proposed or threatened change in accounting method or otherwise, any adjustment under Section 481(a) of the Code. Parent has not been the "distributing corporation" (within the meaning of Section 355(c)(2) of the Code) with respect to a transaction described in Section 355 of the Code within the 5-year period ending as of the date of this Agreement. Parent has not received (or is subject to) any ruling from any Taxing Authority or has entered into (or is subject to) any agreement with a Taxing Authority. Parent has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of
Section 6662 of the Code.

            (h) Parent (i) has never been a party to any Tax allocation or sharing agreement or Tax indemnification agreement, (ii) has never been a member of an affiliated, consolidated, condensed or unitary group, and (iii) does not have any liability for or obligation to pay Taxes of any other Person under Treas. Reg. 1.1502-6 (or any similar provision of Tax Law), or as transferee or successor, by contract or otherwise. Parent is not a party to any joint venture, partnership, or other arrangement that is treated as a partnership for federal income tax purposes.

            (i) Parent will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any: (i) intercompany transactions or excess loss accounts described in Treasury regulations under Section 1502 of the Code (or any similar provision of state, local, or foreign Tax Law), (ii) installment sale or open transaction disposition made on or prior to the Effective Time or (iii) prepaid amount received on or prior to the Effective Time.

            (j) Parent has not entered into any transaction that constitutes a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4(b).

            (k) Parent Disclosure Schedule lists each person who Parent reasonably believes is, with respect to Parent or any Affiliate of Parent, a "disqualified individual" (within the meaning of Section 280G of the Code and the Regulations thereunder).

            (l) Parent has not taken or agreed to take any action (other than actions contemplated by this Agreement) that would reasonably be expected to prevent the Merger from constituting a "reorganization" under Section 368 of the Code. Parent is not aware of any agreement or plan to which Parent is a party or other circumstances relating to Parent that could reasonably be expected to prevent the Merger from so qualifying as a "reorganization" under Section 368 of the Code.

        5.8 Compliance with Law.

            (a) Each of Parent and its Subsidiaries has complied with each, and is not in violation of, any applicable Law to which Parent or its business, operations, assets or properties are or have been subject, except where failure to do so would not have a Material Adverse Effect on Parent.

            (b) No event has occurred and no circumstances exist that (with or without the passage of time or the giving of notice) may result in a violation of, conflict with or failure on the part of Parent or any of its Subsidiaries to comply with, any Law. Neither Parent nor any of its Subsidiaries has received notice regarding any such violation of, conflict with, or failure to comply with, any Law.

        5.9 Authorizations.

            (a) Parent and each of its Subsidiaries owns, holds or lawfully uses in the operation of its business all Authorizations which are necessary for it to conduct its business as currently conducted or as proposed to be conducted or for the ownership and use of the assets owned or used by Parent in the conduct of its business free and clear of all Liens. Such Authorizations are valid and in full force and effect and none of such Authorizations will be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement. All material Authorizations are listed in Parent Disclosure Schedule.

            (b) No event has occurred and no circumstances exist that (with or without the passage of time or the giving of notice) may result in a violation of, conflict with, failure on the part of Parent or any of its Subsidiaries to comply with the terms of, or the revocation, withdrawal, termination, cancellation, suspension or modification of any Authorization. Parent and its Subsidiaries have not received notice regarding any violation of, conflict with, failure to comply with the terms of, or any revocation, withdrawal, termination, cancellation, suspension or modification of, any Authorization. Parent is not in default, nor has Parent received notice of any claim of default, with respect to any Authorization.

            (c) No Person other than Parent or the applicable Subsidiary owns or has any proprietary, financial or other interest (direct or indirect) in any Authorization which Parent owns, possesses or uses in the operation of its business as now or proposed to be conducted.

         5.10 Title to Personal Properties.

            (a) With respect to personal properties and assets that they purport to own, (other than inventory sold and items of obsolete equipment disposed of in the ordinary course of business since the date thereof), Parent or the applicable Subsidiary has good and valid title to all of such properties and assets, free and clear of all Liens other than Permitted Liens.

            (b) With respect to personal properties and assets that are leased by Parent or a Subsidiary, Parent or the applicable Subsidiary which leases the asset has a valid leasehold interest in such properties and assets and all such leases are in full force and effect and constitute valid and binding obligations of the other party(ies) thereto. Neither Parent nor any other party thereto is in violation of any of the terms of any such lease.

        5.11 Condition of Tangible Assets. All buildings, plants, leasehold improvements, structures, facilities, equipment and other items of tangible property and assets which are owned, leased or used by Parent are structurally sound, are in good operating condition and repair (subject to normal wear and tear given the use and age of such assets), are usable in the regular and ordinary course of business and conform in all material respects to all Laws and Authorizations relating to their construction, use and operation.

        5.12 Real Property.

            (a) Schedule 5.12 of the Parent Disclosure Schedule contains (i) a list of all real property and interests in real property owned in fee by Parent or a Subsidiary (the "PARENT AND SUBSIDIARY OWNED REAL PROPERTY"), and (ii) a list of all real property and interests in real property leased by Parent or a Subsidiary with respect to each of which the annual rental payments exceed $50,000 (the "PARENT AND SUBSIDIARY LEASED REAL PROPERTY").

            (b) With respect to each parcel of Parent and Subsidiary Owned Real Property, Parent or the applicable Subsidiary has good and marketable title to each such parcel of Parent and Subsidiary Owned Real Property free and clear of all Liens, except (A) Permitted Liens and (B) zoning and building restrictions, easements, covenants, rights-of-way and other similar restrictions of record, none of which materially impairs the current or proposed use of such Parent or Subsidiary Owned Real Property. There are no outstanding options or rights of first refusal to purchase such parcel of Parent and Subsidiary Owned Real Property, or any portion thereof or interest therein.

            (c) Each lease with respect to Parent and Subsidiary Leased Real Property (each, a "PARENT LEASE") is in full force and effect. Parent is not in default under any such Parent Lease and, to Parent's Knowledge, no other party thereto is in default under any such Parent Lease.

        5.13 Intellectual Property. The representations and warranties in this Section 5.13 shall be true and correct except to the extent that errors and omission therein would not have a Material Adverse Effect on the Parent. Each reference to Parent in this section shall also apply to each of its Subsidiaries separately and jointly.

            (a) Parent Disclosure Schedule lists (by name, owner and, where applicable, registration number and jurisdiction of registration, application, certification or filing) all Intellectual Property that is owned by Parent (whether exclusively, jointly with another Person or otherwise) ("PARENT OWNED INTELLECTUAL PROPERTY"); provided that Parent Disclosure Schedule is not required to list items of Parent Owned Intellectual Property which are both (i) immaterial to Parent and (ii) not registered or the subject of an application for registration. Except as described in Parent Disclosure Schedule, Parent owns the entire right, title and interest to all Parent Owned Intellectual Property free and clear of all Liens.

            (b) Parent Disclosure Schedule lists all licenses, sublicenses and other Contracts ("PARENT IN-BOUND LICENSES") pursuant to which a third party authorizes Parent to use, practice any rights under, or grant sublicenses with respect to, any Intellectual Property owned by such third party, including the incorporation of any such Intellectual Property into Parent's products and, with respect to each Parent In-Bound License, whether Parent In-Bound License is exclusive or non-exclusive; provided, however, that Parent Disclosure Schedule is not required to list Parent In-Bound Licenses that consist solely of "shrink-wrap" and similar commercially available end-user licenses.

            (c) Parent Disclosure Schedule lists all licenses, sublicenses and other Contracts ("PARENT OUT-BOUND LICENSES") pursuant to which Parent authorizes a third party to use, practice any rights under, or grant sublicenses with respect to, any Parent Owned Intellectual Property or pursuant to which Parent grants rights to use or practice any rights under any Intellectual Property owned by a third party and, with respect to each Parent Out-Bound License, whether Parent Out-Bound License is exclusive or non-exclusive.

            (d) Each Parent In-Bound License and each Parent Out-Bound License is in full force and effect and valid and enforceable in accordance with its terms, except where any such failure to be in full force and effect and valid and enforceable would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Parent has not violated any provision of, or committed or failed to perform any act which, with or without the giving of notice or lapse of time, or both, would constitute a default in the performance, observance or fulfillment of any obligation, covenant, condition or other term contained in any Parent In-Bound License or Parent Out-Bound License, except where any such default would not reasonably be expected to have a Material Adverse Effect on Parent, and Parent has not given or received notice to or from any Person relating to any such alleged or potential default that has not been cured.

            (e) Parent (i) exclusively own the entire right, interest and title to all Intellectual Property that is used in or necessary for the businesses of Parent as they are currently conducted free and clear of Liens (including the design, manufacture, license and sale of all products currently under development or in production), or (ii) otherwise rightfully use or otherwise enjoy such Intellectual Property pursuant to the terms of a valid and enforceable Parent In-Bound License that is listed in Parent Disclosure Schedule or that is a "shrink-wrap" or similar commercially available end-user license. Parent Owned Intellectual Property, together with Parent's rights under Parent In-Bound Licenses listed in Parent Disclosure Schedule or that are "shrink-wrap" and similar commercially available end-user licenses (collectively, the "PARENT INTELLECTUAL PROPERTY"), constitutes all the Intellectual Property used in or necessary for the operation of Parent's businesses as they are currently conducted.

            (f) All registration, maintenance and renewal fees related to Patents, Marks, Copyrights and any other certifications, filings or registrations that are owned by Parent ("PARENT REGISTERED ITEMS") that are currently due have been paid and all documents and certificates related to such Parent Registered Items have been filed with the relevant Governmental Entity or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Parent Registered Items. All Parent Registered Items are in good standing, held in compliance with all applicable legal requirements and enforceable by Parent. All Patents that have been issued to Parent are valid.

            (g) Parent is not aware of any challenges (or any basis therefor) with respect to the validity or enforceability of any Parent Intellectual Property. Parent has not taken any action or failed to take any action that would reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation, waiver or unenforceability of any Parent Intellectual Property. Parent Disclosure Schedule lists all previously held Parent Registered Items that Parent has abandoned, cancelled, forfeited or relinquished during the twelve (12) months prior to the date of this Agreement.

            (h) None of the products or services currently or formerly developed manufactured, sold, distributed, provided, shipped or licensed, by Parent, or which are currently under development, has infringed or infringes upon, or otherwise unlawfully used or uses, the Intellectual Property Rights of any third party. Parent, by conducting its business as currently conducted, has not infringed or infringes upon, or otherwise unlawfully used or uses, any Intellectual Property Rights of a third party. Parent has not received any communication alleging that Parent or any of its products, services, activities or operations infringe upon or otherwise unlawfully use any Intellectual Property Rights of a third party nor, to Parent's Knowledge, is there any basis therefor. No Action has been instituted, or, to Parent's Knowledge, threatened, relating to any Intellectual Property formerly or currently used by Parent and none of Parent Intellectual Property is subject to any outstanding Order. To Parent's Knowledge, no Person has infringed or is infringing any Intellectual Property Rights of Parent or has otherwise misappropriated or is otherwise misappropriating any Parent Intellectual Property.

            (i) With respect to Parent's Proprietary Information, the documentation relating thereto is current, accurate and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the special knowledge or memory of others. Parent has taken commercially reasonable steps to protect and preserve the confidentiality of all Proprietary Information owned by Parent that is not covered by an issued Patent. Without limiting the generality of the foregoing, the Proprietary Information of Parent (other than Proprietary Information that is covered by an issued Patent) is not part of the public knowledge and has not been used or divulged for the benefit of any Person other than Parent.

            (j) All current and former employees, consultants and contractors of Parent have executed and delivered, and are in compliance with, enforceable agreements regarding the protection of Proprietary Information and providing valid written assignments of all Intellectual Property conceived or developed by such employees, consultants or contractors in connection with their services for Parent. No current or former employee, consultant or contractor or any other Person has any right, claim or interest to any of Parent Intellectual Property.

            (k) No employee, consultant or contractor of Parent has been, is or will be, by performing services for Parent, in violation of any term of any employment, invention disclosure or assignment, confidentiality, noncompetition agreement or other restrictive covenant or any Order as a result of such employee's, consultant's or independent contractor's employment by Parent or any services rendered by such employee, consultant or independent contractor.

            (l) The execution and delivery of this Agreement by Parent does not, and the consummation of the Merger (in each case, with or without the giving of notice or lapse of time, or both) will not, directly or indirectly, result in the loss or impairment of, or give rise to any right of any third party to terminate or reprice or otherwise renegotiate any of Parent's rights to own any of its Intellectual Property or their respective rights under any Parent Out-Bound License or Parent In-Bound License, nor require the consent of any Governmental Entity or other third party in respect of any such Intellectual Property.

            (m) Software.

            Parent does not own the Software or purport to own any Software.

         5.14 Absence of Certain Changes or Events. Since July 31, 2005 to the date of this Agreement:

            (a) there has not been a Material Adverse Effect on Parent;

            (b) neither Parent nor Merger Sub has amended or otherwise modified its Charter Documents;

            (c) neither Parent nor Merger Sub has declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any of its securities;

            (d) neither Parent nor merger Sub has split, combined or reclassified any of its securities, or issued, or authorized for issuance, any securities except for the grant of options to purchase shares of Parent Common Stock ("PARENT STOCK OPTIONS") and the issuance of shares of Parent Common Stock upon exercise of Parent Stock Options and warrants issued by Parent, in each case, in the ordinary course of business consistent with past practice;

            (e) there has not been any material damage, destruction or loss with respect to the property and assets of Parent, whether or not covered by insurance;

            (f) there has not been any revaluation of Parent's assets, including writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business consistent with past practice;

            (g) Parent has not made any change in accounting practices; and

            (h) neither Parent nor Merger Sub has agreed, whether in writing or otherwise, to do any of the foregoing except that Parent may with Company's prior consent and notification to Company within two (2) Business Days thereafter spin-off various assets to its shareholders as a dividend.

        5.15 Contracts.

            (a) Parent Disclosure Schedule contains a complete and accurate list of each Contract or series of related Contracts to which Parent or any of its Subsidiaries is a party or is subject, or by which any of their respective assets are bound:

              (i) for the purchase of materials, supplies, goods, services, equipment or other assets and that involves or would reasonably be expected to involve (A) annual payments by Parent of $10,000 or more, or (B) aggregate payments by Parent of $10,000 or more;

              (ii) (A) for the sale by Parent of materials, supplies, goods, services, equipment or other assets, and that provides for (1) a specified annual minimum dollar sales amount by Parent of $10,000 or more, or (2) aggregate payments to Parent of $10,000 or more, or (B) pursuant to which Parent received payments of more than $10,000 in the year ended July 31, 2005 or expects to receive payments of more than $10,000 in the year ending July 31, 2006;

              (iii) that continues over a period of more than six (6) months from the date hereof and provides for payments to or by Parent exceeding $10,000, except for arrangements disclosed pursuant to the preceding subparagraphs (i) and (ii);

              (iv) that is an employment, consulting, termination or severance Contract that involves or would reasonably be expected to involve the payment of $50,000 or more by Parent following the date hereof, except for any such Contract that is terminable at-will by Parent without liability to Parent;

              (v) that is a distribution, dealer, representative or sales agency Contract, other than Contracts entered into in the ordinary course of business with distributors, representatives and sales agents that are cancelable without penalty on not more than ninety (90) days' notice and does not deviate in any material respect from Parent's standard form previously provided by Parent;

              (vi) that is a (A) Parent Lease or (B) Contract for the lease of personal property, in each case which provides for payments to or by Parent or any of its Subsidiaries in any one case of $75,000 or more annually or $250,000 or more over the term of such Parent Lease or lease;

              (vii) which provides for the indemnification by Parent, the undertaking by Parent to be responsible for consequential damages, or the assumption by Parent of any Tax, environmental or other Liability;

              (viii) that is a note, debenture, bond, equipment trust, letter of credit, loan or other Contract for Indebtedness or lending of money (other than to employees for travel expenses in the ordinary course of business) or Contract for a line of credit or guarantee, pledge or undertaking of the Indebtedness of any other Person;

              (ix) for any capital expenditure or leasehold improvement in any one case in excess of $10,000 or any such Contracts in the aggregate greater than $100,000;

              (x) that restricts or purports to restrict the right of Parent to engage in any line of business, acquire any property, develop or distribute any product or provide any service (including geographic restrictions) or to compete with any Person or granting any exclusive distribution rights, in any market, field or territory;

              (xi) that is a partnership, joint venture, joint development or similar Contract;

              (xii) that relates to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

              (xiii) that is a collective bargaining Contract or other Contract with any labor organization, union or association; and

              (xiv) that is a Contract or series of Contracts, the termination or breach of which would reasonably be expected to have a Material Adverse Effect on Parent and not previously disclosed pursuant to this Section 5.15.

            (b) Each Contract required to be listed in Schedule 5.15 of Parent Disclosure Schedule (collectively, "PARENT MATERIAL CONTRACTS") is in full force and effect and valid and enforceable in accordance with its terms, except to the extent a failure to be in full force and effect and valid or enforceable in accordance with its terms would not have a Material Adverse Effect on the Parent or any of its Subsidiaries.

            (c) Parent and its Subsidiaries are not, and to Parent's Knowledge, no other party thereto is, in default in the performance, observance or fulfillment of any obligation, covenant, condition or other term contained in any Parent Material Contract, and Parent has not given or received notice to or from any Person relating to any such alleged or potential default that has not been cured. No event has occurred which with or without the giving of notice or lapse of time, or both, may conflict with or result in a violation or breach of, or give any Person the right to exercise any remedy under or accelerate the maturity or performance of, or cancel, terminate or modify, any Parent Material Contract.

            (d) Parent has provided accurate and complete copies of each Parent Material Contract to Parent.

            (e) All Contracts other than Parent Material Contracts to which Parent or any of its Subsidiaries is a party or is subject, or by which any of their respective assets are bound (collectively, the "PARENT MINOR CONTRACTS"), are in all material respects valid and enforceable in accordance with their terms. Parent is not in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein, and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder by Parent, except in either case where any such default or defaults could not reasonably be expected have, individually or in the aggregate, a Material Adverse Effect on Parent taken as a whole.

        5.16 Legal Proceedings. Except as disclosed in Parent Disclosure Schedule, there are no actions or proceedings pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or any of its Subsidiaries or any of their assets or properties which (a) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the Merger or otherwise result in a material diminution of the benefits contemplated by this Agreement to Parent, Merger Sub, Company or the Surviving Corporation or (b) if determined adversely to Parent or any of its Subsidiaries, could reasonably be expected to result in
(i) any injunction or other equitable relief against Parent or any of its Subsidiaries, Merger Sub, Company or the Surviving Corporation or (ii) losses by Parent, Merger Sub, Company or the Surviving Corporation.

         5.17 Employee Benefits.

            (a) Parent Disclosure Schedule sets forth a complete and accurate list of all Parent Benefit Plans and benefit plans to which any of Parent's Subsidiaries is a party or otherwise bound. A current, accurate and complete copy of each, benefit plan has been provided to the Company. Parent has no intent or commitment to create any additional Parent Benefit Plan or amend any Parent Benefit Plan. "PARENT BENEFIT PLAN" means any Benefit Plan which is sponsored, maintained or contributed to by Parent or any Parent ERISA Affiliate, or with respect to which Parent or any of its Subsidiaries or any Parent ERISA Affiliate otherwise has any present or future Liability. "PARENT ERISA AFFILIATE" means any entity which is a member of a "controlled group of corporations" with, under "common control" with or a member of an "affiliated services group" with, Parent or any of its Subsidiaries, as defined in Section 414(b), (c), (m) or (o) of the Code.

            (b) Each Parent Benefit Plan has been and is currently administered in compliance in all material respects with its constituent documents and with all reporting, disclosure and other requirements of ERISA and the Code applicable to such Parent Benefit Plan. Each Parent Benefit Plan that is an Employee Pension Benefit Plan (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "PARENT PENSION PLAN"), has been determined by the Internal Revenue Service to be so qualified and no condition exists that would adversely affect any such determination. No Parent Benefit Plan is a "defined benefit plan" as defined in Section 3(35) of ERISA.

            (c) None of Parent, any Parent ERISA Affiliate or any trustee or agent of any Parent Benefit Plan has been or is currently engaged in any prohibited transactions as defined by Section 406 of ERISA or Section 4975 of the Code for which an exemption is not applicable which could subject Parent or any Parent ERISA Affiliate or any trustee or agent of any Parent Benefit Plan to the tax or penalty imposed by Section 4975 of the Code or Section 502 of ERISA.

            (d) There is no event or condition existing which could be deemed a "reportable event" (within the meaning of Section 4043 of ERISA) with respect to which the thirty (30)-day notice requirement has not been waived. To Parent's Knowledge, no condition exists which could subject Parent to a penalty under
Section 4071 of ERISA.

            (e) Neither Parent nor or any Parent ERISA Affiliate is, or has been, party to any "multi-employer plan," as that term is defined in Section 3(37) of ERISA.

            (f) True and correct copies of the most recent annual report on Form 5500 and any attached schedules for each Parent Benefit Plan (if any such report was required by applicable Law) and a true and correct copy of the most recent determination letter issued by the Internal Revenue Service for each Parent Pension Plan have been provided to Parent.

            (g) With respect to each Parent Benefit Plan, there are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or, to Parent's Knowledge, threatened against any Parent Benefit Plan, Parent, any Parent ERISA Affiliate or any trustee or agent of any Parent Benefit Plan.

            (h) With respect to each Parent Benefit Plan to which Parent or any Parent ERISA Affiliate is a party which constitutes a group health plan subject to Section 4980B of the Code, each such Parent Benefit Plan complies, and in each case has complied, in all material respects with all applicable requirements of Section 4980B of the Code.

            (i) Full payment has been made of all amounts which Parent or any Parent ERISA Affiliate was required to have paid as a contribution to any Parent Benefit Plan as of the last day of the most recent fiscal year of each of the Benefit Plans ended prior to the date of this Agreement, and none of Parent Benefit Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each such Parent Benefit Plan ended prior to the date of this Agreement.

            (j) Each Parent Benefit Plan is, and its administration is and has been during the six-year period preceding the date of this Agreement, in all material respects in compliance with, and none Parent or any Parent ERISA Affiliate has received any claim or notice that any such Parent Benefit Plan is not in material compliance with, all applicable Laws and Orders and prohibited transaction exemptions, including to the extent applicable, the requirements of ERISA.

            (k) Neither Parent nor any Parent ERISA Affiliate are in default in any material respect in performing any of its contractual obligations under any of Parent Benefit Plans or any related trust agreement or insurance contract.

            (l) There are no material outstanding Liabilities of any Parent Benefit Plan other than Liabilities for benefits to be paid to participants in any Parent Benefit Plan and their beneficiaries in accordance with the terms of such Parent Benefit Plan.

            (m) Subject to ERISA and the Code, each Parent Benefit Plan may be amended, modified, terminated or otherwise discontinued by Parent or a Parent ERISA Affiliate at any time without liability.

            (n) No Parent Benefit Plan other than a Parent Pension Plan, retiree medical plan or severance plan provides benefits to any individual after termination of employment.

            (o) The consummation of the Merger will not (either alone or in conjunction with any other event) (i) entitle any current or former director, employee, contractor or consultant of Parent to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such director, employee, contractor or consultant, or result in the payment of any other benefits to any Person or the forgiveness of any Indebtedness of any Person,
(iii) result in any prohibited transaction described in Section 406 of ERISA or
Section 4975 of the Code for which an exemption is not available, or (iv) result in the payment or series of payments by Parent or any of its Affiliates to any person of an "excess parachute payment" within the meaning of Section 280G of the Code.

            (p) With respect to each Parent Benefit Plan that is funded wholly or partially through an insurance policy, all premiums required to have been paid to date under the insurance policy have been paid, all premiums required to be paid under the insurance policy through the Closing will have been paid on or before the Closing and, as of the Closing, there will be no liability of Parent or any Parent ERISA Affiliate under any insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing.

            (q) Each Parent Benefit Plan that constitutes a "welfare benefit plan," within the meaning of Section 3(1) of ERISA, and for which contributions are claimed by Parent or any Parent ERISA Affiliate as deductions under any provision of the Code, is in compliance in all material respects with all applicable requirements pertaining to such deduction. With respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a welfare benefit plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under
Section 4976(a) of the Code. All welfare benefit funds intended to be exempt from tax under Section 501(a) of the Code have been determined by the Internal Revenue Service to be so exempt and no event or condition exists which would adversely affect any such determination.

            (r) Parent Disclosure Schedule sets forth all Parent Benefit Plans covering employees of Parent outside of the United States (the "PARENT FOREIGN PLANS"). The Foreign Plans have been operated in accordance, and are in compliance, in all material respects with their constituent documents and all applicable Laws. There are no material unfunded Liabilities under or in respect of the Foreign Plans, and all contributions or other payments required to be made to or in respect of the Foreign Plans prior to the Closing Date have been made or will be made prior to the Closing Date.

         5.18 Labor and Employment Matters.

            (a) Parent is not a party or subject to any labor union or collective bargaining Contract. There have not been since January 1, 2002 and there are not pending or threatened any labor disputes, work stoppages, requests for representation, pickets, work slow-downs due to labor disagreements or any actions or arbitrations which involve the labor or employment relations of Parent. There is no unfair labor practice, charge or complaint pending, unresolved or, to Parent's Knowledge, threatened before the National Labor Relations Board. No event has occurred or circumstance exist that may provide the basis of any work stoppage or other labor dispute.

            (b) Parent has complied in all material respects with each, and is not in violation in any material respect of any, Law relating to anti-discrimination and equal employment opportunities and there are, and have been, no material violations of any other Law respecting the hiring, hours, wages, occupational safety and health, employment, promotion, termination or benefits of any employee or other Person. Parent has filed all reports, information and notices required under any Law respecting the hiring, hours, wages, occupational safety and health, employment, promotion, termination or benefits of any employee or other Person, and will timely file prior to Closing all such reports, information and notices required by any Law to be given prior to Closing.

            (c) Parent has paid or properly accrued in the ordinary course of business all wages and compensation due to employees, including all vacations or vacation pay, holidays or holiday pay, sick days or sick pay, and bonuses.

            (d) Parent is not a party to any Contract which restricts Parent from relocating, closing or terminating any of its operations or facilities or any portion thereof. Parent has not, since January 1, 2002 effectuated a "plant closing" (as defined by the WARN Act) or (ii) a "mass lay-off" (as defined in the WARN Act), in either case affecting any site of employment or facility of Parent, except in accordance with the WARN Act. The consummation of the Merger will not create liability for any act by Parent on or prior to the Closing Date under the WARN Act or any other Law respecting reductions in force or the impact on employees on plant closings or sales of businesses.

         5.19 Environmental.

             (a) Parent has secured, and is in compliance in all material respects with, all Environmental Permits required in connection with its operations and the Real Property. Each Environmental Permit, together with the name of the Governmental Entity issuing such Environmental Permit, is set forth in Parent Disclosure Schedule. All such Environmental Permits are valid and in full force and effect and none of such Environmental Permits will be terminated or impaired or become terminable as a result of the Merger. Parent has been, and is currently, in compliance in all material respects with all Environmental Laws. Parent has not received notice alleging that Parent is not in such compliance with Environmental Laws.

            (b) There are no past, pending or, to Parent's Knowledge, threatened Environmental Actions against or affecting Parent, and Parent is not aware of any facts or circumstances which could be expected to form the basis for any Environmental Action against Parent.

            (c) Parent has not entered into or agreed to any Order, and Parent is not subject to any Order, relating to compliance with any Environmental Law or to investigation or cleanup of a Hazardous Substance under any Environmental Law.

            (d) No Lien has been attached to, or asserted against, the assets, property or rights of Parent pursuant to any Environmental Law, and, to Parent's Knowledge, no such Lien has been threatened. There are no facts, circumstances or other conditions that could be expected to give rise to any Liens on or affecting any Real Property.

            (e) There has been no treatment, storage, disposal or Release of any Hazardous Substance at, from, into, on or under any Real Property or any other property currently or formerly owned, operated or leased by Parent. No Hazardous Substances are present in, on, about or migrating to or from any Real Property that could be expected to give rise to an Environmental Action against Parent.

            (f) Parent has not received a CERCLA 104(e) information request nor has Parent been named a potentially responsible party for any National Priorities List site under CERCLA or any site under analogous state Law. Parent has not received an analogous notice or request from any non-U.S. Governmental Entity.

            (g) There are no aboveground tanks or underground storage tanks on, under or about the Real Property. Any aboveground or underground tanks previously situated on the Real Property or any other property currently or formerly owned, operated or leased by Parent have been removed in accordance with all Environmental Laws and no residual contamination, if any, remains at such sites in excess of applicable standards.

            (h) There are PCBs leaking from any article, container or equipment on, under or about the Real Property and there are no such articles, containers or equipment containing PCBs. There is no asbestos containing material or lead based paint containing materials in at, on, under or within the Real Property.

            (i) Parent has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which is an Environmental Clean-up Site.

            (j) None of the Real Property is an Environmental Clean-up Site.

            (k) Parent provided to Company true and complete copies of, or access to, all written environmental assessment materials and reports that have been prepared by or on behalf of Parent.

        5.20 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

        5.21 Related Party Transactions. There are no Contracts of any kind, written or oral, entered into by Parent with, or for the benefit of, any officer, director or stockholder of Parent or, to the Knowledge of Parent, any Affiliate of any of them, except in each case, for (a) employment agreements, indemnification agreements, fringe benefits and other compensation paid to directors, officers and employees consistent with previously established policies (including normal merit increases in such compensation in the ordinary course of business) and copies of which have been provided to Parent and are listed on Parent Disclosure Schedule, (b) reimbursements of ordinary and necessary expenses incurred in connection with their employment or service, and
(c) amounts paid pursuant to Parent Benefit Plans of which copies have been provided to Company. To the Knowledge of Parent, none of such Persons has any material direct or indirect ownership interest in any firm or corporation with which Parent has a business relationship, or with any firm or corporation that competes with Parent (other than ownership of securities in a publicly traded company representing less than one percent of the outstanding stock of such company). No officer or director of Parent or member of his or her immediate family or greater than 5% stockholder of Parent or, to the Knowledge of Parent, any Affiliate of any of them or any employee of Parent is directly or indirectly interested in any Parent Material Contract.

        5.22 Insurance. All insurance policies, binders of insurance and fidelity bonds which cover Parent and its business, properties, assets, directors or employees (the "PARENT POLICIES") are issued by an insurer that is financially sound and reputable, are in full force and effect and are enforceable in accordance with their terms. Such Parent Policies provide adequate insurance coverage for Parent and its businesses, properties, assets and employees, and are sufficient in all material respects for compliance with all Laws and Contracts to which Parent is a party or by which it is bound. There are no material pending claims under any of such Parent Policies as to which coverage has been questioned, denied or disputed by the insurer or in respect of which the insurer has reserved its rights.

         5.23 Brokers or Finders. Parent shall indemnify and hold harmless Company and the officers and directors of Company from any obligations or liabilities to any person or entity engaged by or to whom the Parent is liable for brokerage and/or finders fees for services rendered in connection with the Merger contemplated by this Agreement.

         5.24 No Illegal Payments. Neither Parent nor, to the Knowledge of Parent, any Affiliate, officer, agent or employee of Parent, directly or indirectly, has, since inception, on behalf of or with respect to Parent, (a) made any unlawful domestic or foreign political contributions, (b) made any payment or provided services which were not legal to make or provide or which Parent or any Affiliate thereof or any such officer, employee or other Person should reasonably have known were not legal for the payee or the recipient of such services to receive, (c) received any payment or any services which were not legal for the payer or the provider of such services to make or provide, (d) had any material transactions or payments which are not recorded in its accounting books and records or (e) had any off-book bank or cash accounts or "slush funds."

         5.25 Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in (i) the Form S-4 Registration Statement will, when filed or at any time it is amended or supplemented or at the time the Form S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the proxy statement (the "PROXY STATEMENT") to be used by Parent in connection with the solicitation of votes in favor of Parent Authorized Stock Increase and Parent Authorized Name Change will, at the date it is first mailed to the stockholders of Parent or at the time of Parent Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement and the Form S-4 Registration Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Parent with respect to information or statements with respect to Company or any of its Subsidiaries made or incorporated by reference therein supplied by or on behalf of Company for inclusion or incorporation by reference in the Proxy Statement or the Form S-4 Registration Statement.

         5.26 Antitakeover Statutes. No anti-takeover or similar Law binding on Parent applies or purports to apply to the Merger, this Agreement, Company Lock-Up and Voting Agreements and the transactions contemplated hereby. No other "control share acquisition," "fair price," "moratorium" or other anti-takeover Laws apply to this Agreement or any of the transactions contemplated hereby.

         5.27 Compliance with Securities Laws. The offering and issuance by Parent of shares of Parent Common Stock, Parent stock options or warrants, Parent warrants and the issuance of any shares upon exercise of Parent stock options or warrants, were made and completed in substantial compliance with all applicable state, federal and foreign securities Laws.

         5.28 Inclusion of Subsidiaries. All references in Sections 5.11, 5.18, 5.19, 5.21, 5.22, 5.23, 5.24, 5.25, 5.26 and 5.27 to Parent include any and all of its Subsidiaries.

                                   ARTICLE VI

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         This Article VI shall not become effective until this Agreement is no longer subject to termination as provided for in Section 9.1(a)(i). However, notwithstanding the preceding sentence, Parent shall notify Company and Company shall notify Parent within two (2) Business Days after either one of them permits, allows, or otherwise causes to occur any event prohibited by this
Article VI or with respect to which any obligation which would otherwise be imposed upon either one of them by this Article VI shall not have been fulfilled or is not being fulfilled. In the event that Parent decides to engage in a spin off of assets to its shareholders as a dividend, Parent shall inform the Company of the relevant terms and conditions of the spin off at least two (2) Business Days prior to the consummation of the spin off.

         6.1 Conduct of Business by Company.

            (a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Company shall, and it shall cause each of its Subsidiaries to:

              (i) carry on its business in the usual, regular and ordinary course in a manner consistent with past practice;

              (ii) use its reasonable best efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it; and

              (iii) use its reasonable best efforts to conduct its business in such a manner that on the Closing Date the representations and warranties of Company contained in this Agreement shall be true and correct, as though such representations and warranties were made on and as of such date, and Company shall use its reasonable best efforts to cause all of the conditions to the obligations of Parent and Merger Sub under this Agreement to be satisfied as soon as practicable following the date hereof.

            (b) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly provided in this Agreement, Company shall not, and it shall not permit any of its Subsidiaries to, without the prior written consent of
Parent:

              (i) adopt or propose any amendment to the Charter Documents of Company or any of its Subsidiaries;

              (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or other property) with respect to any securities;

              (iii) issue or authorize any stock dividends or engage in any subdivision, reclassification, recapitalization, split, combination or exchange of shares or any similar event with respect to Company Common Stock or (B) make any change in any issued and outstanding securities, or redeem, purchase or otherwise acquire any securities other than the repurchase at cost from employees of shares of Company Common Stock in connection with the termination of their employment pursuant to Company's standard form of option/restricted shares agreement or a cancellation of issued shares at no cost to Company;

              (iv) (A) other than pursuant to a written agreement or Company Benefit Plan disclosed in Company Disclosure Schedule in the amount required thereunder and other than payment of bonuses and increases in salaries or wage rates or fringe benefits to non-officer employees, contractors or consultants in the ordinary course of business consistent with past practice, (1) modify the compensation or benefits payable or to become payable by Company or any of its Subsidiaries to any of its current or former directors, officers, employees, contractors or consultants, or (2) modify any bonus, severance, termination, pension, insurance or other employee benefit plan, payment or arrangement made to, for or with any current or former directors, employees, contractors or consultants of Company or any of its Subsidiaries, or (B) enter into any employment (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at-will"), severance or termination agreement;

              (v) establish, adopt, enter into, amend or terminate any Company Benefit Plan or any collective bargaining, thrift, compensation or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, employees, contractors or consultants of Company or any of its Subsidiaries;

              (vi) other than (A) sales of inventory, (B) the grant of Company Out-Bound Licenses on a non-exclusive basis and (C) other dispositions of property and assets that are not material, individually or in the aggregate, to Company and its Subsidiaries, taken as a whole, in each case in the ordinary course of business consistent with past practice, sell, lease, transfer or assign any property or assets of Company or any of its Subsidiaries;

              (vii) other than borrowings in the ordinary course of business consistent with past practice pursuant to credit facilities existing on the date of this Agreement or the financing of ordinary course trade payables consistent with past practice, (A) assume, incur or guarantee any Indebtedness, other than endorsements for collection in the ordinary course of business or (B) modify the terms of any existing Indebtedness in any material respect;

              (viii) other than Permitted Liens and Liens granted pursuant to credit facilities existing on the date of this Agreement in connection with borrowings permitted under subparagraph (vii), pledge or permit to become subject to Liens any properties or assets of Company or any of its Subsidiaries;

              (ix) other than travel loans or advances in the ordinary course of business consistent with past practice, make any loans, advances or capital contributions to, or investments in, any other Person (other than its Subsidiaries);

              (x) not cancel any debts or waive any claims or rights of substantial value;

              (xi) other than in the ordinary course of business consistent with past practice, (A) amend, modify or terminate, or waive, release or assign any rights under any Company Material Contract, (B) enter into any Contract which, if entered into prior to the date hereof, would have been required to be set forth in Schedule 4.16 of the Company Disclosure Schedule;

              (xii) acquire, or agree to acquire, from any Person any assets, operations, business or securities or engage in, or agree to engage in, any merger, consolidation or other business combination with any Person, except in connection with (A) capital expenditures set forth in Schedule 6.1(b)(xii) of Company Disclosure Schedule permitted hereunder or (B) acquisitions of inventory and other tangible assets in the ordinary course of business consistent with past practice;

              (xiii) amend any Company Stock Option, Company Warrant or Other Company Purchase Right or authorize cash payments in exchange for any of the foregoing;

              (xiv) make any filings or registrations, with any Governmental Entity, except routine filings and registrations made in the ordinary course of business;

              (xv) take any actions outside the ordinary course of business;

              (xvi) other than as required by GAAP (as advised by its regular independent accounts), make any changes in its accounting methods, principles or practices;

              (xvii) make any Tax election, change its method of Tax accounting or settle any claim relating to Taxes;

              (xviii) take any action or omit to do any act within its reasonable control which action or omission which is reasonably likely to result in any of the conditions to the Merger not being satisfied, except as may be required by applicable Law; or

              (xix) agree, whether in writing or otherwise, to do any of the foregoing.

        6.2 Conduct of Business by Parent.

           (a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent shall, and it shall cause each of its Subsidiaries to except as set forth in the Parent Disclosure Schedule:

              (i) carry on its business in the usual, regular and ordinary course in a manner consistent with past practice;

              (ii) use its reasonable best efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with; and

              (iii) use its reasonable best efforts to conduct its business in such a manner that on the Closing Date the representations and warranties of Parent contained in this Agreement shall be true and correct, as though such representations and warranties were made on and as of such date, and Parent shall use its reasonable best efforts to cause all of the conditions to the obligations of Parent and Merger Sub under this Agreement to be satisfied as soon as practicable following the date hereof.

           (b) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly provided in this Agreement and except as set forth in the Parent Disclosure Schedule, Parent shall not, and it shall not permit any of its Subsidiaries to, without the prior written consent of Company:

              (i) adopt or propose any amendment to the Charter Documents of Parent or any of its Subsidiaries;

              (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or other property) with respect to any securities;

              (iii) (A) issue any stock dividends except for any spinoff or engage in any subdivision, reclassification, recapitalization, split, combination or exchange of shares or any similar event with respect to Parent Common Stock between the Closing Date and the Effective Time or (B) make any change in any issued and outstanding securities, or redeem, purchase or otherwise acquire any securities other than the repurchase at cost from employees of shares of Parent Common Stock in connection with the termination of their employment pursuant to Parent's standard form of option/restricted shares agreement or a cancellation of issued shares at no cost to Parent;

              (iv) (A) other than pursuant to a written agreement in the amount required thereunder and other than payment of bonuses and increases in salaries or wage rates or fringe benefits to non-officer employees, contractors or consultants in the ordinary course of business consistent with past practice,
(1) modify the compensation or benefits payable or to become payable by Parent or any of its Subsidiaries to any of its current or former directors, officers, employees, contractors or consultants, or (2) modify any bonus, severance, termination, pension, insurance or other employee benefit plan, payment or arrangement made to, for or with any current or former directors, employees, contractors or consultants of Parent or any of its Subsidiaries, or (B) enter into any employment (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at-will"), severance or termination agreement;

              (v) establish, adopt, enter into, amend or terminate any employee benefit plan or any collective bargaining, thrift, compensation or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, employees, contractors or consultants of Parent or any of its Subsidiaries;

              (vi) other than (A) sales of inventory, (B) the grant of licenses, sublicenses and other Contracts pursuant to which Parent or any of its Subsidiaries authorizes a third party to use or practice any rights under, or grant sublicenses with respect to, intellectual property owned by Parent on a non-exclusive basis, (C) other dispositions of property and assets that are not material, individually or in the aggregate, to Parent and its Subsidiaries, taken as a whole, in each case in the ordinary course of business consistent with past practice, sell, lease, transfer or assign any property or assets of Parent or any of its Subsidiaries;

              (vii) other than borrowings in the ordinary course of business consistent with past practice pursuant to credit facilities existing on the date of this Agreement (including the convertible debenture under negotiation) or the financing of ordinary course trade payables consistent with past practice, (A) assume, incur or guarantee any Indebtedness, other than endorsements for collection in the ordinary course of business or (B) modify the terms of any existing Indebtedness in any material respect;

              (viii) other than Permitted Liens and Liens granted pursuant to credit facilities existing on the date of this Agreement in connection with borrowings permitted under subparagraph (vii), pledge or permit to become subject to Liens any properties or assets of Parent or any of its Subsidiaries;

              (ix) other than travel loans or advances in the ordinary course of business consistent with past practice, make any loans, advances or capital contributions to, or investments in, any other Person (other than its Subsidiaries);

              (x) not cancel any debts or waive any claims or rights of substantial value;

              (xi) other than in the ordinary course of business consistent with past practice, amend, modify or terminate or otherwise waive, release or assign any rights under, any material Contract;

              (xii) acquire, or agree to acquire, from any Person any assets, operations, business or securities or engage in, or agree to engage in, any merger, consolidation or other business combination with any Person, except in connection with (A) capital expenditures set forth in Schedule 6.2(b)(xii) of Parent Disclosure Schedule permitted hereunder or (B) acquisitions of inventory and other tangible assets in the ordinary course of business consistent with past practice;

              (xiii) amend any stock option, warrant or other purchase right to acquire shares of Parent Common Stock or authorize cash payments in exchange for any of the foregoing;

              (xiv) make any filings or registrations, with any Governmental Entity, except routine filings and registrations made in the ordinary course of business;

              (xv) take any actions outside the ordinary course of business;

              (xvi) other than as required by GAAP (as advised by its regular independent accounts), make any changes in its accounting methods, principles or practices;

              (xvii) make any Tax election, change its method of Tax accounting or settle any claim relating to Taxes;

              (xviii) take any action or omit to do any act within its reasonable control which action or omission which is reasonably likely to result in any of the conditions to the Merger not being satisfied, except as may be required by applicable Law; or

              (xix) agree, whether in writing or otherwise, to do any of the foregoing.

        6.3 Exclusivity.

           (a) Subject to Section 6.3(b), except with respect to this Agreement and the transactions contemplated hereby and except as set forth in the Company Disclosure Schedule and the Parent Disclosure Schedule, each of Company and Parent agrees that it will not, and it will use its reasonable best efforts to cause its Subsidiaries and its and their respective directors, officers, employees, Affiliates and other agents and representatives (including any investment banking, legal or accounting firm retained by it or any of them and any individual member or employee of the foregoing) (each, an "AGENT") not to: (i) initiate, solicit, encourage or seek, directly or indirectly, any inquiries relating to or the making or implementation of any Third Party Proposal; (ii) engage in any negotiations concerning, or provide any information or data to, or have any substantive discussions with, any Person relating to a Third Party Proposal; (iii) otherwise cooperate in or facilitate any effort or attempt to make, implement or accept a Third Party Proposal; (iv) enter into Contract with any Person relating to a Third Party Proposal or (v) release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party. Each of Company and Parent will immediately cease, and will cause their respective Subsidiaries and Agents immediately to cease, any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Third Party Proposal. "THIRD PARTY PROPOSAL" means any Contract, proposal or offer (including any proposal or offer to the stockholders of Company or Parent, as the case may be) with respect to a proposed or potential Acquisition Transaction. "ACQUISITION TRANSACTION" means, with respect to Company or Parent, as the case may be, (A) any sale, lease or other disposition, direct or indirect (and however structured), of any business or assets of such party and/or any of its Subsidiaries (which business or assets represent 10% or more of the consolidated revenues, net income or assets of such party and its Subsidiaries, taken as a whole), (B) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in a third party beneficially owning 10% or more of any class of securities of such party, (C) a merger, consolidation, share exchange, business combination, reorganization, joint venture, recapitalization, liquidation, dissolution or other similar transaction involving such party and/or any of its Subsidiaries (which Subsidiaries represent 10% or more of the consolidated revenues, net income or assets of such party and its Subsidiaries, taken as a whole), (D) the issuance, sale or other disposition, direct or indirect (and however structured), of securities (or securities or other rights convertible into, or exercisable or exchangeable for, such securities) representing 10% or more of the voting power or capital stock of such party and/or any of its Subsidiaries (which Subsidiaries represent 10% or more of the consolidated revenues, net income or assets of such party and its Subsidiaries, taken as a whole) or (E) any combination of the foregoing (other than the Merger).

            (b) Notwithstanding anything to the contrary in Section 6.3(a), the Board of Directors of Parent or Company, may furnish information to, and enter into discussions or negotiations with, a Person who has made an unsolicited, written, bona fide Third Party Proposal if, and only if, the Board of Directors of Parent or Company, has (i) reasonably concluded that such Third Party Proposal constitutes a Superior Proposal, (ii) reasonably concluded, after receiving advice from its outside legal counsel, that, in light of such Superior Proposal, the furnishing of such information or entering into discussions is required to comply with its fiduciary obligations to its stockholders under applicable Law, (iii) provided written notice to Parent or Company, as applicable, of its intent to furnish information or enter into discussions or negotiations with such Person at least three (3) Business Days prior to taking any such action and (iv) obtained from such Person an executed confidentiality agreement on terms no less favorable to Parent or Company, as the case may be, than those contained in the Confidentiality Agreement. The Board of Directors of Parent or Company shall furnish to Company or Parent, as applicable, all information provided to the Person who has made the Superior Proposal to the extent that such information has not been previously provided to Parent or Company and shall keep Parent or Company promptly and reasonably informed as to the status of any discussions regarding such Superior Proposal. Notwithstanding the foregoing, no information may be furnished and no discussions may be entered into in the event that Parent or Company has taken any actions inconsistent with this Section 6.3. "SUPERIOR PROPOSAL" means an unsolicited written bona fide Third Party Proposal pursuant to which a Person (or its stockholders) would own, if consummated, all or substantially all of the outstanding capital stock of Parent or Company (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all the assets of Parent or Company and their Subsidiaries taken as a whole on terms that the Board of Directors of Parent or Company determines, in its good faith judgment, to be more favorable to Parent's or Company's stockholders from a financial point of view than the terms of the Merger and with any financing required to consummate the transaction contemplated by such Third Party Proposal committed or likely, in the good faith judgment of the Board of Directors of Parent or Company, to be obtained by such third party on a timely basis.

            (c) Nothing in this Agreement shall prevent the Board of Directors of Parent or Company from withholding, withdrawing, amending, modifying or changing its recommendation in favor of Parent Stockholder Approval or Company Stockholder Approval, and, in the case of a tender or exchange offer made directly to Parent Stockholders or Company Stockholders, a recommendation that Parent Stockholders accept the tender or exchange offer (each, a "CHANGE OF RECOMMENDATION"), if all of the following conditions are satisfied:

              (i) a Superior Proposal is made to Parent or Company and is not withdrawn;

              (ii) Parent Stockholders' Meeting has not occurred or Company has not received the majority written consent of Company Stockholders adopting the Merger Agreement;

              (iii) Parent or Company shall have provided at least three (3) Business Days' prior written notice (the "NOTICE PERIOD") to Company or Parent, as the case may be, stating (A) that it has received a Superior Proposal, (B) the terms and conditions of such Superior Proposal and the identity the Person making such Superior Proposal and (C) that it intends to effect a Change of Recommendation and the manner in which it intends to so;

              (iv) Neither Parent nor Company, within the Notice Period, shall have made an offer that the Board of Directors of Parent or Company by a majority vote determines in its good faith judgment to be at least as favorable to such party and its stockholders as such Superior Proposal (it being agreed that the Board of Directors of such party shall convene a meeting to consider any such offer by the other party promptly following the receipt thereof);

              (v) the Board of Directors of Parent or Company concludes in good faith, after receiving the advice of its outside legal counsel, that, in light of such Superior Proposal, the failure of the Board of Directors of Parent or Company to effect a Change of Recommendation would result in a breach of its fiduciary obligations to its stockholders under applicable Law;

              (vi) Parent or Company, as the case may be, shall not have breached any of the provisions set forth in this Section 6.3.

          (d) Nothing contained in this Agreement shall prohibit Parent, Company or their respective Boards of Directors from taking and disclosing to their stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided that neither Parent nor Company shall take a position that effects, or otherwise make any public statement that constitutes, a Change of Recommendation unless specifically permitted pursuant to the terms of Section 6.3(c)

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

       7.1 Proxy Statement; Registration Statement.

            (a) As promptly as practicable after the execution of this Agreement, Parent with the assistance of Company shall prepare and Parent shall file with the SEC the Proxy Statement/Prospectus relating to the solicitation of proxies from Parent Stockholders to authorize (i) Parent Authorized Stock Increase so as to permit the issuance of Parent Common Stock pursuant to the Merger and (ii) Parent Authorized Name Change. Parent shall prepare and file with the SEC the Form S-4 Registration Statement in which the Proxy Statement shall be included as a prospectus (a) in connection with the registration under the Securities Act of (i) the shares of Parent Common Stock to be issued to Company Stockholders pursuant to the Merger, and (ii) the Parent Common Stock issuable upon exercise of the options, warrants and exchangeable securities to purchase Company Common Stock which become options, warrants and exchangeable securities to purchase Parent Company Stock by virtue of the Merger, and (b) in connection with the registration for resale, subject to the provisions of Company Lock-Up and Voting Agreements, of the shares of Parent Common Stock issued to the Principal Stockholders and any other "affiliates" (as referred to in Section 7.11) in the Merger. Each of Company and Parent shall use its reasonable best efforts to cause the Form S-4 Registration Statement to become effective as promptly as practicable and, prior to the effective date of the Form S-4 Registration Statement, Parent shall use its reasonable best efforts to take all or any action required under any applicable federal or state securities Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. In the event that Company does not elect to pay the legal costs described in paragraph 14 of the non-binding letter of intent referred to in
Section 10.10. This Agreement shall be terminated forthwith which shall be deemed a termination under Article IX. Each of Company and Parent shall furnish all information concerning itself as the other may reasonably request in connection with such actions and the preparation of the Form S-4 Registration Statement and Proxy Statement.

            (b) Each of Company and Parent shall give the other party and its counsel a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement or Form S-4 Registration Statement prior to filing any amendment or supplement with the SEC, and reasonable and good faith consideration shall be given to any comments made by the other party and its counsel. Each of Company and Parent shall (i) promptly provide the other party and its counsel with any comments or other communications, whether written or oral, that it or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement and Form S-4 Registration Statement promptly after receipt of those comments or other communications and (ii) provide the other party with a reasonable opportunity to participate in the response to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating in any discussions or meetings with the SEC. Neither Company nor Parent shall make any amendment or supplement to the Proxy Statement or the Form S-4 Registration Statement without the approval of the other party (such approval not to be unreasonably withheld or delayed). Each of Company and Parent will advise the other, promptly after it receives notice thereof, of the time at which the Form S-4 Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the shares of Parent Common Stock issuable pursuant to the Merger for offering or sale in any jurisdiction.

            (c) The information supplied by Company and Parent, as applicable, for inclusion in the Form S-4 Registration Statement and the Proxy Statement shall not, (i) at the time the Form S-4 Registration Statement is declared effective, (ii) at the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to Company Stockholders and Parent Stockholders or (iii) at the time of Parent Stockholders' Meeting, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Company and its Subsidiaries, in the case of Company, or to Parent and its Subsidiaries, in the case of Parent, or their respective officers or directors, should be discovered by Company or Parent that should be set forth in an amendment or a supplement to the Form S-4 Registration Statement or Proxy Statement so that any of such documents will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, Company or Parent, as applicable, shall promptly inform the other party. All documents that Parent is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

            (d) Each of Company and Parent shall use its reasonable best efforts to cause to be delivered to the other party two letters from their respective independent accountants, one dated approximately as of the date the Form S-4 Registration Statement is declared effective and one dated approximately as of the Closing Date, each addressed to the other party, in form and substance reasonably satisfactory to the other party and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements on Form S-4 under the Securities Act.

            (e) Each of Company and Parent shall use its reasonable best efforts to cause to be delivered to the other party consents from their respective independent accountants, dated the date on which the Form S-4 Registration Statement is declared effective or a date not more than two (2) days prior to such date, in form reasonably satisfactory to the other party and customary in scope and substance for consents delivered by independent public accountants in connection with registration statements on Form S-4 under the Securities Act.

         7.2 Other Filings and Disclosure Schedules.

            (a) As promptly as practicable after the execution of this Agreement, Company shall assist Parent and its legal and accounting advisors in preparing, and shall furnish Parent with such business, financial or other information and documents as may be required to prepare any Securities Act filings to be made by Parent with the SEC prior to or following the Effective Time. Parent shall provide Company and its counsel with an opportunity to review and comment on the above-referenced documents within the time periods prescribed by the SEC prior to their submission.

            (b) This subsection shall apply notwithstanding anything in this Agreement to the contrary. Within fifteen (15) Business Days of the date hereof, Parent and Company shall finalize their respective Disclosure Schedules and provide same to the other, which shall have five (5) Business Days to accept or reject such Disclosure Schedule. Unless either Parent or Company notifies the other within such five (5) Business Day period that it rejects the other's Disclosure Schedule, both Parent Disclosure Schedule and Company Disclosure Schedule shall be deemed accepted and shall become part of this Agreement. If either Parent or Company notifies the other within such five (5) Business Day period that it rejects the other's Disclosure Schedule, Parent and Company shall negotiate in good faith to attempt to agree on an acceptable Disclosure Schedule or amendment to this Agreement for the succeeding ten (10) Business Days. If no agreement is reached by the end of such ten (10) Business Day good faith negotiation period, this Agreement shall forthwith terminate.

         7.3 Meeting of Stockholders.

            (a) As promptly as practicable after the Form S-4 Registration Statement shall have become effective, Parent shall take all action necessary under the Nevada Revised Statutes and its Charter Documents to call, convene and hold a meeting of its stockholders to consider Parent Authorized Stock Increase and Parent Authorized Name Change. Parent will use its reasonable best efforts to hold Parent Stockholders' Meeting as soon as practicable after the date on which the Form S-4 Registration Statement becomes effective. Unless there has been a Change in Recommendation, Parent shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of Parent Authorized Stock Increase and Parent Authorized Name Change, and shall take all other action it deems advisable to secure the vote of its stockholders required by the Nevada Revised Statutes, to obtain such approvals.

            (b) Except to the extent expressly permitted by Section 6.3(c), (i) the Board of Directors of Parent shall recommend that Parent Stockholders vote in favor of Parent Authorized Stock Increase and Parent Authorized Name Change,
(ii) the Proxy Statement shall include a statement that the Board of Directors of Parent has recommended that Parent Stockholders vote in favor of Parent Authorized Stock Increase and Parent Authorized Name Change and (iii) neither the Board of Directors of Parent nor any committee thereof shall effect any Change of Recommendation; provided, however, that the foregoing shall not prohibit the Board of Directors of Parent from fulfilling its duty of candor or disclosure to its stockholders under applicable Law.

        7.4 Access to Information. Subject to the terms of the mutual non-disclosure agreement by and between Company and Parent dated September 22, 2004 (the "CONFIDENTIALITY AGREEMENT"), each of Company and Parent shall, and shall cause its Subsidiaries to, afford to the other party's officers, directors, employees, accountants, counsel and other agents ("REPRESENTATIVES") reasonable access to its properties, assets and records during the period prior to the Effective Time to obtain all information concerning its business as such other party may reasonably request. Each of Company and Parent shall furnish to the other party all such documents and copies of documents and records and information with respect to itself and its Subsidiaries and copies of any working papers relating thereto as the other party may reasonably request. Nothing in this Section 7.4 shall require Company or Parent, as the case may be, to provide any access, or to disclose any information, if permitting such access or disclosing such information would (a) violate applicable Law, (b) violate any of its obligations with respect to confidentiality (provided that each party shall, upon the request of the other party, use its reasonable best efforts to obtain the required consent of any third party to such access or disclosure), or
(c) result in the loss of attorney-client privilege (provided that each party shall use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege). Each of Company and Parent also will consult with the other party regarding its business on a regular basis.

         7.5 Consent of Company Stockholders.

            (a) Concurrently with the execution of this Agreement, the Principal Stockholders shall deliver to Parent a Company Lock-up and Voting Agreement executed by each of the Principal Stockholders. As promptly as practicable after the Form S-4 Registration Statement shall have become effective, Company shall mail the Prospectus and the Information Statement contained in such Registration Statement to Company Stockholders.

            (b) Except to the extent expressly permitted by Section 6.3(c) or in connection with any termination of this Agreement permitted by its terms, neither the Board of Directors of Company nor any committee thereof shall affect any Change of Recommendation; provided, however, that the foregoing shall not prohibit the Board of Directors of Company from fulfilling its duty of candor or disclosure to its stockholders under applicable Law.

          7.6 Regulatory Approvals.

            (a) Each of Company, Parent and Merger Sub shall promptly apply for, and take all reasonably necessary actions to obtain or make, as applicable, all Authorizations, Orders, declarations and filings with, and notices to, any Governmental Entity required to be obtained or made by it for the consummation of the transactions contemplated hereby. Each party shall cooperate with and promptly furnish information to the other parties necessary in connection with any requirements imposed upon such other parties in connection with the consummation of the Merger.

            (b) Each of Company and Parent shall give the other reasonable prior notice of any communication with, and any proposed understanding or agreement with, any Governmental Entity regarding any Authorizations, Orders, declarations and filings with, and notices to, any Governmental Entity, and permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed communication, understanding or agreement with any Governmental Entity with respect to the Merger and the transactions contemplated by this Agreement. Notwithstanding the foregoing, neither Company nor Parent shall be required to nor any of their respective Affiliates shall have any obligation to contest, administratively or in court, any ruling, order or other action of any Governmental Entity or any other Person respecting the transactions contemplated by this Agreement.

         7.7 Public Announcements. If there is an initial press release relating to this Agreement, it shall be a joint press release the text of which has been agreed to by each of Parent and Company. Thereafter, each of Parent and Company shall not issue any press release or otherwise make any public statements with respect to this Agreement, the Merger or any of the other transactions contemplated by this Agreement without the prior consent of the other parties (such consent not to be unreasonably withheld or delayed); provided that a party may, without such consent (but after prior consultation to the extent practicable in the circumstances), issue such press releases and make such public statements that it believes are required by applicable Law or the rules of Over-the-Counter Bulletin Board. Notwithstanding the foregoing, a party may make public statements in response to questions from the press, analysts and investors and make internal announcements to employees, so long as such statements and announcements are consistent with previous press releases or public statements made jointly by Company and Parent and do not violate the terms of the Confidentiality Agreement.

         7.8 Indemnification.

            (a) From and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless, and provide advancement of expenses to, each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of Company or any of its Subsidiaries (the "INDEMNIFIED PARTIES") against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim or Action that is based in whole or in part on, or arises in whole or in part out of, the fact that such Person is or was a director, officer or employee of Company or any of its Subsidiaries, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time (including matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) to the same extent such Persons are entitled to be indemnified or have the right to advancement of expenses as of the date of this Agreement by Company or any of its Subsidiaries pursuant to the Charter Documents and indemnification agreements of Company and its Subsidiaries, if any, in existence on the date hereof with any directors, officers and employees of Company and its Subsidiaries.

            (b) This Section 7.8 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties and their heirs and personal representatives and shall be binding on the Surviving Corporation and its successors and assigns.

            (c) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of the Surviving Corporation honor the indemnification obligations set forth in this Section 7.8.

         7.9 Tax Free Reorganization. Each of Company and Parent shall use their reasonable best efforts, and shall cause their respective Subsidiaries to use their reasonable best efforts, to take or cause to be taken any action necessary for the Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code. Neither Company nor Parent shall (and following the Effective Time, Parent shall cause the Surviving Corporation not to) take any action that would cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code.

         7.10 Listing. Company shall use its best efforts to cause the Parent Common Stock, including all such shares as are issuable under Article II (including shares of Parent Common Stock issuable upon the exercise of options, warrants and exchangeable securities), to be authorized for listing on the NASDAQ Capital Market, upon official notice of issuance. Company shall prepare such listing application for submission to NASDAQ promptly after execution of this Agreement. Company shall diligently pursue such application, respond promptly to all inquires and requests for information from NASDAQ and generally take all such actions as are necessary to achieve a successful listing of the Parent Common Stock in timely fashion. Parent shall cooperate with Company in all respects requested by Company in its efforts to obtain approval of such listing. Company shall provide Parent with a copy of its listing application promptly upon filing and shall keep Parent informed of its discussions with NASDAQ and all actions taken with respect to its application.

         7.11 Affiliates. Not less than thirty (30) days after the day hereof, Company shall deliver to Parent a letter identifying all Persons who, in the judgment of Company, may be deemed at the time this Agreement is submitted for adoption by Company Stockholders, "affiliates" of Company for purposes of Rule 145 under the Securities Act, and such list shall be updated as necessary to reflect changes from the date thereof. Company shall use its reasonable best efforts to cause each Person identified on such list to deliver to Parent an Affiliate Agreement.

         7.12 Consents. Each of Company and Parent shall, and shall cause each of their respective Subsidiaries to, use its reasonable best efforts to obtain all Company Consents and Parent Consents, as applicable

         7.13 Notification of Certain Matters. Each of Company and Parent shall give prompt notice to the other party of any fact, event or circumstance known to it that (a) individually or taken together with all other facts, events and circumstances known to it, has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company or Parent or a Material Adverse Effect on Company and its Subsidiaries or Parent and its Subsidiaries taken as a whole, (b) would cause or constitute a breach of any of its representations, warranties, covenants or agreements contained herein, (c) the failure of any condition precedent to its obligations, (d) any notice or other communication from any third party alleging that, other than Company Consents and Parent Consents, the consent of such third party is or may be required in connection with the Merger, (e) any notice or other communication from any Governmental Entity in connection with the Merger, or (f) any Actions commenced relating to it or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
Section 4.17 or 5.16, as applicable; provided, however, that (i) the delivery of any notice pursuant to this Section 7.13 shall not prevent or cure any misrepresentations, breach of warranty or breach of covenant, and (ii) disclosure by Company or Parent shall not be deemed to amend or supplement Company Disclosure Schedule or Parent Disclosure Schedule or constitute an exception to any representation or warranty.

         7.14 Conveyance Taxes. Each of Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

         7.15 Maintenance of Registration Statements. The parties hereby acknowledge that Parent currently maintains Parent 1999 Omnibus Long-Term Incentive Plan (as amended to date, the "LTIP") pursuant to which stock options and other stock-based incentives are issuable to employees and consultants of Parent and that six million shares of Parent Common Stock issuable under Parent LTIP are presently and will be registered on a Form S-8 registration statement (the Form S-8 registration statement outstanding as of the Closing Date being the "S-8 REGISTRATION STATEMENT"). Company agrees to cause Parent to maintain the S-8 Registration Statement in effect following the Effective Time until the date on which all outstanding options covered thereby have been exercised or expired or otherwise ceased to be exercisable, subject to the issuance by the SEC of any stop order suspending the effectiveness of the S-8 Registration Statement, in which case, Company hereby agrees to promptly notify the persons set forth in Schedule 7.15 of Parent Disclosure Schedule. As set forth on
Schedule 7.15 of the Parent's Disclosure Schedule, as of the date of this Agreement, there are 1,460,000 shares of Parent Common Stock subject to stock options under the LTIP.

         7.16 Termination Prior to Effective Time. Notwithstanding the receipt of Parent Stockholder Approval and Company Stockholder Approval or anything in this Agreement to the contrary, the Boards of Directors of Merger Sub and/or Company may terminate this Agreement prior to the Effective Time in accordance with Section 251(d) of DGCL.

         7.17 Further Assurances. Upon the terms and subject to the conditions hereof, each of the parties hereto shall execute such documents and other instruments and take such further actions as may be reasonably required to carry out the provisions hereof and consummate the Merger and the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                              CONDITIONS TO MERGER

         8.1 Conditions to Each Party's Obligation to Effect the Merger. The obligations of Parent, Merger Sub and Company to consummate the Merger are subject to the satisfaction on or prior to the Closing Date of the following conditions:

            (a) Parent Stockholder Approval shall have been obtained.

            (b) Other than the filings provided for in Section 7.1(b) of Parent and Company Disclosure Schedule, all Authorizations and Orders of, declarations and filings with, and notices to any Governmental Entity required to permit the consummation of the Merger shall have been obtained or made and shall be in full force and effect.

            (c) No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall be in effect. No Law shall have been enacted or shall be deemed applicable to the Merger which makes the consummation of the Merger illegal.

            (d) The Form S-4 Registration Statement shall have become effective under the Securities Act prior to the mailing of the Proxy Statement by Parent to its stockholders, and shall not be the subject of any stop order or proceedings seeking a stop order, Company shall have mailed the Proxy Statement to Company Stockholders and have obtained the written consent of the majority of Company Stockholders to this Agreement and the Merger.

            (e) The shares of Parent Common Stock issuable to Company Stockholders as provided for in Article II shall have been authorized for listing on the NASDAQ Capital Market upon official notice of issuance.

            (f) No Action shall be pending or threatened before any court or other Governmental Entity or before any other Person wherein an unfavorable Order would (i) prevent consummation of the Merger, (ii) affect adversely the right of Parent to control Company and the Subsidiaries of Company or (iii) restrain or prohibit Parent's ownership or operation (or that of its Subsidiaries or Affiliates) of all or any material portion of the business or assets of the Surviving Corporation and its Subsidiaries, taken as a whole, or compel Parent or any of its Subsidiaries or Affiliates to dispose of or hold separate all or any material portion of the business or assets of the Surviving Corporation and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole. No such Order shall be in effect.

        8.2 Conditions to Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction (or waiver by Parent in its sole discretion) on or prior to the Closing Date of the following further conditions:

            (a) Each of the representations and warranties of Company set forth in this Agreement that is qualified by a Material Adverse Effect on Company shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date.

            (b) Each of the representations and warranties of the Principal Stockholders set forth in this Agreement that is qualified by a Material Adverse Effect on Company shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date.

            (c) Company shall have performed, or complied with, in all material respects all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date. Parent shall have received a certificate signed on behalf of Company by a Co-Chief Executive Officer of Company to such effect.

            (d) There shall not have occurred any event, occurrence or change that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

            (e) Each of Parent and Merger Sub shall have received from a Co-Chief Executive Officer of Company, certificates dated as of the Closing Date, certifying the satisfaction of the conditions set forth in Section 8.2 of this Agreement.

         8.3 Conditions to Obligation of Company to Effect the Merger. The obligation of Company to effect the Merger is subject to the satisfaction (or waiver by Company in its sole discretion) on or prior to the Closing Date of the following further conditions:

            (a) Each of the representations and warranties of Parent set forth in this Agreement that is qualified by a Material Adverse Effect on Parent shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date.

            (b) Parent and Merger Sub shall have performed or complied with in all material respects all obligations required to be performed or complied with by them under this Agreement at or prior to the Closing Date. Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer of Parent to such effect.

            (c) There shall not have occurred any event, occurrence or change that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

            (d) Company shall have received from the Chief Executive Officer of Parent, a certificate dated as of the Closing Date, certifying the satisfaction of the conditions set forth in Section 8.3 of this Agreement.

            (e) Company shall have received releases from the current executive officers of Parent under any and all agreements they might have with the Parent or any of its Subsidiaries, except as contemplated by Section 1.4 and except for any and all rights of indemnification.

            (f) The holders of no more than 100,000 Dissenting Shares shall be in a position to perfect their dissenters' rights under DGCL as determined just prior to the Effective Time.

                                   ARTICLE IX

                                   TERMINATION

         9.1 Termination.

            (a) This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time (with any termination by Parent also being an effective termination by Merger Sub):

              (i) by either Parent or Company, without giving any reason therefor; provided that Parent and Company may agree to terminate this provision at any time prior to the Effective Time;

              (ii) by Parent or Company if:

                (A) the Merger is not consummated on or before April 15, 2006; provided, however, that the right to terminate this Agreement under this clause
(ii)(A) shall not be available to any party whose breach of a representation, warranty, covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

                (B) a Governmental Entity shall have issued an Order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which Order or other action is final and non-appealable;

                (C) Parent Stockholder Approval shall not have been obtained at Parent Stockholders' Meeting or any adjournment or postponement thereof.

              (iii) by Parent if:

                (A) any condition to the obligations of Parent hereunder becomes incapable of fulfillment other than as a result of a breach by Parent of any covenant or agreement contained in this Agreement, and such condition is not waived by Parent;

                (B) there has been a breach by Company of any representation, warranty, covenant or agreement contained in this Agreement or if any representation or warranty of Company shall have become untrue, (i) in either case such that the conditions set forth in Sections 8.2(a) or 8.2(b) would not be satisfied and (ii) any such breach is not curable, or, if curable, is not cured within fifteen (15) days after written notice of such breach is given to Company by Parent;

                (C) at any time prior to Parent Stockholder Approval, if (1) a Superior Proposal is made to Parent and is not withdrawn, (2) Parent shall have provided at least three (3) Business Days' prior written notice to Company stating (a) that it has received a Superior Proposal, (b) the terms and conditions of such Superior Proposal and the identity of the Person making such Superior Proposal and (c) that it intends to terminate this Agreement, (3) Company shall not have, within such three (3) Business Day period, made an offer that the Board of Directors of Parent by a majority vote determines in its good faith judgment (based on the written advice of its financial advisor) to be at least as favorable to Parent and Parent Stockholders as such Superior Proposal (it being agreed that the Board of Directors of Parent shall convene a meeting to consider any such offer by Company promptly following the receipt thereof and that Parent shall not enter into any such binding agreement during such three Business Day period) and (4) the Board of Directors of Parent concludes in good faith, after consultation with its outside legal counsel, that, in light of such Superior Proposal, the failure of the Board of Directors to accept such Superior Proposal would result in a breach of its fiduciary obligations to Parent Stockholders under applicable Law; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.1(a)(iii)(C) if Parent has breached Section 6.3 in any material respect in connection with such Superior Proposal.

            (iv) by Company if:

                (A) any condition to the obligations of Company hereunder becomes incapable of fulfillment other than as a result of a breach by Company of any covenant or agreement contained in this Agreement, and such condition is not waived by Company;

                (B) there has been a breach by Parent of any representation, warranty, covenant or agreement contained in this Agreement or if any representation or warranty of Parent shall have become untrue, (i) in either case such that the conditions set forth in Sections 8.3(a) or 8.3(b) would not be satisfied and (ii) any such breach is not curable, or, if curable, is not cured within fifteen (15) days after written notice of such breach is given to Parent by Company; or

                (C) if Parent Common Stock is not approved for listing on the NASDAQ Capital Market on or prior to the Effective Time.

                (D) at any time prior to Effective Time, if (1) a Superior Proposal is made to Company and is not withdrawn, (2) Company shall have provided at least three (3) Business Days' prior written notice to Parent stating (a) that it has received a Superior Proposal, (b) the terms and conditions of such Superior Proposal and the identity of the Person making such Superior Proposal and (c) that it intends to terminate this Agreement, (3) Parent shall not have, within such three (3) Business Day period, made an offer that the Board of Directors of Company by a majority vote determines in its good faith judgment (based on the written advice of its financial advisor) to be at least as favorable to Company and Company Stockholders as such Superior Proposal (it being agreed that the Board of Directors of Company shall convene a meeting to consider any such offer by Parent promptly following the receipt thereof and that Company shall not enter into any such binding agreement during such three Business Day period) and (4) the Board of Directors of Company concludes in good faith, after consultation with its outside legal counsel, that, in light of such Superior Proposal, the failure of the Board of Directors to accept such Superior Proposal would result in a breach of its fiduciary obligations to Company Stockholders under applicable Law; provided that Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(a)(iv)(D) if Company has breached Section 6.3 in any material respect in connection with such Superior Proposal.

            (b) The party desiring to terminate this Agreement pursuant to
Section 9.1(a) (ii), (iii) or (iv) shall give written notice of such termination to the other parties hereto.

         9.2 Effect of Termination. In the event of termination of this Agreement as provided in Article IX, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Company, Parent or Merger Sub or their respective officers, directors, stockholders or Affiliates; provided, however, that the provisions of Section 7.7 (Public Announcements) and Articles X and XI of this Agreement shall remain in full force and effect and survive any termination of this Agreement. In addition, Parent and Merger Sub shall promptly change the name of the merger sub to a name which does not include "Cryptometrics" or any name which can be confused with it.

         9.3 Remedies. Any party terminating this Agreement pursuant to Section
9.1 shall not have the right to recover any damages sustained by such party as a result of any breach by the other party of any representation, warranty, covenant or agreement contained in this Agreement, except in the event of fraud.

                                   ARTICLE X

                                  MISCELLANEOUS

         10.1 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier; (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next Business Day; or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

                  If to Parent or Merger Sub, to:

                  JAG Media Holdings, Inc.
                  6865 SW 18th Street, Suite B13
                  Boca Raton, Florida  33433
                  Attn: Thomas J. Mazzarisi
                  Facsimile:  (561) 892-0821

                  With a required copy to:

                  Morgan, Lewis & Bockius LLP
                  101 Park Avenue
                  New York, New York 10178
                  Attn:  W. Preston Tollinger, Jr., Esq.
                  Facsimile:  (212) 309-6001

                  If to Company, to:

                  Cryptometrics, Inc.
                  73 Main Street
                  Tuckahoe, NY 10707
                  Attn:  Robert Barra
                  Facsimile: (914) 337-9754

                  With a required copy to:

                  Dorf, Karlen & Stolzar, LLP
                  1 North Broadway, Suite 800
                  White Plains, New York 10543
                  Attn:  Michael Stolzar, Esq.
                  Facsimile: (914) 682-0387

or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

         10.2 Survival. The representations and warranties and covenants and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time, except that the covenants and agreements set forth in Articles I, II, VII and this Article X shall survive the Effective Time.

         10.3 Amendments and Waivers.

            (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that, after approval of the matters presented in connection with the Merger by Company Stockholders, no amendment or waiver shall be made which by Law requires further approval by Company Stockholders without such further approval.

            (b) No failure or delay by any party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            (c) To the maximum extent permitted by Law, (i) no waiver that may be given by a party shall be applicable except in the specific instance for which it was given and (ii) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or the right of the party giving such notice or demand to take further action without notice or demand.

         10.4 Fees and Expenses. Except as set forth in this Section 10.4, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated. Each of Company and Parent shall bear and pay one-half of the costs and expenses incurred by Parent, Merger Sub or Company (other than attorneys' fees, accountants' fees and related expenses) in connection with (i) the filing, printing and mailing of the Form S-4 Registration Statement (including financial statements and exhibits), the Proxy Statement and any preliminary materials related thereto (including SEC filing fees) and (ii) the filings of the notification and report forms under the HSR Act and Other Antitrust Laws (including filing fees).

         10.5 Successors and Assigns. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties; provided that Parent or Merger Sub may assign any of their respective rights and obligations to any direct or indirect Subsidiary of Parent. Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, heirs, personal representatives, successors and assigns.

         10.6 Governing Law. This Agreement and the Exhibits and Schedules hereto shall be governed by and interpreted and enforced in accordance with the Laws of the State of New York, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

         10.7 Consent to Jurisdiction. Each party irrevocably submits to the exclusive jurisdiction of (a) New York County, New York, and (b) the United States District Court for the Southern District of New York, for the purposes of any Action arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any such Action either in the United States District Court for the Southern District of New York or if such Action may not be brought in such court for jurisdictional reasons, in the Supreme Court sitting in New York County (including its Appellate Division). Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any Action in New York with respect to any matters to which it has submitted to jurisdiction in this Section 10.7. Each party irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Agreement or the transactions contemplated hereby in (i) the United States District Court for the Southern District of New York, or (ii) the Supreme Court sitting in New York County (including its Appellate Division), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

         10.8 Counterparts. This Agreement may be executed in any number of counterparts, and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. The parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile signatures with original copies to follow by mail or courier service.

         10.9 Third Party Beneficiaries. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder; except that (i) in the case of Section 7.8 hereof, the Indemnified Parties and their respective heirs, executors, administrators, legal representatives, successors and assigns, are intended third party beneficiaries of such section and shall have the right to enforce such section in their own names and (ii) in the case of Section 7.15, the holders of options under Parent LTIP and their respective heirs, executors, administrators, legal representatives, successors and assigns, are intended third party beneficiaries of such section and shall have the right to enforce such section in their own names.

         10.10 Entire Agreement. This Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto set forth the entire understanding of the parties hereto with respect to the Merger. All Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement, other than the confidentiality provisions of the Confidentiality Agreement which shall continue in full force and effect in accordance with their terms and other than the provisions of paragraph 14 of the non-binding letter of intent by and between Company and Parent, dated as of September 9, 2005.

         10.11 Captions. All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

         10.12 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.13 Specific Performance. Parent and Company each agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof and that each party shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or equity.

                                   ARTICLE XI

                                   DEFINITIONS

         11.1 Definitions. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 11.1, or in the applicable Section of this Agreement to which reference is made in this Section 11.1.

         "AFFILIATE" means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under common control with such specified Person.

         "AUTHORIZATION" means any authorization, approval, consent, certificate, license, permit or franchise of or from any Governmental Entity or pursuant to any Law.

         "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which banks located in New York City are authorized or required by Law to close.


         "CONTRACT" means any agreement, contract, license, lease, commitment, arrangement or understanding, written or oral, including any sales order and purchase order.


         "GOVERNMENTAL ENTITY" means any entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state, local, or municipal government, foreign, international, multinational or other government, including any department, commission, board, agency, bureau, subdivision, instrumentality, official or other regulatory, administrative or judicial authority thereof, and any non-governmental regulatory body to the extent that the rules and regulations or orders of such body have the force of Law.

         "INDEBTEDNESS" means any of the following: (a) any indebtedness for borrowed money, (b) any obligations evidenced by bonds, debentures, notes or other similar instruments, (c) any obligations to pay the deferred purchase price of property or services, except trade accounts payable and other current Liabilities arising in the ordinary course of business, (d) any obligations as lessee under capitalized leases, (e) any indebtedness created or arising under any conditional sale or other title retention agreement with respect to acquired property, (f) any obligations, contingent or otherwise, under acceptance credit, letters of credit or similar facilities and (g) any guaranty of any of the foregoing.

         "KNOWLEDGE" of a party or any similar phrase means, with respect to any fact or matter, the actual knowledge of the directors and executive officers of such party and each of its Subsidiaries, together with such knowledge that such directors, executive officers and other employees could be expected to discover after due investigation concerning the existence of the fact or matter in question.

         "LAW" means any statute, law (including common law), constitution, treaty, ordinance, code, order, decree, judgment, rule, regulation and any other binding requirement or determination of any Governmental Entity.

         "MATERIAL ADVERSE EFFECT" means any state of facts, development, event, circumstance, condition, occurrence or effect that, individually or taken collectively with all other events, circumstances or effects that have occurred prior to the date of determination of the occurrence of which, (a) is materially adverse to the condition (financial or otherwise), business, operations or results of operations of Company or Parent and their respective Subsidiaries taken as a whole, (b) impairs the ability of Company or Parent to perform its obligations hereunder or (c) delays the consummation of the Merger, other than in the case of clause (a), any such event, circumstance, condition, occurrence or effect arising out of any changes affecting the industry in which Company or Parent and their respective Subsidiaries operate or any changes in general economic conditions; provided that any such change or changes do not disproportionately affect in any material respect Company or Parent and their Subsidiaries, taken as a whole.

         "OPERATIVE AGREEMENTS" means this Agreement, the Lock-Up and Voting Agreements and the Affiliate Agreements.

         "ORDER" means any award, injunction, judgment, decree, order, ruling, subpoena or verdict or other decision entered, issued or rendered by any Governmental Entity.

         "PERSON" means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association, a Governmental Entity or any agency, instrumentality or political subdivision of a Governmental Entity, or any other entity or body.

         "SUBSIDIARY" or "SUBSIDIARIES" means, with respect to any party, any Person, of which (a) such party or any Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (b) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such Person is directly or indirectly owned or controlled by such party and/or by any one or more of its Subsidiaries.

         "$" means United States dollars.

         11.2 Other Defined Terms. The following terms have the meanings assigned to such terms in the Sections of the Agreement set forth below:

             Acquisition Transaction                                    6.3(a)
             Action                                                       4.17
             Affiliate Agreement                                        2.2(h)
             Agent                                                      6.3(a)
             Agreement                                                 Preface
             Audited Financial Statements                               4.6(a)
             Balance Sheet                                              4.6(b)
             Balance Sheet Date                                         4.6(b)
             Benefit Plan                                              4.18(a)
             CERCLA                                                4.20(a)(iv)
             Certificates                                               2.2(b)
             Change of Recommendation                                   6.3(c)
             Charter Documents                                             4.1
             Closing                                                       1.2
             Closing Date                                                  1.2
             Code                                                     Recitals
             Company                                                   Preface
             Company Benefit Plan                                      4.18(a)
             Company Broker Fee                                           4.23
             Company Common Stock                                          2.1
             Company Consents                                           4.5(a)
             Company Disclosure Schedule                   Preamble Article IV
             Company ERISA Affiliate                                   4.18(a)
             Company Exchangeable Share                                   2.10
             Company Foreign Plans                                     4.18(r)
             Company In-Bound Licenses                                 4.14(c)
             Company Intellectual Property                             4.14(f)
             Company Lease                                             4.13(c)
             Company Leased Real Property                              4.13(a)
             Company Material Contracts                                4.16(b)
             Company Minor Contracts                                   4.16(e)
             Company Out-Bound Licenses                                4.14(d)
             Company Owned Intellectual Property                       4.14(b)
             Company Owned Real Property                               4.13(a)
             Company Owned Software                                    4.14(n)
             Company Pension Plan                                      4.18(b)

             Company Policies                                             4.22
             Company Registered Items                                  4.14(g)
             Company Share                                              2.1(a)
             Company Stockholder                                           2.1
             Company Stockholder Approval                               4.4(a)
             Company Stock Option                                          2.8
             Company Lock-Up and Voting Agreements                    Recitals
             Company Warrant                                               2.9
             Confidentiality Agreement                                     7.5
             Constituent Corporations                                      1.1
             Containment                                            4.14(n)(v)
             Copyrights                                             4.14(a)(v)
             DGCL                                                          1.1
             Disabling Code                                         4.14(n)(v)
             Dissenting Shares                                          2.6(a)
             Effective Time                                                1.2
             Environment                                            4.20(a)(i)
             Environmental Action                                  4.20(a)(ii)
             Environmental Clean-Up Site                          4.20(a)(iii)
             Environmental Laws                                    4.20(a)(iv)
             Environmental Liabilities                              4.20(a)(v)
             Environmental Permit                                  4.20(a)(vi)
             ERISA                                                     4.18(a)
             Exchange Act                                               5.5(b)
             Exchange Agent                                             2.2(a)
             Exchange Fund                                              2.2(a)
             Exchange Multiple                                          2.1(a)
             Financial Statements                                       4.6(a)
             Form S-4 Registration Statement                            3.5(b)
             GAAP                                                       4.6(b)
             Hazardous Substances                                 4.20(a)(vii)
             HSR Act                                                    4.5(b)
             Indemnified Parties                                           7.8
             Intellectual Property                                     4.14(a)
             Intellectual Property Rights                           4.14(a)(v)
             Interim Balance Sheet                                      4.6(b)
             Interim Balance Sheet Date                                 4.6(b)
             Interim Financial Statements                               4.6(a)

             Liabilities                                                   4.7
             Liens                                                         3.3
             LTIP                                                         7.15
             Marks                                                  4.14(a)(v)
             Merger                                                        1.1
             Merger Consideration                                       2.1(a)
             Merger Sub                                                Preface
             Merger Sub Common Stock                                    5.2(b)
             Notice Period                                         6.3(c)(iii)
             Other Antitrust Laws                                       4.5(b)
             Other Company Purchase Rights                              4.2(d)
             Other Parent Purchase Rights                               5.2(d)
             Parent                                                    Preface
             Parent Authorized Name Change                                 5.4
             Parent Authorized Stock Increase                              5.4
             Parent Benefit Plan                                       5.17(a)
             Parent Broker                                                5.23
             Parent Broker Fee                                            5.23
             Parent Common Stock                                           2.1
             Parent Consents                                            5.5(a)
             Parent Disclosure Schedule                     Preamble Article V
             Parent ERISA Affiliate                                    5.17(a)
             Parent Foreign Plans                                      5.17(r)
             Parent Intellectual Property                              5.13(e)
             Parent In-Bound Licenses                                  5.13(b)
             Parent Lease                                              5.12(c)
             Parent and Subsidiary Leased Real Property                5.12(a)
             Parent Material Contracts                                 5.15(b)
             Parent Minor Contracts                                    5.15(e)
             Parent Out-Bound Licenses                                 5.13(c)
             Parent Owned Intellectual Property                        5.13(a)
             Parent and Subsidiary Owned Real Property                 5.12(a)
             Parent Pension Plan                                       5.17(b)
             Parent Policies                                              5.22
             Parent Preferred Stock                                     5.2(a)
             Parent Registered Items                                   5.13(f)
             Parent SEC Reports                                         5.6(a)
             Parent Series 2 Class B Common Stock                       5.2(a)

             Parent Series 3 Class B Common Stock                       5.2(a)
             Parent Stockholder Approval                                   5.4
             Parent Stockholders' Meeting                                  5.4
             Parent Stock Options                                      5.14(d)
             Patents                                                4.14(a)(v)
             PCBs                                                      4.20(i)
             Permitted Liens                                           4.11(a)
             Principal Stockholders                                   Recitals
             Proprietary Information                                4.14(a)(i)
             Proxy Statement                                              5.25
             Public Software                                       4.14(n)(vi)
             RCRA                                                  4.20(a)(iv)
             Release                                             4.20(a)(viii)
             Replacement Option                                            2.8
             Replacement Warrant                                           2.9
             Representatives                                               7.4
             S-8 Registration Statement                                   7.15
             SEC                                                        3.5(b)
             Securities Act                                             2.2(h)
             Software                                              4.14(a)(iv)
             Superior Proposal                                          6.3(b)
             Surviving Corporation                                         1.1
             Systems                                                4.14(n)(v)
             Tax                                                     4.8(a)(i)
             Taxing Authority                                      4.8(a)(iii)
             Tax Returns                                            4.8(a)(ii)
             Third Party Proposal                                       6.3(a)
             Outstanding Company Common Stock                              2.1
             Outstanding Company Common Share                              2.1
             WARN Act                                                  4.19(d)


         11.3 Interpretation.

            (a) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

            (b) The terms "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

            (c) When a reference is made in this Agreement to an Article, Section, paragraph, Exhibit or Schedule, such reference is to an Article, Section, paragraph, Exhibit or Schedule to this Agreement unless otherwise specified.

            (d) The word "include", "includes", and "including" when used in this Agreement shall be deemed to be followed by the words "without limitation", unless otherwise specified.

            (e) A reference to any party to this Agreement or any other agreement or document shall include such party's predecessors, successors and permitted assigns.

            (f) Reference to any Law means such Law as amended, modified, codified, replaced or reenacted, and all rules and regulations promulgated thereunder.

            (g) The parties have participated jointly in the negotiation and drafting of this Agreement. Any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.

            (h) All accounting terms used and not defined herein shall have the respective meanings given to them under GAAP.

         IN WITNESS WHEREOF, Parent, Merger Sub and Company have caused this Agreement to be signed by their respective officers thereunto, duly authorized, and the Principal Stockholders have signed this Agreement, all as of the date first written above.


                                  JAG MEDIA HOLDINGS, INC.


                                  By:    /s/ Thomas J. Mazzarisi
                                     ---------------------------------------
                                      Name:  Thomas J. Mazzarisi
                                      Title: Chairman & Chief Executive Officer

                                  CRYPTOMETRICS ACQUISITION, INC.


                                  By:    /s/ Thomas J. Mazzarisi
                                     ---------------------------------------
                                      Name:  Thomas J. Mazzarisi
                                      Title: President

                                  CRYPTOMETRICS, INC.


                                  By:    /s/ Robert Barra
                                     ---------------------------------------
                                      Name:  Robert Barra
                                      Title: Co-Chief Executive Officer

                                  /s/ Robert Barra
                                  ------------------------------------------
                                  ROBERT BARRA

                                  /s/ Michael A. Vitale
                                  -----------------------------------------
                                  MICHAEL A. VITALE

                                    Exhibit A

                      Company Voting and Lock Up Agreement

                      COMPANY VOTING AND LOCK-UP AGREEMENT

         This Company Voting and Lock-Up Agreement (the "VOTING AGREEMENT") is made as of December 27, 2005, by and among JAG Media Holdings, Inc., a Nevada corporation ("PARENT"), Robert Barra and Michael A. Vitale, each a stockholder (each individually, a "STOCKHOLDER" and together, the "STOCKHOLDERS") of Cryptometrics, Inc., a Delaware corporation. (the "COMPANY").

                                    RECITALS:

         WHEREAS, concurrently with the execution and delivery of this Voting Agreement, Parent, Cryptometrics Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("MERGER SUB") and the Company are entering into an Agreement and Plan of Merger of even date herewith (the "MERGER AGREEMENT"), pursuant to which Merger Sub will be merged with and into the Company, and the Company shall be the surviving corporation following the merger (the "MERGER");

         WHEREAS, as of the date hereof, each Stockholder is a Beneficial Owner (as defined below) of Subject Shares (as defined below); and

         WHEREAS, in order to induce Parent to enter into the Merger Agreement, the Stockholders have agreed to enter into this Voting Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and of the covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties agree as follows:

         1. Definitions.

            (a) "BENEFICIALLY OWN" or "BENEFICIAL OWNER" with respect to any securities means having "beneficial ownership" as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

            (b) "COMPANY CAPITAL STOCK" means shares of common stock, par value $0.001 per share, of the Company.

            (c) "COMPANY OPTIONS AND OTHER RIGHTS" means options, warrants and other rights to acquire, directly or indirectly, shares of Company Capital Stock.

            (d) "EXPIRATION DATE" means the earlier to occur of (i) the Effective Time (as defined in the Merger Agreement) or (ii) the date on which the Merger Agreement is terminated pursuant to its terms.

            (e) "SUBJECT SHARES" means (i) all shares of Company Capital Stock Beneficially Owned by each Stockholder as of the date of this Voting Agreement and (ii) all additional shares of Company Capital Stock of which each Stockholder acquires Beneficial Ownership during the period from the date of this Voting Agreement through the Expiration Date.

         2. Voting.

            (a) Each Stockholder hereby agrees that, prior to the Expiration Date, at any meeting of the stockholders of the Company, however called, and in any written action by consent of stockholders of the Company, unless otherwise directed in writing by Parent, each Stockholder shall cause to be counted as present thereat for purposes of establishing a quorum and shall vote, or cause to be voted, any and all Subject Shares Beneficially Owned by each Stockholder as of the record date of such meeting or written consent:

              (i) for the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, in favor of each of the other actions contemplated by the Merger Agreement and in favor of any action in furtherance of any of the foregoing;

              (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

              (iii) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (B) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of the Company or any subsidiary of the Company; (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (D) any change in the individuals who serve as members of the board of directors of the Company; (E) any amendment to the Company's certificate of incorporation or bylaws; (F) any material change in the capitalization of the Company or the Company's corporate structure; and (G) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement.

            (b) No provision contained in this Agreement shall prohibit either Stockholder from voting in his capacity as a director of the Company in any manner whatsoever.

            (c) Prior to the Expiration Date, neither Stockholder shall enter into any agreement or understanding with any Person requiring him to vote in his capacity as a stockholder or give instructions in any manner inconsistent with clause "(i)," clause "(ii)" or clause "(iii)" of this Section 2(a).

            (d) Each Stockholder hereby waives and agrees not to exercise any applicable "appraisal rights" under the Delaware General Corporation Law with respect to the Subject Shares in connection with the Merger and the Merger Agreement.

         3. Lock-up Agreement.

            (a) In consideration of the issuance of common stock of Parent in exchange for the Subject Shares (the "PARENT SHARES") to each of the Stockholders pursuant to the terms of the Merger Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and not withstanding any registration on the part of the Parent Shares under the Securities Act of 1933, as amended, each Stockholder agrees that, during the period beginning from the Effective Time (as defined in the Merger Agreement) and continuing for one (1) year thereafter (the "RELEASE DATE"), each Stockholder will not (a) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Parent Shares, or (b) engage directly or indirectly in any transaction the likely result of which would involve a transaction prohibited by clause (a), except each case as permitted by Section 3(e) below.

            (b) The foregoing restriction is expressly agreed to preclude each of the Stockholders from engaging in any hedging or other transaction which is designed to, or reasonably expected to lead to, or result in, a sale or disposition of the Parent Shares even if such shares would be disposed of by someone other than the Stockholders. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Parent Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Parent Shares.

            (c) Each Stockholder further represents and agrees that the undersigned has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of Parent to facilitate the sale or resale of the Parent Shares, or which has otherwise constituted or will constitute any prohibited bid for or purchase of the Parent Shares or any related securities.

            (d) Each Stockholder acknowledges and agrees that, pending the Release Date, any additional Parent Shares acquired by such Stockholder upon exercise of Replacement Stock Options (as defined in the Merger Agreement) may not be sold or otherwise transferred notwithstanding that a registration statement on Form S-8 or Form S-4 may be effective with respect to the exercise of such options and the sale of Parent Shares obtained thereby.

            (e) Notwithstanding the foregoing restrictions on transfer, each Stockholder may transfer the Parent Shares (i) in an amount not to exceed 35% of the total amount of Parent Shares received by such Stockholder pursuant to the Merger; provided however that such Parent Shares may not be transferred unless the Parent Shares are registered under the Securities Act of 1933, as amended, or (ii) as transfers by will or intestacy, or (iii) to any trust for the direct or indirect benefit of any of the Stockholder or the immediate family of such Stockholder; provided that any such transfer shall not involve a disposition for value. For purposes of this letter agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

            (f) Each of the Stockholders now has, and, except as contemplated by the preceding paragraph (e), at all times prior to the Release Date will have, good and marketable title to the Parent Shares still owned by him, free and clear of all liens, encumbrances, and claims whatsoever. Each of the Stockholders agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Parent Shares except in compliance with the foregoing restrictions in Sections 3(a) and
(e) above. Each of the Stockholders understands that the restrictions with respect to the Parent Shares set forth herein are in addition to any other restrictions upon transfer that may arise pursuant to any other agreement to which either of the Stockholders is a party or under applicable securities laws.

         4. Written Consent of Stockholders. Upon the U.S. Securities and Exchange Commission's declaration of the effectiveness of the Registration Statement on Form S-4 filed by Parent in connection with the Merger, each Stockholder shall deliver to Parent a written consent in favor of the adoption of the Merger Agreement and the Merger.

         5. Representations and Warranties of Stockholder. Each Stockholder represents and warrants to Parent as follows:

            (a) As of the date of this Voting Agreement and at all times through the Expiration Date:

              (i) Such Stockholder is the Beneficial Owner (free and clear of any encumbrances or restrictions) of the outstanding shares of Company Capital Stock set forth under the heading "Shares of Company Capital Stock Beneficially Owned", on the signature page hereof;

              (ii) Such Stockholder is the Beneficial Owner (free and clear of any encumbrances or restrictions) of the outstanding Company Options and Other Rights set forth under the heading "Company Options and Other Rights Beneficially Owned" on the signature page hereof; and

              (iii) Such Stockholder does not directly or indirectly Beneficially Own any shares of Company Capital Stock or Company Options or Other Rights or other securities of the Company, other than the shares of Company Capital Stock and Company Options and Other Rights set forth on the signature page hereof.

            (b) Each Stockholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Voting Agreement. This Voting Agreement has been duly executed and delivered by such Stockholder, and upon its execution and delivery by Parent, will constitute a legal, valid and binding obligation of such Stockholder, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally, and the availability of injunctive relief and other equitable remedies.

            (c) The execution, delivery and performance by each Stockholder of this Voting Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other obligation (written or oral) to which such Stockholder is a party or by which any of such Stockholder's assets may be bound.

            (d) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Voting Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby.

         6. Covenants of Stockholder. Each Stockholder covenants and agrees for the benefit of Parent that, until the Expiration Date, such Stockholder will not:

            (a) sell, transfer, pledge, hypothecate, encumber, assign, tender or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance, assignment, tender or other disposition of, (i) any Subject Shares or any interest therein, or (ii) any Company Options and Other Rights or any interest therein; provided, however, that Stockholder may convert, exercise or exchange Company Options and Other Rights into or for shares of Company Capital Stock in which event such shares of Capital Stock shall become and be deemed Subject Shares subject to all the terms and conditions of this Voting Agreement;

            (b) acquire any shares of the stock of Parent except pursuant to existing Company Options and Other Rights;

            (c) grant any powers of attorney or proxies or consents in respect of any of the Subject Shares, deposit any of such Subject Shares into a voting trust, or enter into a voting agreement with respect to any of such Subject Shares; and

            (d) take any other action with respect to the Subject Shares that would in any way restrict, limit or interfere with the performance of Stockholder's obligations hereunder or the transactions contemplated hereby and the Merger Agreement.

         7. Adjustments; Additional Shares. In the event (a) of any stock dividend, stock split, merger, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Subject Shares or (b) that Stockholder shall become the Beneficial Owner of any additional shares of Company Capital Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 2(a), then the terms of this Voting Agreement shall apply to the shares of Company Capital Stock or other instruments or documents held by Stockholder immediately following the effectiveness of the events described in clause (a) or Stockholder becoming the Beneficial Owner thereof as described in clause (b), as though, in either case, they were Subject Shares hereunder. The foregoing shall apply (mutatis mutandis) to the Parent Shares and Section 3 of this Voting Agreement.

         8. Amendments and Waivers. Any provision of this Voting Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Voting Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the maximum extent permitted by law,
(a) no waiver that may be given by a party shall be applicable except in the specific instance for which it was given and (b) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or the right of the party giving such notice or demand to take further action without notice or demand.

         9. Assignment. This Voting Agreement may not be assigned by any party hereto without the prior written consent of the other parties. Subject to the foregoing, all of the terms and provisions of this Voting Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, heirs, personal representatives, successors and assigns.

         10. Entire Agreement. This Voting Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto, set forth the entire understanding of the parties with respect to the subject matter hereof. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Voting Agreement.

         11. Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given (a) on the date established by the sender as having been delivered personally; (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier; (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day; or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

                  If to Parent, to:

                           JAG Media Holdings, Inc.
                           6865 SW 18th Street, Suite B13
                           Boca Raton, Florida  33433
                           Attn: Thomas J. Mazzarisi
                           Facsimile: 561-892-0821

                  With a required copy to:

                           Morgan, Lewis & Bockius LLP
                           101 Park Avenue
                           New York, New York 10178
                           Attn: W. Preston Tollinger, Jr., Esq.
                           Facsimile: 212-309-6001

                  If to:

                    Robert Barra or Michael A. Vitale
                           c/o Cryptometrics, Inc.
                           73 Main Street
                           Tuckahoe, NY 10707
                           Facsimile: (914) 337-9754

                  With a required copy to:

                          Dorf, Karlen & Stolzar, LLP
                          1 North Broadway, Suite 800
                          White Plains, New York 10543
                          Attn:  Michael Stolzar, Esq.
                          Facsimile: 914-682-0387

or to such other address or to the attention of such person or persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

         12. Captions. All captions contained in this Voting Agreement are for convenience of reference only, do not form a part of this Voting Agreement and shall not affect in any way the meaning or interpretation of this Voting Agreement.

         13. Severability; Enforcement. Any provision of this Voting Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         14. Specific Performance. Stockholder acknowledges that the agreements contained in this Voting Agreement are an integral part of the transactions contemplated by the Merger Agreement, and that, without these agreements, Parent would not enter into the Merger Agreement, and acknowledges that damages would be an inadequate remedy for any breach by Stockholder of the provisions of this Voting Agreement. Accordingly, Stockholder agrees that Stockholder's obligations hereunder shall be specifically enforceable and Stockholder shall not take any action to impede the other from seeking to enforce such right of specific performance.

         15. Consent to Jurisdiction. Each party irrevocably submits to the exclusive jurisdiction of (a) New York County, New York, and (b) the United States District Court for the Southern District of New York, for the purposes of any action, suit or proceeding arising out of this Voting Agreement or any transaction contemplated hereby. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such action, suit or proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court sitting in New York County (including its Appellate Division). Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 15. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Voting Agreement or the transactions contemplated hereby in (i) the United States District Court for the Southern District of New York, or (ii) the Supreme Court sitting in New York County (including its Appellate Division), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

         16. Governing Law. This Voting Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York, except to the extent that the voting of the Subject Shares is subject to the corporate law of the State of Delaware.

         IN WITNESS WHEREOF, this Voting Agreement has been duly executed by the parties hereto all as of the day and year first above written.



                                              JAG MEDIA HOLDINGS, INC.

                                              By:
                                                  -----------------------------
                                              Name:
                                              Title:



                                              Robert Barra


                                              ---------------------------------
                                             (Signature)


                                              ----------------------------------
                                              Print Name

Number and class of shares of Capital Stock:
                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------

Number of Company Options and Other Rights:
                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------


                                              Michael A. Vitale


                                              ----------------------------------
                                              (Signature)


                                              ----------------------------------
                                              Print Name


Number and class of shares of Capital Stock:
                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------


Number of Company Options and Other Rights:
                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------

                                    Exhibit B

                              Certificate of Merger

                              CERTIFICATE OF MERGER
                                       OF
                               CRYPTOMETRICS, INC.
                                       AND
                         CRYPTOMETRICS ACQUISITION, INC.

         Pursuant to Section 251 of the General Corporation Law of the State of Delaware (the "DGCL"), Cryptometrics, Inc., a Delaware corporation, DOES HEREBY CERTIFY that:

         1. The name and jurisdiction of incorporation of each of the constituent corporations to the merger (collectively, the "Constituent Corporations") are as follows:

        NAME                                     JURISDICTION OF INCORPORATION
        ----                                     -----------------------------
        Cryptometrics, Inc.                      Delaware
        Cryptometrics Acquisition, Inc.          Delaware

         2. An Agreement and Plan of Merger, dated as of December 8, 2005 (the "Agreement and Plan of Merger"), by and among JAG Media Holdings, Inc., a Nevada corporation, and each of the Constituent Corporations, providing for the merger of Cryptometrics Acquisition, Inc., with and into Cryptometrics, Inc. has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Sections 228 and 251 of the DGCL.

         3. The name of the corporation surviving the merger is Cryptometrics, Inc., a Delaware corporation (the "Surviving Corporation").

         4. The Certificate of Incorporation of Cryptometrics, Inc., as now in force and effect, shall continue to be the Certificate of Incorporation of the Surviving Corporation until amended and changed pursuant to the provisions of the DGCL.

         5. The Bylaws of Cryptometrics, Inc., as now in full force and effect, shall continue to be the Bylaws of the Surviving Corporation until amended and changed pursuant to the provisions of the DGCL.

         6. The officers and directors of Cryptometrics, Inc. immediately prior to the filing of this Certificate of Merger with the Secretary of State of the State of Delaware shall remain the officers and directors of the Surviving Corporation, each to hold office until their respective death, permanent disability, resignation or removal or until their respective successors are duly elected and qualified, all in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and the DGCL.

         7. The executed Agreement and Plan of Merger is on file at an office of the Surviving Corporation, the address of which is as follows:

                  Cryptometrics, Inc.
                  73 Main Street
                  Tuckahoe, New York 10707

         8. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either Constituent Corporation.

         9. This Certificate of Merger, and the merger provided for herein, shall be effective immediately upon its filing with the Secretary of State of the State of Delaware.


                            [Signature page follows.]

         IN WITNESS WHEREOF, this Certificate of Merger has been duly executed on December ___, 2005.



                                           CRYPTOMETRICS, INC.


                                           By: __________________________
                                           Name: Robert Barra
                                           Title: Co-Chief Executive Officer

                                    Exhibit C

                               Affiliate Agreement

                               AFFILIATE AGREEMENT

                                                               December 27, 2005

JAG Media Holdings, Inc.
6865 SW 18th Street, Suite B13
Boca Raton, Florida  33433


Ladies and Gentlemen:

         The undersigned has been advised that as of the date of this letter it may be deemed to be an "affiliate" of Cryptometrics, Inc., a Delaware corporation (the "COMPANY"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "ACT"). Pursuant to the terms of the Agreement and Plan of Merger, dated as of December 8, 2005 (the "MERGER AGREEMENT"), by and among JAG Media Holdings, Inc. ("PARENT"), Cryptometrics Acquisition Corp., a wholly-owned subsidiary of Parent ("MERGER SUB") and the Company, Merger Sub will be merged with and into the Company (the "MERGER") and the Company, as the entity surviving the Merger, will become a wholly owned subsidiary of Parent.

         As a result of the Merger, the undersigned will receive shares of common stock, par value $0.00001 per share, of Parent (the "PARENT COMMON STOCK"), in exchange for common stock, par value $0.001 per share, of the Company owned by the undersigned immediately prior to the effective time of the Merger.

         The undersigned hereby represents and warrants to, and covenants with, Parent that in the event that it receives any Parent Common Stock as a result of the Merger:

         A. The undersigned shall not make any sale, transfer or other disposition of the Parent Common Stock in violation of the Act or the Rules and Regulations.

         B. The undersigned has carefully read this letter, the Merger Agreement and the Voting Agreement (defined below) and discussed the requirements of these documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the Parent Common Stock, to the extent the undersigned deemed necessary, with his or her counsel or counsel for the Company.

         C. The undersigned has been advised that any issuance of Parent Common Stock to him or her pursuant to the Merger has been, or will be, registered with the Commission under the Act on a registration statement on a Form S-4. However, the undersigned has also been advised that, since at the time the Merger was submitted for a vote of the stockholders of the Company, (1) the undersigned may be deemed to have been an affiliate of the Company and (2) except as set forth in the Company Voting and Lock-Up Agreement dated as of December 8, 2005, by and among Parent, Robert Barra and Michael A. Vitale (the "Voting Agreement"), the undersigned may not sell, transfer or otherwise dispose of any Parent Common Stock issued to it in the Merger unless (a) such sale, transfer or other disposition has been registered under the Act, (b) such sale, transfer or other disposition is made in conformity with Rule 145 (as that rule may be hereafter amended) promulgated by the Commission under the Act, or (c) Parent shall have received either an opinion of counsel or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that such sale, transfer or other disposition is otherwise exempt from registration under the Act.

         D. The undersigned also understands that, except as set forth in the Merger Agreement, Parent is under no obligation to register the sale, transfer or other disposition of the Parent Common Stock by the undersigned or on his or her behalf under the Act or to take any other action necessary in order to comply with any available exemption from the registration requirements of the Act. The undersigned also understands that stop transfer instructions will be given to Parent's transfer agents with respect to the Parent Common Stock and that there will be placed on the certificates for the Parent Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), APPLIES, AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT."

         E. The undersigned also understands that unless the transfer by it of Parent Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to place the following legend on the certificates issued to the undersigned's transferee:

         "THE SALE OF THE SHARES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND SUCH SHARES WERE ACQUIRED FROM A PERSON WHO RECEIVED THESE SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE ACT APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE ACT, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THAT ACT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT."

         F. Execution of this letter shall not be considered an admission on the part of the undersigned that he or she is an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights the undersigned may have to object to any claim that he is such an affiliate after the date of this letter.

         It is understood and agreed that the legends set forth in paragraphs D and E above shall be removed by delivery of substitute certificates without any legend if either of these legends are not required for purposes of the Act or this letter. It is understood and agreed that these legends and the stop transfer orders referred to above will be removed if (i) evidence or representations satisfactory to Parent and its Transfer Agent that the Parent Common Stock represented by the certificates are being or have been sold in a transaction made in conformity with the provisions of Rule 145(d) (as that rule may be hereafter amended), (ii) one year shall have elapsed from the date the undersigned acquired the Parent Common Stock in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (iii) two years shall have elapsed from the date the undersigned acquired the Parent Common Stock in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, (iv) Parent has received either an opinion of counsel or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned, or (v) the shares represented by the certificates having such legend(s) are the subject of an effective registration statement under the Act.


                                             ___________________________________
                                             Name:
                                             Title:
Accepted this 27th day of
December, 2005 by

JAG MEDIA HOLDINGS, INC.

By: _________________________________
    Name:
    Title:










                                       3